EXECUTION VERSION
SEVENTH AMENDMENT TO PRIMING FACILITY CREDIT AGREEMENT
This SEVENTH AMENDMENT TO PRIMING FACILITY CREDIT AGREEMENT (this “Amendment”) is entered into as of September 1, 2021 among GTT Communications, Inc., a Delaware corporation (the “Parent Guarantor”), GTT Communications B.V., a company organized under the laws of the Netherlands (the “Borrower”), the Lenders party hereto (which include the Required Lenders) (collectively, the “Consenting Lenders”) and Delaware Trust Company, as the administrative agent (the “Administrative Agent”). Capitalized terms used in this Amendment and not defined herein have the meanings assigned to them in the Credit Agreement (as defined below) referenced below.
WHEREAS, the Parent Guarantor, the Borrower, the Lenders from time to time party thereto and the Administrative Agent have entered into that certain Priming Facility Credit Agreement, dated as of December 28, 2020 (as amended, restated, amended and restated, waived, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Lenders consent to, and the Consenting Lenders have agreed to consent to, the amendments contemplated herein upon the terms and subject to the conditions set forth herein; and
WHEREAS, the Administrative Agent is executing this Amendment at the direction of the Consenting Lenders.
NOW, THEREFORE, in consideration of the premises, agreements, provisions and covenants contained herein, the parties hereto hereby agree as follows:
1.Amendments. As of the Effective Time (as defined below), the Credit Agreement is hereby amended (x) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (y) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Credit Agreement attached as Annex A hereto and made a part hereof for all purposes.
2.Direction of Required Lenders to Administrative Agent.
The undersigned Consenting Lenders (which constitute the Required Lenders) hereby direct the Administrative Agent to enter into this Amendment.
3.Conditions to Effectiveness. This Amendment shall be effective upon satisfaction of each of the following conditions (the date of such effectiveness, the “Effective Time”):
(a)the parties hereto shall have received an executed signature page hereto from each of the Parent Guarantor, the Borrower, the Administrative Agent and the Required Lenders;
(b)the Parent Guarantor and the Borrower shall have paid the reasonable and documented fees, charges and disbursements of (i) Seward & Kissel LLP, counsel to the Administrative Agent, (ii) the Ad Hoc Lender Group Advisors and (iii) the Ad Hoc Noteholder Group Advisors;

EXECUTION VERSION

(c)the Fifth Lender Forbearance Agreement and Consent, dated as of the date hereof, shall have been duly executed and delivered in form and substance satisfactory to the Required Lenders and shall be in full force and effect;
(d)the Amended and Restated Noteholder Forbearance Agreement, dated as of the date hereof, shall have been duly executed and delivered in form and substance satisfactory to the Required Lenders and shall be in full force and effect; and
(e)the Restructuring Support Agreement, dated as of the date hereof, shall have been duly executed and delivered in form and substance satisfactory to the Required Lenders and shall be in full force and effect.
4.Representations and Warranties. To induce the Lenders party hereto to execute and deliver this Amendment, each of the Parent Guarantor and the Borrower represents, warrants and covenants that:
(a)this Amendment has been duly authorized by all necessary corporate or other organizational action and has been duly executed and delivered by the Parent Guarantor and the Borrower and constitutes a legal, valid and binding obligation in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or law);
(b)neither the execution, delivery and performance of this Amendment and all documents and instruments delivered in connection herewith nor the consummation of the transactions contemplated hereby or thereby contravenes, results in a breach of, or violates (i) any provision of the Parent Guarantor or the Borrower’s organizational documents or (ii) any applicable law;
(c)as of the date hereof, no Default or Event of Default has occurred and is continuing; and
(d)the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made (except to the extent any such representation or warranty is qualified by “materiality” or “Material Adverse Effect” or a similar term, in which case such representation and warranty shall be true and correct in all respects).
5.Indemnification. Each of the Consenting Lenders hereby reaffirms all of its obligations under Section 9.09 of the Credit Agreement with respect to the Administrative Agent’s entry into this Amendment and the transactions contemplated hereby. Each of the Parent Guarantor and the Borrower, for itself and on behalf of each other Credit Party, hereby reaffirms all of its obligations under Section 11.02 of the Credit Agreement with respect to the Administrative Agent’s entry into this Amendment and the transactions contemplated hereby. In executing this Amendment, the Administrative Agent shall be entitled to the benefit of every provision of the Credit Agreement relating to the conduct of or affecting the liability of or affording protection to the Administrative Agent.
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6.Miscellaneous. The provisions of Section 11.08(b) through Section 11.08(e), and Sections 11.09, 11.10, 11.19 and 11.21 of the Credit Agreement are incorporated herein mutatis mutandis as if set forth herein. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of electronic records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
7.Effect of Amendment. All of the terms, conditions, representations, warranties and covenants contained in the Loan Documents shall continue in full force and effect, in each case, as expressly modified by this Amendment. This Amendment is a Loan Document. Except as expressly stated herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents.
8.Reaffirmation and Acknowledgement. Each of the Parent Guarantor and the Borrower, by its signature below, hereby (i) consents to the terms hereof and hereby acknowledges and agrees that any Loan Document to which it is a party or otherwise bound shall continue in full force and effect (including, without limitation, the pledge and security interest in any Collateral granted by it pursuant to the Loan Documents), (ii) acknowledges and agrees that the Obligations under the Loan Documents are in all respects continuing, (iii) reaffirms all of its obligations under each of the Loan Documents (as amended hereby) to which it is a party, and (iv) reaffirms its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets constituting Collateral to secure the Obligations and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, the Obligations.
9.Governing Law. THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
10.Release.
(a)Release of Claims; No Defenses.
(i)As of the date of this Amendment, each of the Parent Guarantor and the Borrower, for itself and on behalf of each other Credit Party and each of their respective Subsidiaries (collectively, the “Releasors”), to the fullest extent permitted by law, hereby releases, and forever discharges the Administrative Agent, each Lender and each of its or their respective trustees, officers, directors, participants, beneficiaries, agents, attorneys, affiliates and employees, and the successors and assigns of the foregoing (collectively, the “Released Parties”), from any and all claims, actions, causes of action, suits, defenses, set-offs against the Obligations, and liabilities of any kind or character whatsoever, known or unknown, contingent or matured, suspected or unsuspected, anticipated or unanticipated, liquidated or unliquidated, claimed or unclaimed, in contract or in tort, at law or in equity, or otherwise, including, without limitation, claims or defenses relating to allegations of usury, which relate, in whole or in part, directly or indirectly, to the Loans,
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the Loan Documents, the Obligations, the Collateral or this Amendment, in each case, which existed, arose or occurred at any time prior to the date of this Amendment, including, without limitation, the negotiation, execution, performance or enforcement of the Loan Documents and this Amendment, any claims, causes of action or defenses based on the negligence of any of the Released Parties or on any “lender liability” theories of, among others, unfair dealing, control, misrepresentation, omissions, misconduct, overreaching, unconscionability, disparate bargaining position, reliance, equitable subordination, or otherwise, and any claim based upon illegality or usury (collectively, the “Released Claims”). No Releasor shall intentionally, willfully or knowingly commence, join in, prosecute, or participate in any suit or other proceeding in a position which is adverse to any of the Released Parties, arising directly or indirectly from any of the Released Claims. The Released Claims include, but are not limited to, any and all unknown, unanticipated, unsuspected or misunderstood claims and defenses which existed, arose or occurred at any time prior to the date of this Amendment, all of which are released by the provisions hereof in favor of the Released Parties.
(ii)Each Releasor acknowledges and agrees that it has no defenses, counterclaims, offsets, cross-complaints, causes of action, rights, claims or demands of any kind or nature whatsoever, including, without limitation, any usury or lender liability claims or defenses, arising out of the Loan Documents or this Amendment, that can be asserted either to reduce or eliminate all or any part of any of the Releasors’ liability to the Administrative Agent and the Lenders under the Loan Documents, or to seek affirmative relief or damages of any kind or nature from the Administrative Agent or the Lenders, for or in connection with the Loans or any of the Loan Documents. Each Releasor further acknowledges that, to the extent that any such claim does in fact exist, it is being fully, finally and irrevocably released by them as provided in this Amendment.
(iii)Each Releasor hereby waives the provisions of any applicable laws restricting the release of claims which the releasing parties do not know or suspect to exist as of the date of this Amendment, which, if known, would have materially affected the decision to agree to these releases. Accordingly, each Releasor hereby agrees, represents and warrants to the Administrative Agent and each Lender that it understands and acknowledges that factual matters now unknown may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and each Releasor further agrees, represents and warrants that the releases provided herein have been negotiated and agreed upon, and in light of, that realization and that each Releasor nevertheless hereby intends to release, discharge and acquit the parties set forth hereinabove from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to the Released Claims and all dealings in connection therewith.
(iv)In making the releases set forth in this Amendment, each Releasor acknowledges that it has not relied upon any representation of any kind made by any Released Party.
(v)It is understood and agreed by the Releasors and the Released Parties that the acceptance of delivery of the releases set forth in this Amendment shall not be deemed or construed as an admission of liability by any of the Released Parties and the
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Administrative Agent, on behalf of itself and the other Released Parties, hereby expressly denies liability of any nature whatsoever arising from or related to the subject of such releases.
[Signature Pages Follow]
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EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, as of the date first above written.
GTT COMMUNICATIONS, INC.

By:        /s/ Donna Granato                                    Name: Donna Granato
        Title: Interim Chief Financial Officer

                        GTT COMMUNICATIONS B.V.

By:        /s/ Donna Granato                        Name: Donna Granato
        Title: Director

GTT – Seventh Amendment to Priming Facility Credit Agreement

Acknowledged and agreed to:
DELAWARE TRUST COMPANY,
as Administrative Agent

By:    /s/ Sean Foronjy                            Name: Sean Foronjy
        Title: Vice President

GTT – Seventh Amendment to Priming Facility Credit Agreement

Annex A: Conformed Credit Agreement

[See attached.]

GTT – Seventh Amendment to Priming Facility Credit Agreement

Conformed for First Amendment to Priming Facility Credit Agreement, dated as of February 11, 2021
Second Amendment to Priming Facility Credit Agreement, dated as of March 29, 2021
Third Amendment to Priming Facility Credit Agreement, dated as of May 10, 2021
Fourth Amendment to Priming Facility Credit Agreement, dated as of May 17, 2021
Fifth Amendment to Priming Facility Credit Agreement, dated as of July 12, 2021
Sixth Amendment to Priming Facility Credit Agreement, dated as of August 3, 2021
Seventh Amendment to Priming Facility Credit Agreement, dated as of September 1, 2021
~~EXECUTION COPY~~

PRIMING FACILITY CREDIT AGREEMENT

dated as of
December 28, 2020

among

GTT COMMUNICATIONS, INC.,
as the Parent Guarantor,

GTT COMMUNICATIONS B.V.,
as the Borrower,

THE LENDING INSTITUTIONS NAMED HEREIN,
as Lenders,

and

DELAWARE TRUST COMPANY,
as Administrative Agent
_______________________________________________

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TABLE OF CONTENTS
Page
ARTICLE I.

DEFINITION AND TERMS
ARTICLE II.

THE TERMS OF THE CREDIT FACILITY
ARTICLE III.

INCREASED COSTS, ILLEGALITY AND TAXES

-i-

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Page
ARTICLE IV.

CONDITIONS PRECEDENT

Section 4.01	Conditions Precedent at Closing Date	73
Section 4.02	Conditions Precedent to Drawings of Delayed Draw Term Loans	76
Section 4.03	Conditions Satisfied.	77
ARTICLE V.

REPRESENTATIONS AND WARRANTIES

-ii-

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Page

ARTICLE VI.

AFFIRMATIVE COVENANTS

ARTICLE VII.

NEGATIVE COVENANTS
-iii-

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Page
ARTICLE VIII.

EVENTS OF DEFAULT

Section 8.01	Events of Default	116
Section 8.02	Remedies	118
Section 8.03	Application of Certain Payments and Proceeds	119

ARTICLE IX.

THE ADMINISTRATIVE AGENT
-iv-

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Page
ARTICLE X.

GUARANTY

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Page
ARTICLE XI.

MISCELLANEOUS.

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SCHEDULES
Schedule 1        Lenders and Commitments
Schedule 1.01(a)    Agreed Security Principles
Schedule 1.01(b)    [Intentionally Omitted]
Schedule 1.01(c)    Mortgaged Real Property
Schedule 1.01(d)    Restricted Subsidiaries and Immaterial Subsidiaries
Schedule 1.01(e)    Subsidiary Guarantors
Schedule 1.01(f)    Landing Site
Schedule 1.01(g)    Holding Company Merger
Schedule 5.10        Tax Returns and Payments
Schedule 5.11        Real Property
Schedule 5.15        Intellectual Property
Schedule 5.22        Capitalization / Equity Interests
Schedule 5.25(a)(i)    U.S. Communications Licenses
Schedule 5.25(a)(iii)    Material Compliance Exceptions
Schedule 5.25(a)(v)    Compliance with CALEA, CPNI, USF Requirements
Schedule 5.25(b)(i)    Non-U.S. Communications Licenses
Schedule 5.25(b)(iii)    Material Compliance with Non-U.S. Communications Laws
Schedule 5.25(b)(iv)    Material Compliance with Non-U.S. Equivalents of CALEA, CPNI, USF, Etc.
Schedule 6.15        Post-Closing Obligations
Schedule 7.03        Permitted Liens / Liens in Existence
Schedule 7.03(h)    Key Customers
Schedule 7.04        Permitted Indebtedness
Schedule 7.04(q)    Reimbursement Obligations
Schedule 7.05        Permitted Investments
Schedule 7.08        Limitations on Restrictive Agreements
EXHIBITS
Exhibit A        Form of Note
Exhibit B-1        Form of Notice of Borrowing
Exhibit B-2        Form of Notice of Continuation or Conversion
Exhibit C        Notice of Withdrawal
Exhibit D        [Intentionally Omitted]
Exhibit E        [Intentionally Omitted]
Exhibit F        [Intentionally Omitted]
Exhibit G        Form of Assignment Agreement
Exhibit H        [Intentionally Omitted]
Exhibit I        Form of Intercompany Subordination Agreement
Exhibit J-1    Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not
Partnerships For U.S. Federal Income Tax Purposes)

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Exhibit J-2    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not
Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-3    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships
For U.S. Federal Income Tax Purposes)
Exhibit J-4    Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships
For U.S. Federal Income Tax Purposes)

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This PRIMING FACILITY CREDIT AGREEMENT is entered into as of December 28, 2020 among the following: (i) GTT Communications, Inc., a Delaware corporation (the “Parent Guarantor”); (ii) GTT Communications B.V., a company organized under the laws of the Netherlands (the “Borrower”); (iii) the lenders from time to time party hereto (each, a “Lender” and collectively, the “Lenders”); and (iv) Delaware Trust Company, as the administrative agent (the “Administrative Agent”).
PRELIMINARY STATEMENTS
(1)    The Borrower has requested that the Lenders extend credit to the Borrower in order to provide working capital and funds for other general corporate purposes and other purposes permitted hereunder, including fees and expenses incurred in connection with the Transactions (as hereinafter defined), in the form of Term Loans pursuant to Term Commitments in an aggregate principal amount of $275,000,000, consisting of (a) $100,000,000 aggregate principal amount of Initial Term Loans pursuant to Initial Term Commitments that will be fully funded on or about the Closing Date and (b) $175,000,000 aggregate principal amount of Delayed Draw Term Loans pursuant to Delayed Draw Term Commitments that may be drawn in a single borrowing after the Closing Date upon the terms and conditions set forth herein.
(2)    Subject to and upon the terms and conditions set forth herein, the Lenders are willing to extend credit and make available to the Borrower the credit facilities provided for herein for the foregoing purposes.
AGREEMENT
In consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:
ARTICLE I.

DEFINITION AND TERMS
Section 1.01    Certain Defined Terms. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:
“1934 Act” means the Securities Exchange Act of 1934, as amended.
“2024 Notes” means the Parent Guarantor’s 7.875% senior notes due 2024 in an aggregate principal amount, as of the Closing Date, of $575,000,000.
“2024 Notes Indenture” means the Indenture, dated as of December 22, 2016, among the Parent Guarantor (as successor to GTT Escrow Corporation), the subsidiary guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee, governing the 2024 Notes.
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of any Person,

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or any business or division of any Person, (ii) the acquisition or ownership of in excess of 50% of the Equity Interests of any Person, or (iii) the acquisition of another Person by a merger, consolidation, amalgamation or any other combination with such Person.
“Ad Hoc 2020 EMEA Term Lender Group” means any Lender that, as of the Closing Date, is a party to the Existing Credit Agreement as a “2020 EMEA Term Lender” and that is represented by the Ad Hoc 2020 EMEA Term Lender Group Advisors, a list of which is to be delivered to the Administrative Agent on the Closing Date.
“Ad Hoc 2020 EMEA Term Lender Group Advisors” means Paul, Weiss, Rifkind, Wharton & Garrison LLP.
“Ad Hoc Lender Group” means any Lender that (directly or through one or more of its Affiliates or managed accounts), as of the Closing Date, is a party to the Existing Credit Agreement as a “Lender” and that is represented by the Ad Hoc Lender Group Advisors, a list of which is to be delivered to the Administrative Agent on the Closing Date.
“Ad Hoc Lender Group Advisors” means Milbank LLP and Houlihan Lokey Capital, Inc..
“Ad Hoc Noteholder Group” means any Lender that, as of the Closing Date, is a member of the ad hoc group of holders of 2024 Notes that is represented by the Ad Hoc Noteholder Group Advisors, a list of which is to be delivered to the Administrative Agent on the Closing Date.
“Ad Hoc Noteholder Group Advisors” means Latham & Watkins LLP and Centerview Partners LLC.
“Additional Director” has the meaning provided in Section 6.16(c)(i).
“Additional Observer” has the meaning provided in Section 6.16(c)(i).
“Additional Security Documents” has the meaning provided in Section 6.10(a).
“Adjusted Eurocurrency Rate” means with respect to each Interest Period for a Eurocurrency Loan, the greatest of (A) (i) with respect to any Eurocurrency Loan, the rate per annum equal to the offered rate appearing on Bloomberg Screen US0003M Index Page (or on the appropriate page of any successor to or substitute for such service, or, if such rate is not available, on the appropriate page of any generally recognized financial information service, as selected by the Administrative Agent from time to time) that displays an average ICE Benchmark Administration (or any successor thereto) Interest Settlement Rate at approximately 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Interest Period, for deposits with a maturity comparable to such Interest Period, divided (and rounded to the nearest 1/100th of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of

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Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that if the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Required Lenders, to be the average (rounded to the nearest 1/100th of 1%) of the rates per annum at which deposits in an amount equal to the amount of such Eurocurrency Loan are offered to major banks in the London interbank market at approximately 11:00 A.M. (London time), two (2) Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period and (B) 1.00% per annum. Notwithstanding the foregoing, any rate selected pursuant to the foregoing must be administratively feasible for the Administrative Agent.
“Administrative Agent” has the meaning provided in the first paragraph of this Agreement and includes any successor to the Administrative Agent appointed pursuant to Section 9.11.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person, or, in the case of any Lender that is an investment fund, the investment advisor thereof and any investment fund having the same investment advisor. A Person shall be deemed to control a second Person if such first Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second Person or (ii) to direct or cause the direction of the management and policies of such second Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall in any event be considered an Affiliate of the Parent Guarantor or any of its Subsidiaries.
“Agreed Security Principles” means the principles set forth on Schedule 1.01(a).
“Agreement” means this Priming Facility Credit Agreement, including any exhibits or schedules, as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified.
“Amendment No. 1” means the First Amendment to Priming Facility Credit Agreement dated as of February 11, 2021 among the Parent Guarantor, the Borrower, the Lenders party thereto and the Administrative Agent.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Parent Guarantor or any Subsidiary from time to time concerning or relating to bribery or corruption.
“Anti-Terrorism Law” means the USA Patriot Act, the Bank Secrecy Act, and any other laws and regulations of any U.S. or non-U.S. jurisdiction pertaining to money laundering or terrorism financing, in each case as such law or regulation may be amended from time to time.
“Applicable Lending Office” means, with respect to each Lender, the office designated by such Lender to the Administrative Agent as such Lender’s lending office for all purposes under this

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Agreement. A Lender may have a different Applicable Lending Office for Base Rate Loans and Eurocurrency Loans.
“Approved Bank” has the meaning provided in subpart (ii) of the definition of “Cash Equivalents”.
“Approved Budget” shall mean the Initial Budget for all purposes of this Agreement until superseded by an Updated Budget in accordance with, and to the extent permitted by, Section 6.01(d).
“Approved Cash Equivalents” shall mean any of the types of assets described in clauses (i) – (ix) in the definition of “Cash Equivalents”, to the extent owned by the Parent Guarantor; provided that, in the case of such clause (i) or (ix), such securities shall be limited to those issued, guaranteed and/or insured (as applicable) by any state, commonwealth or territory of the United States.
“Approved Fund” means a fund that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit and that is administered or managed by a Lender or an Affiliate of a Lender or its investment advisor. With respect to any Lender, an Approved Fund shall also include any swap, special purpose vehicle purchasing or acquiring security interests in collateralized loan obligations or any other vehicle through which such Lender may leverage its investments from time to time.
“Asset Sale” means, with respect to any Person, the sale, lease, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, amalgamations and liquidations of a corporation, partnership or limited liability company of the interests therein of such Person) by such Person to any other Person of any of such Person’s assets; provided, that the term Asset Sale specifically excludes the actual or constructive total loss of any property or the use thereof resulting from any Event of Loss.
“Assignment Agreement” means an Assignment Agreement substantially in the form of Exhibit G hereto.
“Authorized Officer” means, with respect to any Person, any of the following officers: the President, the Chief Executive Officer, the Chief Financial Officer, the General Counsel, any Vice President or Assistant Vice President, any Vice President of Finance, the Treasurer, the Assistant Treasurer or the Controller, or any Secretary or Assistant Secretary, or such other officer of such Person as is authorized in writing to act on behalf of such Person. Unless otherwise qualified, all references herein to an Authorized Officer shall refer to an Authorized Officer of the Parent Guarantor.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the

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implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto, as hereafter amended.
“Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the greatest of: (i) the rate of interest published by the Wall Street Journal (or comparable publication or service for publishing the “prime rate”), from time to time, as its “prime rate”; (ii) the Federal Funds Effective Rate in effect from time to time, determined one (1) Business Day in arrears, plus 1/2 of 1% per annum; and (iii) the Adjusted Eurocurrency Rate for Loans denominated in Dollars with a one-month Interest Period on such day plus 1.00%; provided, that the Base Rate shall not be less than 2.00%.
“Base Rate Loan” means any Loan denominated in Dollars bearing interest at a rate based upon the Base Rate in effect from time to time.
“Belgian Tax Obligations” has the meaning assigned thereto in the Approved Budget then in-effect.
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent (at the direction of the Required Lenders) and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Adjusted Eurocurrency Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the Adjusted Eurocurrency Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent (at the direction of the Required Lenders) and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Adjusted Eurocurrency Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Adjusted Eurocurrency Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of

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“Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent (at the direction of the Required Lenders) decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent or the Required Lenders decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent or the Required Lenders determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent (in consultation with the Required Lenders) decides is reasonably necessary in connection with the administration of this Agreement); provided that any such changes shall be administratively feasible for the Administrative Agent.
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the Adjusted Eurocurrency Rate:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Adjusted Eurocurrency Rate permanently or indefinitely ceases to provide the Adjusted Eurocurrency Rate; or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Adjusted Eurocurrency Rate, as determined by the Required Lenders;
(1)    a public statement or publication of information by or on behalf of the administrator of the Adjusted Eurocurrency Rate announcing that such administrator has ceased or will cease to provide the Adjusted Eurocurrency Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Adjusted Eurocurrency Rate;
(2)     a public statement or publication of information by the regulatory supervisor for the administrator of the Adjusted Eurocurrency Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Adjusted Eurocurrency Rate, a resolution authority with jurisdiction over the administrator for the Adjusted Eurocurrency Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Adjusted Eurocurrency Rate, which states that the administrator of the Adjusted Eurocurrency Rate has ceased or will cease to provide the Adjusted Eurocurrency Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Adjusted Eurocurrency Rate; or

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(3)     a public statement or publication of information by the regulatory supervisor for the administrator of the Adjusted Eurocurrency Rate announcing that the Adjusted Eurocurrency Rate is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of, as determined by the Required Lenders, (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Required Lenders by notice to the Borrower, the Administrative Agent and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Adjusted Eurocurrency Rate and solely to the extent that the Adjusted Eurocurrency Rate has not been replaced with a Benchmark Replacement, as determined by the Required Lenders, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Adjusted Eurocurrency Rate for all purposes hereunder in accordance with Section 2.09(i) and (y) ending at the time that a Benchmark Replacement has replaced the Adjusted Eurocurrency Rate for all purposes hereunder pursuant to Section 2.09(i).
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” has the meaning provided in the first paragraph of this Agreement.
“Borrowing” means the incurrence of Term Loans consisting of one Type by the Borrower from all of the Lenders having Term Commitments in respect thereof on a pro rata basis on a given date (or resulting from Conversions or Continuations on a given date), having in the case of Eurocurrency Loans the same Interest Period.
“Business Day” means (i) any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York and Wilmington, Delaware are authorized or required by law to close, or are in fact closed and (ii) with respect to any matters relating to Eurocurrency Loans, any day on which dealings in Dollars are carried on in the London interbank market.
“Business Plan” has the meaning assigned to such term in Section 6.16(c)(v)(B).
“CALEA” means the United States Communications Assistance for Law Enforcement Act, codified at 47 U.S.C. § 1001, et seq.

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“CALEA Requirements” means the CALEA implementation and filing requirements imposed by the FCC on telecommunications carriers in the FCC Rules, including Title 47, Part 1, Subpart Z of the Code of Federal Regulations.
“Canadian Contribution Regime” means the Canadian national revenue-based contribution regime which subsidizes the high cost of residential telephone service in rural and remote parts of Canada and which is established and maintained by the CRTC.
“Canadian Contribution Regime Requirements” means the Canadian Contribution Regime contribution and reporting requirements imposed by the CRTC on telecommunications service providers.
“Canadian Defined Benefit Pension Plan” means any Canadian Pension Plan that contains a “defined benefit provision” as such term is defined in subsection 147.1(1) of the Income Tax Act (Canada).
“Canadian Pension Plan” means any “registered pension plan” as defined under section 248(1) of the Income Tax Act (Canada) that is maintained, sponsored or contributed to by the Parent Guarantor or any Subsidiary of the Parent Guarantor with respect to its employees.
“Canadian Pension Plan Event” means (a) the voluntary full or partial wind up of a Canadian Pension Plan; (b) the institution of proceedings by any Governmental Authority to terminate in whole or in part a Canadian Pension Plan or have an administrator appointed to administer such a Canadian Pension Plan; (c) any other event or condition which might constitute grounds for the termination of, winding up or partial termination of, winding up or the appointment of an administrator to administer, any Canadian Pension Plan; (d) substantial non-compliance with any Canadian Pension Plan’s terms or with the requirements of any and all applicable laws, statutes, rules, regulations and orders; or (e) the creation of any Lien (save for contribution amounts not yet due) with respect to any Canadian Pension Plan.
“Capital Distribution” means, with respect to any Person, a payment made, liability incurred or other consideration given for the purchase, acquisition, repurchase, redemption or retirement of any Equity Interest of such Person or as a dividend, return of capital or other distribution in respect of any of such Person’s Equity Interests.
“Capital Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of that Person.
“Capitalized Lease Obligations” means, with respect to any Person, all obligations under Capital Leases of such Person, without duplication, in each case taken at the amount thereof accounted for as liabilities identified as “capital lease obligations” (or any similar words) on a consolidated balance sheet of such Person prepared in accordance with GAAP.
“Cash Dividend” means a Capital Distribution by a Person payable in cash to the holders of Equity Interests of such Person with respect to any class or series of Equity Interest of such Person.

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“Cash Equivalents” means any of the following:
(i)    securities issued or directly and fully guaranteed or insured by the United States or Canadian governments, a Permissible Jurisdiction, Switzerland or Norway or, in each case, or any agency or instrumentality thereof (provided, that the full faith and credit of such country or such member state is pledged in support thereof) having maturities of not more than one year from the date of acquisition;
(ii)    U.S. dollar denominated time deposits, certificates of deposit and bankers’ acceptances of (x) any Lender, (y) any commercial bank of recognized standing organized under the laws of the United States (or any state thereof or the District of Columbia) and having capital and surplus in excess of $500,000,000 or (z) any commercial bank (or the parent company of such bank) of recognized standing and whose short-term commercial paper rating from S&P is at least A-1, A-2 or the equivalent thereof or from Moody’s is at least P-1, P-2 or the equivalent thereof (any such bank, an “Approved Bank”), in each case with maturities of not more than 360 days from the date of acquisition;
(iii)    commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long-term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within 360 days after the date of acquisition;
(iv)    fully collateralized repurchase agreements entered into with any Lender or Approved Bank having a term of not more than 30 days and covering securities described in clause (i) above;
(v)    investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above;
(vi)    investments in money market funds access to which is provided as part of “sweep” accounts maintained with a Lender or an Approved Bank;
(vii)    investments in industrial development revenue bonds that (A) “re-set” interest rates not less frequently than quarterly, (B) are entitled to the benefit of a remarketing arrangement with an established broker dealer, and (C) are supported by a direct pay letter of credit covering principal and accrued interest that is issued by an Approved Bank;
(viii)    investments in pooled funds or investment accounts consisting of investments of the nature described in the foregoing clause (vii);

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(ix)    securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, any province of Canada, any Permissible Jurisdiction, Switzerland or Norway, or by any political subdivision (including any municipality) or taxing authority thereof, rated at least “A1” (or “Prime-1” or MIG-1 or other then equivalent grade) by Moody’s or at least “A” (or A-l, SP1 or other then equivalent grade) by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and having maturities of not more than two years from the date of acquisition; and
(x)    with respect to any Non-U.S. Subsidiary of the Parent Guarantor that are not organized in the United States, Canada, a Permissible Jurisdiction, Switzerland or Norway, the approximate equivalent of any of clauses (i) through (ix) above in the country in which such Non-U.S. Subsidiary is organized or maintains deposit accounts.
“Cash Proceeds” means, with respect to (i) any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Parent Guarantor or any Subsidiary from such Asset Sale, (ii) any Event of Loss, the aggregate cash payments, including all insurance proceeds and proceeds of any award for condemnation or taking, received in connection with such Event of Loss and (iii) the issuance or incurrence of any Indebtedness, the aggregate cash proceeds received by the Parent Guarantor or any Subsidiary in connection with the issuance or incurrence of such Indebtedness.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. §9601 et seq.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued, and the entry into force of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) on January 1, 2021 shall be deemed not to be a “Change in Law”.
“Change of Control” means:
(i)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the 1934 Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the

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Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of forty percent (40%) or more of the Equity Interests of the Parent Guarantor entitled to vote for members of the board of directors or equivalent governing body of the Parent Guarantor on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); or
(ii)    the occurrence of a change in control, or other similar provisions, under or with respect to any Material Indebtedness incurred pursuant to Sections 7.04(i) and (l).
Notwithstanding the foregoing, any Holding Company Merger permitted under Section 7.02(a)(ii) shall not constitute a Change of Control. For purposes of this definition, (1) no Change of Control shall be deemed to have occurred solely as a result of a transfer of assets among the Parent Guarantor and the Restricted Subsidiaries and (2) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.
“Charged Company” has the meaning provided in Section 6.10(e).
“Charges” has the meaning provided in Section 11.23.
“CIP Regulations” has the meaning provided in Section 9.07.
“Claims” has the meaning set forth in the definition of “Environmental Claims.”
“Closing Date” means December 28, 2020.
“Code” means the Internal Revenue Code of 1986, as amended from time to time. Section references to the Code are to the Code as in effect at the Closing Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.
“Collateral” means the U.S. Collateral and the EMEA Facility Collateral; provided, that notwithstanding the foregoing, the Collateral shall not include any property or other assets that does not secure the EMEA Facility Obligations (as defined in the Existing Credit Agreement on the date hereof) on the date hereof (it being understood that this proviso shall not result in the exclusion of any after-acquired or similar types of Collateral arising after the date hereof).
“Commodities Hedge Agreement” means a commodities contract purchased by the Parent Guarantor or any of its Subsidiaries in the ordinary course of business, and not for speculative purposes, with respect to raw materials necessary to the manufacturing or production of goods in connection with the business of the Parent Guarantor and its Subsidiaries.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

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“Communications” has the meaning provided in Section 9.16(a).
“Competitor” means any competitor of the Parent Guarantor or its Subsidiaries that directly or indirectly is engaged in the same or similar line of business as the Parent Guarantor or its Subsidiaries.
“Compliance Certificate” has the meaning provided in Section 6.01(c).
“Confidential Information” has the meaning provided in Section 11.15(b).
“Confidentiality Agreement” has the meaning assigned thereto in Section 6.01(o).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes, Canadian capital Taxes or branch profits Taxes.
“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Parent Guarantor and its Restricted Subsidiaries on a consolidated basis for the most recently completed Testing Period plus, without duplication, (a) the following to the extent deducted in calculating Consolidated Net Income:
(i)    Consolidated Interest Charges;
(ii)    Consolidated Income Tax Expense;
(iii)    depreciation and amortization expense (including amortization of intangibles, goodwill, debt issue costs and amortization under FAS Rule 123);
(iv)    other expenses reducing such Consolidated Net Income (other than the amortization of deferred costs) which do not represent a cash item in such period or any future period (in each case of or by the Parent Guarantor and its Restricted Subsidiaries for such Testing Period) (including non-cash costs and/or expenses incurred pursuant to any management equity plan, stock option plan or any other stock subscription or shareholder agreement and non-cash charges, losses and expenses relating to the impairment of goodwill);
(v)    extraordinary, unusual or nonrecurring non-cash charges or non-cash expenses incurred during such Testing Period;
(vi)    any provision for the reduction in the carrying value of assets recorded in accordance with GAAP and any non-cash gains (or losses) resulting from mark to market activity as a result of the implementation of Statement of Financial Accounting Standards 133, “Accounting for Derivative Instruments and Hedging Activities” (including specifically any non-cash charge in warrant fair market value or other non-cash compensation);
(vii)    any effect of any purchase accounting adjustments in connection with any permitted Investment or permitted Asset Sale;

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(viii)    any non-recurring fees and expenses (or any amortization thereof) (including fees of counsel) related to Investments, debt issuances (including amendments and waivers in connection with any such debt issuances), equity issuances or Asset Sales;
(ix)    any financial advisory fees, financing arrangement fees, accountant fees, legal fees, rating agency fees, transfer or mortgage recording taxes and other out-of-pocket expenses of Parent Guarantor or any of its Restricted Subsidiaries (including expenses of third parties paid or reimbursed by Parent Guarantor or any of its Restricted Subsidiaries) incurred directly in connection with the Loan Documents and the Credit Facility, any permitted debt issuance, the establishment of rate management transactions permitted under the Loan Documents, and any amendments to any of the foregoing, including any refinancing transaction or any amendment or other modification of any debt instruments, including amendment fees and consent fees;
(x)    cash synergies, cost savings, operating expense reductions, other operating improvements, initiatives and other pro forma adjustments to actual historical Consolidated EBITDA in connection with the Transactions or any Specified Transaction, to the extent they are (a) consistent with Regulation S-X of the United States Securities and Exchange Commission, or (b) projected by a financial officer in good faith to be reasonably anticipated to be realizable within eighteen (18) months of the Transactions or such Specified Transaction; provided, that such synergies, cost savings, reductions, improvements, initiatives and other pro forma adjustments (A) shall be directly attributable to the Transactions or such Specified Transaction, (B) shall be factually supportable and (C) shall be reasonably identifiable; and provided, further, that all such amounts under this clause (x)(b), together with any add-backs pursuant to clause (xi), shall not exceed 25% of Pro Forma EBITDA for such period prior to the adjustments for clauses (x)(b) and (xi) in the aggregate;
(xi)    restructuring and similar cash charges and costs, severance, relocation costs, integration and facilities opening costs and other business optimization expenses, signing costs, retention or completion bonuses, recruiting costs, transition costs, costs related to closure/consolidation of facilities and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), including any one time expense relating to enhanced accounting function or other transaction costs, provided, that such amounts added back under this clause (xi), together with any add-backs pursuant to clause (x)(b), shall not exceed 25% of Pro Forma EBITDA for such period prior to the adjustments for clauses (x)(b) and (xi) in the aggregate;
(xii)    charges, losses or expenses to the extent indemnified, insured, reimbursed or reimbursable or otherwise covered by a third party (to the extent expected to be received by the Parent Guarantor or any Restricted Subsidiary within 365 days);
(xiii)    currency translation losses (or any currency hedging losses) for such period; and
(xiv)     any loss on early extinguishment of Indebtedness or Swap Obligations;

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minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) all non-cash items increasing Consolidated Net Income other than amounts constituting amortization of deferred revenue (in each case of or by the Parent Guarantor and its Restricted Subsidiaries for such Testing Period), (ii) any deferred income tax benefits and (iii) any interest income.
“Consolidated Income Tax Expense” means, for any period, all provisions for federal, state, local and foreign income taxes of the Parent Guarantor or any of its Restricted Subsidiaries (including any additions to such taxes, and any penalties and interest with respect thereto, and including any franchise taxes to the extent based upon income).
“Consolidated Interest Charges” means, for any Testing Period, the sum of (a) all cash interest payments, in each case to the extent paid, or required to be paid, in cash and treated as interest in accordance with GAAP and (b) the portion of rent expense under Capital Leases that is treated as interest in accordance with GAAP, in each case, of or by the Parent Guarantor and its Restricted Subsidiaries on a consolidated basis for the most recently completed Testing Period; provided, that Consolidated Interest Charges shall not include any upfront fees in connection with any issuance of Indebtedness, any agent fees and any expenses in connection with any issuance or amendment of Indebtedness (whether or not consummated).
“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Parent Guarantor and its Restricted Subsidiaries on a consolidated basis for the most recently completed Testing Period; provided, that Consolidated Net Income shall exclude (a) extraordinary gains and losses for such Testing Period, (b) any net gain or loss arising from the sale of capital assets or discontinuation of operations, (c) any net gain or loss arising from any write-up or write-down of assets for such Testing Period, (d) non-cash gains or losses resulting from fluctuations in currency exchange rates and (e) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its Organizational Documents or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Restricted Subsidiary.
“Consolidated Total Debt” means the sum (without duplication) of all Indebtedness of the type described in clauses (i), (iv) (but only to the extent that any such letter of credit has been drawn and not been reimbursed within two (2) Business Days or cash collateralized), (vii), (ix) (to the extent funded) and (xii) of the definition thereof of the Parent Guarantor and its Restricted Subsidiaries, all as determined on a consolidated basis in accordance with GAAP; provided, that purchase-price adjustments and earn-outs in connection with any permitted Investment shall not constitute Indebtedness for purposes of this definition.
“Consolidated Total Net Leverage Ratio” means, as of any date, the ratio of (i) Consolidated Total Debt on such date, minus the aggregate amount of Qualified Cash as of such date to (ii) Pro Forma EBITDA for the most recently ended Testing Period.
“Continue,” “Continuation” and “Continued” each refers to a continuation of a Eurocurrency Loan for an additional Interest Period as provided in Section 2.10.

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“Convert,” “Conversion” and “Converted” each refers to a conversion of Loans of one Type into Loans of another Type.
“CPNI Requirements” means the implementation, reporting and certification requirements regarding Customer Proprietary Network Information that are imposed by the FCC on telecommunications carriers and VoIP providers in the FCC Rules, including Title 47, Part 64, Subpart U of the Code of Federal Regulations. The term “Customer Proprietary Network Information” has the meaning given to such term in Section 222(h)(1) of the U.S. Communications Act.
“Credit Facility” mean the credit facility established under this Agreement pursuant to which each Lender with a Term Commitment shall make a Term Loan to the Borrower pursuant to such Term Commitment of such Lender.
“Credit Facility Exposure” means, for any Lender at any time, the outstanding aggregate principal amount of the Term Loan made by such Lender, if any.
“Credit Party” means each U.S. Credit Party and each Non-U.S. EMEA Credit Party.
“CRTC” means the Canadian Radio-television and Telecommunications Commission.
“Debtor Relief Laws” means the Bankruptcy Code and any other federal, state, provincial, or foreign bankruptcy or insolvency law, each as now and hereinafter in effect, any successors to such statutes, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise), judicial management, administration, examinership or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and any law permitting a debtor to obtain a stay or a compromise or arrangement of the claims of its creditors (including any applicable corporate law relating to arrangements, compromises, reorganizations or restructuring which permits a debtor to seek a compromise or arrangement of a corporation’s debts or a stay of proceedings to enforce any claims of such corporation’s creditors against it).
“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.
“Default Rate” means, for any day, (i) with respect to any Loan, a rate per annum equal to 2% per annum above the interest rate that is or would be applicable from time to time to such Loan pursuant to Section 2.09(a) or Section 2.09(b), as applicable and (ii) with respect to any other amount, a rate per annum equal to 2% per annum above the rate that would be applicable to Term Loans that are Base Rate Loans pursuant to Section 2.09(a).
“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding

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(each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of a proceeding under the Bankruptcy Code or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, in each case, which is still in effect or (iii) become the subject of a Bail-In Action (in each of clauses (i), (ii) and (iii), such Lender or Borrower has provided the Administrative Agent with written notice of same); provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) upon delivery of written notice of such determination to the Parent Guarantor and each Lender.
“Deferred Acquisition Obligations” has the meaning provided in Section 7.04(j).
“Delayed Draw Commitment Termination Date” means the earliest to occur of (a) November 30, 2021, (b) the Maturity Date, (c) the date the Delayed Draw Term Commitments are permanently reduced to zero pursuant to Section 2.03 and (d) the date of termination of the Commitments pursuant to Section 8.02.
“Delayed Draw Loan Exposure” means, with respect to any Lender, as of any date of determination, such Lender’s unused outstanding Delayed Draw Term Commitment and the outstanding principal amount of the Delayed Draw Term Loans made by such Lender.

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“Delayed Draw Term Commitment” means, with respect to each Lender, the amount, if any, set forth opposite such Lender’s name in Schedule 1 hereto as its “Delayed Draw Term Commitment” on the Closing Date or in the case of any Lender that becomes a party hereto pursuant to an Assignment Agreement, the amount set forth in such Assignment Agreement, as such commitment may be reduced or increased from time to time as a result of assignments to or from such Lender pursuant to Section 11.06. As of the Closing Date, the aggregate amount of Delayed Draw Term Commitments is $175,000,000.
“Delayed Draw Term Lender” means a Lender with a Delayed Draw Term Commitment or an outstanding Delayed Draw Term Loan.
“Delayed Draw Term Loan” has the meaning set forth in Section 2.03(b).
“Deposit Account” has the meaning assigned to such term in Article 9 of the UCC.
“Designated Securities Account” means the account of the Parent Guarantor held with the Securities Intermediary and subject to a valid, perfected first priority security interest in favor of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Required Lenders in which certain proceeds of the Delayed Draw Term Loan shall be invested and held in accordance with this Agreement.
“Directed Divestment” means (i) putting, on one or more occasions, any or all of Interoute German Assets (including any equity of the Interoute German Entities) into trust or otherwise subject to the control and/or management by any Person independent of the Parent Guarantor and its Subsidiaries (any, a “Directed Divestment In Trust”) and (ii) any other transfers, conveyances, sales or other dispositions of any or all of the Interoute German Assets, in any case, at the direction  (including any order, rule or similar action and, in connection with any Directed Investment In Trust, any request) of the German Federal Ministry for Economic Affairs and Energy (Bundesministeriums für Wirtschaft und Energie) (“BMWi”) or other agency of the German Federal government under or in connection with the German Foreign Trade and Payments Ordinance (Außenwirtschaftsverordnung - AWV) (“AWV”) or other German Federal statute.
“Disqualified Equity Interests” means any Equity Interest that (a) by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than, subject to clause (d) below, a sale of such Person or Subsidiary, or a “change of control”), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or other Indebtedness or (ii) any Equity Interest referred to in clause (a) above, in each case at any time on or prior to the date that is 91 days after the Maturity Date, (c) requires Cash Dividend payments prior to the date that is 91 days after the Maturity Date, or (d) provides the holders of such Equity Interests with any rights to receive any cash upon the occurrence of a change of control prior to the date on which the Obligations have been irrevocably paid in full, unless the rights to receive such cash are

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contingent on either (x) the Obligations being irrevocably paid in full or (y) the Required Lenders having consented to the change of control giving rise to the right to receive such payment.
“Disqualified Lender” means (i) any Person designated as a “Disqualified Lender” by the Borrower by written notice delivered to the Administrative Agent, the Ad Hoc Lender Group Advisors, the Ad Hoc Noteholder Group Advisors and the Ad Hoc 2020 EMEA Term Lender Group Advisors prior to Closing Date, (ii) any Competitor (other than any Person that is a bona fide debt fund or investment fund that is engaged in making, purchasing, holding or otherwise investing in commercial loans or similar extensions of credit in the ordinary course of business) that has been identified by name in writing to the Administrative Agent from time to time and (iii) any of such Persons’ Affiliates to the extent such Affiliates (x) are clearly identifiable as Affiliates based solely on the similarity of such Affiliates’ names or (y) are identified by name in writing by the Borrower to the Administrative Agent from time to time (other than, in the case of any Affiliate of a Person described in clause (ii), a bona fide debt fund or investment fund that is engaged in making, purchasing, holding or otherwise investing in commercial loans or similar extensions of credit in the ordinary course of business); provided, that the Borrower may supplement such lists with respect to clauses (ii) and (iii) from time to time after the Closing Date (with the consent of the Required Lenders (such consent not to be unreasonably withheld)). Notwithstanding anything contained herein, (x) the Administrative Agent shall be permitted to provide the list of Disqualified Lenders and any supplements thereto to any Lender upon such Lender’s request in connection with the proposed assignment of any Loans or Commitments and/or sale of participations and (y) in no event shall any such supplement or update apply retroactively to disqualify any Persons that have previously acquired an assignment (or entered into a binding confirmation for the acquisition of an assignment) or participation interest in the Loans or Commitments that was otherwise permitted prior to such permitted supplement or update.
“Dollar Amount” means at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount expressed in a foreign currency, such amount converted to Dollars pursuant to Section 1.04(b).
“Dollars,” “U.S. Dollars” and the sign “$” each means lawful money of the United States.
“Dutch Civil Code” means the Dutch Civil Code (Burgerlijk Wetboek).
“Early Opt-in Election” means the occurrence of:
(1)     a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.09(i) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Adjusted Eurocurrency Rate, and
(2)     the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision by the Required Lenders of written notice of such election to the Administrative Agent and the Borrower.

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“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund, and (iv) any other Person (other than a natural Person) approved by (A) the Administrative Agent and (B) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed (and, other than with respect to any prospective assignment or transfer to a Disqualified Lender, the Borrower shall be deemed to have consented if it fails to object to any assignment within five (5) Business Days after it received written notice thereof)); provided, however, no such approval of the Administrative Agent or the Borrower shall be required in connection with assignments to any Lender under the Credit Facility or any Affiliate thereof and no such approval of the Borrower shall be required in connection with assignments (x) to any Lender under the Existing Credit Agreement or any Affiliate thereof or (y) to the extent in connection with any initial syndication of the Commitments, to any holder of 2024 Notes or any Affiliate thereof; and, provided, further, that notwithstanding the foregoing, “Eligible Assignee” shall not include (x) the Parent Guarantor or any of the Parent Guarantor’s Affiliates or Subsidiaries, (y) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (y) or (z) any Disqualified Lender, unless the Borrower has otherwise consented, provided, that (A) such consent of the Borrower shall not be required for assignments to a Disqualified Lender if a Specified Event of Default has occurred and is continuing and (B) no assignment shall be made to a Disqualified Lender that is a Competitor without the consent of the Borrower under any circumstances.
“Eligible Participant” means any financial institution; provided, however, that notwithstanding the foregoing, “Eligible Participant” shall not include (x) the Parent Guarantor or any of the Parent Guarantor’s Affiliates or Subsidiaries, (y) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (y), or (z) any Disqualified Lender, unless the Borrower has otherwise consented; provided, further, that (A) such consent of the Borrower shall not be required for sale of a participation to a Disqualified Lender if a Specified Event of Default has occurred and is continuing and (B) no sale of a participation shall be made to a Disqualified Lender that is a Competitor without the consent of the Borrower under any circumstances.

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“EMEA Facility Collateral” means the “Collateral” (or equivalent term) as defined in any applicable EMEA Facility Security Document, together with any other assets (whether Real Property or personal property) pledged pursuant to any EMEA Facility Security Document.
“EMEA Facility Security Documents” means any Non-U.S. Security Agreement, each Additional Security Document, each Mortgage, any UCC financing statement, and any similar filings and any document pursuant to which any Lien is granted or perfected by any Credit Party to the Administrative Agent as security for any of the Non-U.S. EMEA Credit Party Obligations.
“EMEA Ratio Debt Cap” means a cap of $25,000,000.
“Environmental Claims” means any and all regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter “Claims”), including (i) any and all Claims by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to the environment.
“Environmental Law” means any applicable Federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial interpretation thereof, including any judicial or administrative order, consent decree or judgment issued to or rendered against the Parent Guarantor or any of its Subsidiaries relating to the protection of the environment or employee health and safety, or to Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. § 5101 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state, provincial and local or foreign counterparts or equivalents, in each case as amended from time to time.
“Equity Interest” means with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting) of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will Equity Interest include any debt securities convertible or exchangeable into equity unless and until actually converted or exchanged or any Permitted Convertible Indebtedness Call Transactions.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are

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to ERISA, as in effect at the Closing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.
“ERISA Affiliate” means, in respect of a U.S. Plan, each Person (as defined in Section 3(9) of ERISA), which together with the Parent Guarantor or a Subsidiary of the Parent Guarantor, would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) or 4001(b)(i) of ERISA.
“ERISA Event” means, in respect of a U.S. Plan: (i) that a Reportable Event has occurred with respect to any U.S. Plan; (ii) the institution of any steps by the Parent Guarantor or any Subsidiary, any ERISA Affiliate, the PBGC or a plan administrator to terminate any U.S. Plan or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a U.S. Plan; (iii) the institution of any steps by the Parent Guarantor or any Subsidiary or any ERISA Affiliate to withdraw from any Multi-Employer Plan or Multiple Employer Plan, if such withdrawal would be reasonably likely to result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA or in Section 4063 of ERISA) in excess of $1,000,000; (iv) a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code in connection with any U.S. Plan; (v) that a U.S. Plan has Unfunded Benefit Liabilities exceeding $1,000,000; (vi) the cessation of operations at a facility of the Parent Guarantor or any Subsidiary or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (vii) the conditions for imposition of a Lien under Section 303(k) of ERISA shall have been met with respect to a U.S. Plan; (viii) the adoption of an amendment to a U.S. Plan requiring the provision of security to such U.S. Plan pursuant to Section 206(g) of ERISA; (ix) a notice received by Parent Guarantor or any Subsidiary or any ERISA Affiliate indicating that a Multiemployer Plan is subject to termination under Section 4041A of ERISA or insolvency under Section 4245 of ERISA; (x) any material increase in the contingent liability of the Parent Guarantor or any Subsidiary with respect to any post-retirement welfare liability; or (xi) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro”, “Eurocurrency” and the sign “€” each means the single currency of any member state of the European Union that adopts or has adopted, and in each case continues to adopt, the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Eurocurrency Loan” means at any date each Loan bearing interest at a rate based upon the Adjusted Eurocurrency Rate.
“European Insolvency Regulation” has the meaning provided in Section 5.18.
“Event of Default” has the meaning provided in Section 8.01.

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“Event of Loss” means, with respect to any property, (i) the actual or constructive total loss of such property or the use thereof resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a portion of such property from any casualty or similar occurrence whatsoever, (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any property, or (iv) in the case of any property located upon a leasehold, the termination or expiration of such leasehold.
“Excluded Subsidiary” means (i) any Unrestricted Subsidiary solely to the extent in existence as of the Closing Date, (ii) any Immaterial Subsidiary other than, at the option of the Borrower, any Immaterial Subsidiary designated by the Borrower as a Subsidiary Guarantor, (iii) any bona fide joint venture entered into for legitimate business purposes, (iv) any Subsidiary that is prohibited or restricted by applicable law, rule or regulation or by any contractual obligation existing on the Closing Date and disclosed to the Administrative Agent in writing (or, if later, existing on the date such Subsidiary becomes a Restricted Subsidiary, so long as such contractual restriction was not created in contemplation of the provision of a guaranty) from guaranteeing the Obligations or which would require consent, approval, license or authorization from any Governmental Authority to provide a guarantee unless such consent, approval, license or authorization has been received, after giving effect to the anti-assignment provision of the UCC and other applicable law, (v) captive insurance companies, (vi) not-for-profit Subsidiaries and (vii) any Non-U.S. Subsidiary that is not required to become a Subsidiary Guarantor pursuant to the Agreed Security Principles.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, Canadian capital Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Commitment (or in the case of a Loan not funded pursuant to a prior Commitment, an applicable interest in such Loan) pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.05) or (ii) such Lender changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 3.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its Applicable Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.03(g), (d) any withholding Taxes imposed under FATCA, (e) any Canadian withholding Tax resulting from (i) such Recipient not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with any Credit Party at the time of making such payment, or (ii) such Recipient being, or not dealing at arm’s length with, a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of a Credit Party at the time of such payment (in each case, other than where the non-arm’s length relationship arises, or where the Recipient is a “specified shareholder” or does not deal at arm’s length with a “specified shareholder”), (f) Taxes assessed on a Recipient under the laws of the

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Netherlands, if and to the extent such Taxes become payable as a result of such Recipient having a substantial interest (aanmerkelijk belang) as defined in the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001) in a Credit Party and (g) Taxes imposed by the Netherlands pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021), in each case on account of the Recipient having executed, delivered, become a party to, received payments under or received or perfected a security interest under or received or enforced any rights under or in respect of this Agreement or any Loan Document, but, for the avoidance of doubt, shall not include any Swiss Withholding Tax.
“Existing Agent” means KeyBank National Association, as the administrative agent under the Existing Credit Agreement and its successors and assigns.
“Existing Credit Agreement” means the Credit Agreement, dated as of May 31, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the Parent Guarantor and the Borrower, as borrowers, the lenders party thereto from time to time and the Existing Agent.
“Existing Credit Agreement Amendment” means the Amendment No. 4 to Credit Agreement and Consent, dated as of the Closing Date, by and among the Parent Guarantor, the Borrower, the Subsidiaries of the Parent Guarantor party thereto, the lenders party thereto and the Existing Agent.
“Existing Infrastructure Sale Agreement” means that certain Sale and Purchase Agreement, dated October 16, 2020 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time but without giving effect to any amendment, waiver, supplement or other modification that is materially adverse to the Lenders to which the Required Lenders hereunder have not agreed to in writing (which may be by e-mail from the Ad Hoc Lender Group Advisors)), between the Parent Guarantor, Global Telecom and Technology Holdings Ireland Limited, Hibernia NGS Limited, GTT Holdings Limited and Cube Telecom Bidco Limited.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any applicable intergovernmental agreements with respect thereto (including any applicable law implementing such agreements) and any current or future regulations or official interpretations thereof.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“FCC” means the United States Federal Communications Commission and any successor thereto.
“FCC Rules” means Title 47 of the Code of Federal Regulations, as may be amended or supplemented from time to time, and FCC decisions, policies, reports and orders issued pursuant to the adoption of such regulations.

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“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Required Lenders.
“Fee Letter” means the Fee Letter, dated as of December 28, 2020 (as amended, supplemented or modified), among the Borrower and the Administrative Agent.
“Financial Officer” means the chief executive officer, the president or the chief financial officer of the Parent Guarantor.
“Fitch” means Fitch Ratings Inc. and its successors.
“Flood Hazard Property” means any Real Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.
“Forbearance Agreements” means the Lender Forbearance Agreement and the Noteholder Forbearance Agreement.
“Foreign Lender” means a Lender that is resident or organized under the laws of a jurisdiction other than the United States, any State thereof, or the District of Columbia.
“Funding Conditions Provision” means the provisions set forth in Section 6.10(e).
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
“German Tax Obligations” means all amounts payable pursuant to one or more assessments by the German tax authorities including by the German Federal Central Tax Office (Bundeszentralamt für Steuern) in respect of the taxation year ended December 31, 2018.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning provided in Section 11.06(f).
“Guarantor” means each U.S. Credit Party and each Non-U.S. Subsidiary Guarantor.

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“Guaranty Agreements” means, collectively, the U.S. Subsidiary Guaranties and any Non-U.S. Subsidiary Guaranties.
“Guaranty Obligations” means as to any Person (without duplication) any obligation of such Person guaranteeing any Indebtedness (“primary Indebtedness”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent: (i) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefore; (ii) to advance or supply funds for the purchase or payment of any such primary Indebtedness or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness; or (iv) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, provided, however, that the definition of “Guaranty Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).
“Hazardous Materials” means (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or would become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous wastes,” “restrictive hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar meaning and regulatory effect, under any applicable Environmental Law.
“Hedge Agreement” means (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar interest rate management agreement or arrangement, (ii) any currency swap or option agreement, foreign exchange contract, forward currency purchase agreement or similar currency management agreement or arrangement or (iii) any Commodities Hedge Agreement. For the avoidance of doubt, any Permitted Equity Derivatives will not constitute obligations in respect of any Hedging Agreement.
“Hedging Obligations” means all obligations of any Credit Party under and in respect of any Hedge Agreements.
“Hibernia Atlantic Cable System” means Hibernia Atlantic Cable System Limited, a private company limited by shares incorporated under the laws of Ireland.
“Hibernia Express Entities” means, collectively, Hibernia Express (Ireland) Limited, a private company limited by shares incorporated under the laws of Ireland, Hibernia Express (UK) Limited, a

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private limited liability company incorporated in England and Wales, and Hibernia Express (Canada) Limited, a limited company incorporated under the laws of the Province of Nova Scotia.
“Holding Company Merger” means the merger of the Parent Guarantor into a wholly-owned, indirect subsidiary of the Parent Guarantor in accordance with Delaware General Corporation Law Section 251(g), with the Parent Guarantor as the surviving corporation of such merger, pursuant to which the Parent Guarantor becomes a wholly owned subsidiary of a corporation organized under the United States (“New Parent”) described in Schedule 1.01(g).
“Immaterial Subsidiary” means, on any date, any Restricted Subsidiary of the Parent Guarantor (a) that has been designated as an “Immaterial Subsidiary” pursuant to a written notice delivered by the Parent Guarantor to the Administrative Agent (or identified in this definition) from time to time and (b) that did not, as of the last day of the most recently ended Testing Period, have (i) individually, either (A) assets with a value in excess of 5.0% of total assets of, or (B) revenues in an amount in excess of 5.0% of the total revenues of, the Parent Guarantor and its Restricted Subsidiaries (or in the case of any non-U.S. Subsidiary of the Parent Guarantor, in excess of 5.0% of the total revenues or assets, as applicable, of all non-U.S. Subsidiaries of the Parent Guarantor, collectively) on a consolidated basis for the most recently ended Testing Period or (ii) collectively, with all other Restricted Subsidiaries designated as Immaterial Subsidiaries pursuant to this definition that would otherwise be required to be Subsidiary Guarantors, either (A) assets with a value in excess of 10.0% of total assets of, or (B) revenues in an amount in excess of 10.0% of the total revenues of, the Parent Guarantor and its Restricted Subsidiaries (or in the case of any non-U.S. Subsidiary of the Parent Guarantor, in excess of 10.0% of the total revenues or assets, as applicable, of all non-U.S. Subsidiaries of the Parent Guarantor, collectively) on a consolidated basis for the most recently ended Testing Period. As of the Closing Date, the Immaterial Subsidiaries are listed on Schedule 1.01(d). For the avoidance of doubt, any Person that becomes a Subsidiary Guarantor hereunder shall cease to be an Immaterial Subsidiary for purposes of this definition.
“Indebtedness” of any Person means without duplication:
(i)    all indebtedness of such Person for borrowed money;
(ii)    all indebtedness evidenced by bonds, notes, debentures, loan agreements and similar debt securities of such Person;
(iii)    the deferred purchase price of capital assets or services that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person;
(iv)    the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder;
(v)    all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances;

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(vi)    all indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed;
(vii)    all Capitalized Lease Obligations and Purchase Money Indebtedness of such Person;
(viii)    the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such Person;
(ix)    [reserved];
(x)    [reserved];
(xi)    all net obligations of such Person under Hedge Agreements;
(xii)    all Disqualified Equity Interests of such Person;
(xiii)    the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts;
(xiv)    purchase price adjustments or earn-outs related to any permitted Investment, to the extent such adjustment or earn-out would be shown on the liability side of the balance sheet Person in accordance with GAAP; and
(xv)    all Guaranty Obligations of such Person;
provided, however, that (a) neither trade payables (other than trade payables outstanding for more than 90 days after the date such trade payables were created), deferred revenue, taxes nor other similar accrued expenses, in each case arising in the ordinary course of business, shall constitute Indebtedness; and (b) the Indebtedness of any Person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such Person is a general partner) to the extent such Person is liable thereon as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such Person is not liable thereon.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning provided in Section 11.02.
“InfraCo” means the Person(s) operating the Infrastructure Business after giving effect to the consummation of the Transaction (as defined in the Existing Infrastructure Sale Agreement).

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“Infrastructure Business” means the business of the Parent Guarantor and/or its Restricted Subsidiaries of providing Pan-European, North American, sub-sea and trans-Atlantic fiber network and data center infrastructure services to customers.
“Infrastructure Reorganization” means (i) at any time during the effectiveness of the Existing Infrastructure Sale Agreement, the consummation of the Reorganisation (as defined in the Existing Infrastructure Sale Agreement) and/or any other internal reorganization that is undertaken in connection with or related to the Reorganisation (as defined in the Existing Infrastructure Sale Agreement) for the primary purpose of efficiently separating the Infrastructure Business in preparation for the sale of the Infrastructure Business to a third party, in each case, in whole or in part, and in compliance with the Infrastructure Reorganization Principles and (ii) at any time during the effectiveness of a Replacement Infrastructure Sale Agreement, the consummation of any internal corporate reorganization by the Parent Guarantor and/or its Subsidiaries, in whole or in part, that is undertaken for the primary purpose of efficiently separating the Infrastructure Business in preparation for the sale of the Infrastructure Business to a third party, as determined in good faith by the Parent Guarantor and that is in compliance with the Infrastructure Reorganization Principles.
“Infrastructure Reorganization Principles” means, if any asset constituting Collateral is transferred to a Subsidiary that is organized or incorporated under the laws of Canada, the Cayman Islands, Germany, Ireland, the Netherlands, Sweden, Switzerland, the United Kingdom or the United States pursuant to an Infrastructure Reorganization then, (i) such Subsidiary shall (x) be a Guarantor at the time of such transfer or (y) become a Guarantor in the manner set forth in Section 6.09(b) and (ii) such asset shall become Collateral as soon as practicable thereafter; provided that no Infrastructure Reorganization shall result in all or substantially all of the Collateral being released from the security interest of the Administrative Agent or a material impairment of the security interest of the Administrative Agent in the Collateral, taken as a whole.
“Infrastructure Sale Agreement” means (a) at any time that the Existing Infrastructure Sale Agreement is in effect, the Existing Infrastructure Sale Agreement and (b) at any time after the Existing Infrastructure Sale Agreement is terminated, any Replacement Infrastructure Sale Agreement that is in effect at such time.
“Initial Budget” has the meaning provided in Section 4.01(xi).
“Initial Term Commitment” means, with respect to each Lender, the amount, if any, set forth opposite such Lender’s name in Schedule 1 hereto as its “Initial Term Commitment” on the Closing Date or in the case of any Lender that becomes a party hereto pursuant to an Assignment Agreement, the amount set forth in such Assignment Agreement, as such commitment may be reduced from time to time as a result of assignments to or from such Lender pursuant to Section 11.06. As of the Closing Date, the aggregate amount of Initial Term Commitments is $100,000,000.
“Initial Term Lender” means a Lender with an Initial Term Commitment and/or an outstanding Initial Term Loan, as the context may require.

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“Initial Term Loan” has the meaning provided in Section 2.03(a).
“Insolvency Event” means, with respect to any Person:
(i)    the commencement of a voluntary case by such Person under the Bankruptcy Code or the seeking of relief by such Person under any Debtor Relief Law or analogous law in any jurisdiction outside of the United States;
(ii)    the commencement of an involuntary case against such Person under the Bankruptcy Code, any Debtor Relief Law or any analogous law in any jurisdiction outside of the United States and the petition is not controverted or dismissed within 60 days after commencement of the case and where an “involuntary case” will be construed to include any filing, application, process or proceeding under any Debtor Relief Law initiated or commenced by a Person other than such Person;
(iii)    a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of such Person;
(iv)    such Person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, administrative receiver, receiver-manager, administrator, judicial manager, mandataire ad hoc, conciliateur, compulsory manager, custodian, trustee, monitor, conservator or liquidator (collectively, a “conservator”) of such Person or all or any substantial portion of its property) any other proceeding under any Debtor Relief Law or similar law of any jurisdiction whether now or hereafter in effect relating to such Person (other than pursuant to a transaction permitted by Section 7.02(i));
(v)    any such proceeding of the type set forth in clause (iv) above is commenced against such Person to the extent such proceeding is consented to by such Person or remains undismissed for a period of 60 days;
(vi)    such Person is adjudicated insolvent or bankrupt, or is deemed to, or is declared to, be unable to pay its debts under applicable law;
(vii)    any order of relief or other order approving any such case or proceeding is entered;
(viii)    such Person makes any compromise or arrangement with or general assignment for the benefit of creditors, or generally does not pay its debts as such debts become due;
(ix)    a moratorium is declared in respect of any indebtedness of any such Person. If a moratorium occurs, the ending of the moratorium will not remedy an Event of Default caused by that moratorium;
(x)    in the case of any Person organized under the laws of in Germany is overindebted within the meaning of section 19 of the German Insolvency Code (Insolvenzordnung);

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(xi)    in the case of any Person organized under the laws of Singapore, and in addition to any of the events in clauses (i) through (ix) above, any corporate action, legal proceedings or other procedure or step is taken in relation to the suspension of payments a moratorium of any indebtedness or winding-up of such Person; or
(xii)    in the case of any Person organized under the laws of the Netherlands, and in addition to any of the events in clauses (i) through (ix) above, the occurrence or commencement of any bankruptcy (faillissement), administration (onderbewindstelling), moratorium (surseance van betaling) and any other event whereby such Person is limited in the right to dispose of its assets and which includes a Dutch entity having filed a notice under Section 36 of the Dutch Tax Collection Act (Invorderingswet 1990) or Section 60 of the Dutch Social Insurance Financing Act (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Dutch Tax Collection Act.
For purpose of this definition, (a) a winding-up, administration or dissolution with respect to a Person organized under the laws of the Netherlands, include such person being declared bankrupt (failliet verklaard) or dissolved (ontbonden), (b) a liquidator includes a curator, (c) an administrator includes a bewindvoerder, and (d) a receiver or an administrative receiver does not include a curator.
“Intellectual Property” has the meaning provided in the U.S. Security Agreement (or, as it relates to any non-U.S. property, the applicable Security Document).
“Intercompany Subordination Agreement” means the Intercompany Subordination Agreement substantially in the form of Exhibit I hereto.
“Interest Period” means, with respect to each Eurocurrency Loan, a period of one month; provided, however, that (i) the initial Interest Period for any Borrowing of such Eurocurrency Loan shall commence on the date of such Borrowing (the date of a Borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires; (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (iv) the final Interest Period for any Eurocurrency Loan shall end on the Maturity Date for such Credit Facility; (v) notwithstanding anything to the contrary in this Agreement, the Interest Period for the Initial Term Loan shall end on the day immediately prior to a borrowing of the Delayed Draw Term Loan with the next succeeding Interest Period commencing on the date of such Borrowing of a Delayed Draw Term Loan and (vi) if, with respect to any Eurocurrency Loans, upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the Borrowing as provided above, the Borrower shall be deemed to

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have elected to Continue such Borrowing as a Eurocurrency Loan effective as of the expiration date of such current Interest Period in effect.
“Interoute” means Interoute Communications Holdings S.A., a public limited liability company (société anonyme) organized under the laws of Luxembourg.
“Interoute German Assets” means the Equity Interests issued by and the assets of the Interoute German Entities, together with the liabilities of, including all Indebtedness of, the Interoute German Entities.
“Interoute German Entities” means GTT GmbH, GTT Communications Services GmbH and GTT Networks GmbH.
“Investment” means: (i) any direct or indirect purchase or other acquisition by a Person of any Equity Interest of any other Person; (ii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand), capital contribution or extension of credit to, guarantee or assumption of debt or purchase or other acquisition of any other Indebtedness of, any Person by any other Person; or (iii) the purchase, acquisition or investment of or in any stocks, bonds, mutual funds, notes, debentures or other securities, or any deposit account, certificate of deposit or other investment of any kind. For the avoidance of doubt, Permitted Equity Derivatives and acquisitions of or licenses for intellectual property or tangible assets used or useful in a Permitted Business do not constitute Investments.
“Investment Grade Securities” means: (a) debt securities or debt instruments with a rating of “A-” or higher from S&P or “A3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Rating Organization, but excluding any debt securities or instruments constituting loans or advances among the Parent Guarantor and its Subsidiaries; and (b) investments in any fund that invests exclusively in investments of the type described in clause (a) above which fund may also hold cash and Cash Equivalents pending investment or distribution.
“Irish Security Agreements” means the Non-U.S. Security Agreements governed by the laws of Ireland.
“Irish Security Documents” means the Irish Security Agreements, each Additional Security Document governed by the laws of Ireland and any document governed by Irish law pursuant to which any Lien is granted or perfected by any Credit Party to the Administrative Agent as security for any of the Obligations.
“Irish Security Property” means:
(i)    the Liens expressed to be granted under the Irish Security Documents in favor of the Administrative Agent for the Secured Creditors and all proceeds of those Liens;

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(ii)    all obligations expressed to be undertaken by a Credit Party to pay amounts in respect of the Obligations to the Administrative Agent for the Secured Creditors and secured by the Irish Security Documents together with all representations and warranties expressed to be given by a Credit Party in favor of the Administrative Agent for the Secured Creditors; and
(iii)    any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Administrative Agent, by the terms of the Irish Security Documents, holds on trust for the Secured Creditors.
“IRU” has the meaning provided in the definition of “Ordinary Course Dispositions”.
“ISEDC” means Innovation, Science and Economic Development Canada (formerly Industry Canada).
“Junior Lien Debt Documents” means, collectively, any loan agreements, indentures, note purchase agreements, promissory notes, guarantees and other instruments and agreements evidencing the terms of any Junior Lien Indebtedness.
“Junior Lien Indebtedness” means any Indebtedness that is secured by Liens that are junior to the Liens securing any Obligations.
“Key Customer” means key customers listed on Schedule 7.03(h).
“Key Customer Lien” means a Lien granted to a Key Customer who is under arrangements similar to those of the Microsoft Permitted Liens and consistent with past practice and in the ordinary course of business to secure obligations owed to such Key Customer and existing on property of any Credit Party as of the Closing Date.
“KPI Report” means the KPI Report delivered by the Borrower to the Ad Hoc Lender Group Advisors and Ad Hoc Noteholder Group Advisors prior to the Closing Date.
“Landing Site” means each manhole associated with the trans-Atlantic fiber optic cable systems of the Parent Guarantor and its Subsidiaries, each location under or over which such trans-Atlantic fiber optic cable systems transverse between any such manhole and the corresponding cable landing station, and each cable landing station associated with such trans-Atlantic fiber optic cable systems, whether located on property that is owned, leased or licensed by the Parent Guarantor or any of its Subsidiaries. As of the Closing Date, each Landing Site is listed on Schedule 1.01(f).
“Leaseholds” of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

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“Legal Reservations” means, with respect to the Non-U.S. EMEA Credit Parties or (solely with respect to assets pledged under laws other than the United States, any State thereof, or the District of Columbia) any U.S. Credit Party:
(i)    the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the principle of reasonableness and fairness, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and secured creditors;
(ii)    the time barring of claims under the Limitation Acts or any applicable limitation statutes, the possibility that an undertaking to assume liability for or indemnify a person against nonpayment of stamp duty may be void and defenses of set-off or counterclaim;
(iii)    the principle that in certain circumstances security granted by way of fixed charge may be recharacterised by a court as a floating charge or that security purported to be constituted as an assignment may be recharacterised as a charge;
(iv)    the principle that additional interest or payment of compensation imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;
(v)    the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant or the court itself has made an order for costs;
(vi)    the principle that the creation or purported creation of security over any contract or agreement which is subject to a prohibition on transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach of the contract or agreement over which security has purportedly been created;
(vii)    any other matters which are set out as qualifications or reservations (however described) as to matters of non-U.S. law in the legal opinions provided in respect of this Agreement;
(viii)    the principle that the legality, validity, binding nature or enforceability of any Security Document which is not governed by the laws of the jurisdiction where the asset or assets purported to be secured under that Security Document are situated may be flawed with respect to such assets; and
(ix)    similar principles, rights and defenses under the laws of any jurisdiction of organization of any Credit Party or any jurisdiction whose laws govern the provisions of security interests in assets of such Credit Party.

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“Lender” and “Lenders” have the meaning provided in the first paragraph of this Agreement and includes any other Person that becomes a party hereto pursuant to an Assignment Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement.
“Lender Forbearance Agreement” has the meaning specified in Section 4.01(x)(C).
“Lender Register” has the meaning provided in Section 2.08(b).
“Licenses” means the U.S. Communications Licenses, the Non-U.S. Communications Licenses and all licenses, permits, authorizations, determinations, and registrations issued by any Governmental Authority to the Parent Guarantor or any of its Subsidiaries in connection with such Person’s activities or the conduct of its business.
“Lien” means any mortgage, pledge, security interest, hypothecation, encumbrance, standard security, assignation in security, trust or deemed trust, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).
“Limitation Acts” means the Limitation Act 1980, the Foreign Limitation Periods Act 1984, the Irish Statutes of Limitation 1957 to 2000 and the Prescription and Limitation Scotland Act 1973.
“Loan” means any Term Loan.
“Loan Documents” means this Agreement, the Notes, the Guaranty Agreements, the Security Documents, the Fee Letter, the Intercompany Subordination Agreement, any Additional Credit Extension Amendment and any intercreditor agreement (including the Priming Facility Intercreditor Agreement) entered into by the Administrative Agent pursuant to the terms hereof.
“Make-Whole Premium” means, as of the date of any Triggering Event, an amount equal to the sum of:
(a)    all remaining required interest payments due on the outstanding Term Loans subject to such Triggering Event through December 31, 2021, calculated on the basis of the interest rate with respect to the Term Loans that is then in effect on the basis of actual days elapsed over a year of 365 days; provided that no amounts under this clause (a) shall be payable as a result of, and any amounts paid (or deemed paid) or otherwise payable pursuant to this clause (a) shall be automatically and retroactively waived (without the need to take any other action) following the occurrence of, any of the following (this proviso is herein after referred to as the “Make-Whole Premium Exceptions”):
(i)     any prepayment or repayment of Term Loans pursuant to Section 2.13(c)(v), solely to the extent that the Required Lenders have approved the applicable Asset Sale in writing, in advance (which approval shall not be unreasonably withheld or delayed) (it being understood and agreed that the sale of the Infrastructure Business in accordance with the Existing

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Infrastructure Sale Agreement (without giving effect to any amendments, waivers, supplements or other modifications that are materially adverse to the Lenders hereunder)) shall be deemed to be approved by the Required Lenders;
(ii)     any prepayment or repayment of Term Loans with the cash proceeds from any disposition of assets consummated during the pendency of any Insolvency Event, including pursuant to Section 363 of the Bankruptcy Code or otherwise, in each case, solely to the extent that the Required Lenders have approved the applicable disposition in writing, in advance (which approval shall not be unreasonably withheld or delayed); and
(iii)     any prepayment or repayment, or any deemed prepayment or repayment, of Term Loans with the proceeds of, or in connection with the “roll up” or deemed “roll up” of Term Loans into, any post-petition financing under Section 364 of the Bankruptcy Code or any comparable provision of other Federal, state or foreign bankruptcy, insolvency, receivership or similar law; and
(b)    a premium equal to 3.0% of the aggregate principal amount of the Term Loans subject to such Triggering Event.
“Margin Stock” has the meaning provided in Regulation U.
“Material Adverse Effect” means any or all of the following: (i) any material adverse effect on the business, operations, property, assets, liabilities or financial condition of the Parent Guarantor and its Restricted Subsidiaries, taken as a whole; (ii) any material adverse effect on the ability of the Parent Guarantor, the Borrower and the other Credit Parties, taken as a whole, to perform their obligations under any of the Loan Documents to which they are party; (iii) subject to any Legal Reservations or Non-U.S. Perfection Requirements that are not overdue, any material adverse effect on the validity, effectiveness or enforceability, as against the Credit Parties, taken as a whole, of any of the Loan Documents to which they are a party; (iv) subject to any Legal Reservations or Non-U.S. Perfection Requirements that are not overdue, any material adverse effect on the rights and remedies of the Administrative Agent or any Lender under any Loan Document; or (v) subject to any Legal Reservations or Non-U.S. Perfection Requirements that are not overdue, any material adverse effect on the validity, perfection or priority of any material Lien in favor of the Administrative Agent on any of the Collateral.
“Material Contract” means each contract or agreement to which the Parent Guarantor or any of its Restricted Subsidiaries is a party, which if violated or terminated (other than contracts that by their terms may be terminated by the Parent Guarantor or such Restricted Subsidiary in the ordinary course of its business or which are replaced within 30 days of termination) would reasonably be expected to have a Material Adverse Effect.
“Material Indebtedness” means, as to the Parent Guarantor or any of its Restricted Subsidiaries, any particular Indebtedness (other than any intercompany Indebtedness between or among Parent Guarantor and/or any of its Restricted Subsidiaries) of the type described in clauses (i), (ii) or (ix) of the definition thereof of the Parent Guarantor or such Restricted Subsidiary (including any Guaranty

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Obligations in respect of Indebtedness of the type described in clauses (i), (ii) or (ix) of the definition thereof) in excess of the aggregate principal amount of $50,000,000.
“Maturity Date” means the earlier to occur of (i) the date on which the disposition of the Infrastructure Business has been consummated in accordance with the terms of an Infrastructure Sale Agreement and (ii) the first anniversary of the Closing Date; provided, however, that if the Existing Infrastructure Sale Agreement is terminated, the “Maturity Date” shall be the date that is 60 days after the date of such termination, unless a Replacement Infrastructure Sale Agreement is effective within 45 days after the date of such termination.
“Maximum Rate” has the meaning provided in Section 11.23.
“Microsoft” means Microsoft Ireland Operations Limited.
“Microsoft Hibernia Atlantic Liens” means the Liens granted by Hibernia Atlantic Cable System pursuant to the Assignment of System Agreements by Way of Security, dated as of May 31, 2016, in favor of Microsoft, which Liens secure certain obligations of Hibernia Atlantic Cable System pursuant to (a) the IRU Agreement, dated as of June 17, 2014, between Hibernia Atlantic Cable System and Microsoft, as amended by Amendment No. 1, dated as of May 31, 2016, and (b) the Operations, Maintenance & Colocation Services Agreement, dated as of June 17, 2014, among Hibernia Atlantic Cable System, Interoute and Microsoft.
“Microsoft Hibernia Express Liens” means the Liens existing as of the Closing Date and granted by the Hibernia Express Entities pursuant to the Assignment of System Agreements by Way of Security, dated as of May 31, 2016, in favor of Microsoft, which Liens secure certain obligations of the Hibernia Express Entities pursuant to (a) the IRU Agreement, dated as of June 17, 2014, among the Hibernia Express Entities and Microsoft, as amended by Amendment No. 1, dated as of July 3, 2014, Amendment No. 2, dated as of September 21, 2015, Amendment No. 3, dated as of February 25, 2016, and Amendment No. 4, dated as of May 31, 2016, and (b) the Operations, Maintenance & Colocation Services Agreement, dated as of June 17, 2014, among the Hibernia Express Entities, Interoute and Microsoft.
“Microsoft Permitted Liens” means the Microsoft Hibernia Atlantic Liens and the Microsoft Hibernia Express Liens.
“Milestone” has the meaning provided in Section 6.16(c).
“Minimum Borrowing Amount” means (i) with respect to any Base Rate Loan, $500,000, with minimum increments thereafter of $100,000 and (ii) with respect to any Eurocurrency Loan, $500,000, with minimum increments thereafter of $100,000.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Mortgage” means a Mortgage, Deed of Trust, standard security or other instrument, in form and substance reasonably satisfactory to the Administrative Agent, executed by a Credit Party with respect to

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a Mortgaged Real Property (it being agreed that, in the case of any Mortgaged Real Property listed on Schedule 1.01(c), the form and substance of the equivalent document delivered in connection with the Existing Credit Agreement is satisfactory to the Administrative Agent), as the same may from time to time be amended, restated or otherwise modified.
“Mortgaged Real Property” means each of the parcels of real property set forth on Schedule 1.01(c) hereto, or interests therein, owned by a Credit Party, together with each other parcel of Real Property that shall become subject to a Mortgage after the Closing Date in accordance with Section 6.10(a), in each case together with all of such Credit Party’s right, title and interest in the improvements and buildings thereon and all appurtenances, easements or other rights belonging thereto.
“Multi-Employer Plan” means a multi-employer plan, as defined in Section 4001(a)(3) of ERISA to which the Parent Guarantor or any Subsidiary of the Parent Guarantor or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions, but does not include a Canadian Pension Plan.
“Multiple Employer Plan” means an employee benefit plan subject to Title IV of ERISA, other than a Multi-Employer Plan or a Canadian Pension Plan, to which the Parent Guarantor or any Subsidiary of the Parent Guarantor or any ERISA Affiliate, and one or more employers other than the Parent Guarantor or a Subsidiary of the Parent Guarantor or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Parent Guarantor or a Subsidiary of the Parent Guarantor or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.
“National Flood Insurance Program” means the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.
“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the 1934 Act.
“Net Cash Proceeds” means, with respect to (i) any Asset Sale, the Cash Proceeds resulting therefrom net of (A) reasonable and customary expenses of sale incurred in connection with such Asset Sale, and other reasonable and customary fees and expenses incurred, and all state, provincial, local and foreign taxes paid or reasonably estimated to be payable by such person as a consequence of such Asset Sale, and the payment of principal, premium, interest, fees and other amounts in respect of Indebtedness (other than the Obligations) secured by a lien on the asset that is the subject of such Asset Sale that is senior to the lien thereon (if any) securing the Obligations, and required to be, and that is, repaid under the terms thereof as a result of such Asset Sale, and (B) incremental federal, state, provincial, local and foreign income taxes paid or payable as a result thereof; (ii) any Event of Loss, the Cash Proceeds resulting therefrom net of (A) reasonable and customary expenses incurred in connection with such Event of Loss, and local taxes paid or reasonably estimated to be payable by such person as a consequence of

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such Event of Loss and the payment of principal, premium and interest of Indebtedness (other than the Obligations) secured by a lien on the asset that is the subject of the Event of Loss that is senior to the lien thereon (if any) securing the Obligations, and required to be, and that is, repaid under the terms thereof as a result of such Event of Loss, and (B) incremental federal, state, provincial, local and foreign income taxes paid or payable as a result thereof; and (iii) the incurrence or issuance of any Indebtedness, the Cash Proceeds resulting therefrom net of reasonable and customary fees and expenses incurred in connection therewith and net of the repayment or payment of any Indebtedness or obligation intended to be repaid or paid with the proceeds of such Indebtedness; in the case of each of clauses (i), (ii) and (iii), to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.
“New Independent Director” has the meaning provided in Section 6.16(c)(iii).
“New Parent” has the meaning provided in the definition of “Holding Company Merger”.
“Non-Consenting Lender” has the meaning provided in Section 11.12(h).
“Non-Credit Party” means each Restricted Subsidiary that is not a Subsidiary Guarantor.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-U.S. Communications Laws” means the laws of a Relevant Jurisdiction (other than the United States) as may be applicable to the conduct of the Parent Guarantor or any of its Subsidiaries or applicable to any of their respective networks, fiber assets, facilities, equipment or other property, and the telecommunications-related laws of any Relevant Jurisdiction (other than the United States) including but not limited to the Telecommunications Act (S.C.), 1993, C. 38 and its regulations, and the regulations, decisions, policies, reports and orders of any Governmental Authority in a Relevant Jurisdiction (other than the United States), including the CRTC and ISEDC, with jurisdiction over telecommunications-related matters as may be applicable to the conduct of the Parent Guarantor or its Subsidiaries or applicable to any of their respective networks, fiber assets, facilities, equipment or other property.
“Non-U.S. Communications License” means any license, permit, consent, certificate of compliance, franchise, approval, registration, waiver or authorization related to the conduct of the Parent Guarantor or any of its Subsidiaries or applicable to any of their respective networks, fiber assets, facilities, equipment or other property, granted or issued by any non-U.S. Governmental Authority, including the CRTC and ISEDC, with jurisdiction over telecommunications-related matters to and held by the Parent Guarantor or any of its Subsidiaries, including those pursuant to which the Parent Guarantor or any of its Subsidiaries is authorized to engage in any activity subject to the jurisdiction of such Governmental Authority.
“Non-U.S. EMEA Credit Parties” means the Credit Parties other than the U.S. Credit Parties.

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“Non-U.S. EMEA Credit Party Obligations” means all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by the Borrower or any other Non-U.S. EMEA Credit Party to the Administrative Agent, any Lender or any Affiliate of any Lender pursuant to the terms of this Agreement, any other Loan Document to which any Non-U.S. EMEA Credit Party is a party (collectively with this Agreement, the “Non-U.S. EMEA Credit Party Loan Documents” and each a “Non-U.S. EMEA Credit Party Loan Document”) (including, but not limited to, interest and fees that accrue after the commencement by or against any Non-U.S. EMEA Credit Party of any insolvency proceeding or other proceeding under any Debtor Relief Laws, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code or analogous provision under any other Debtor Relief Laws); provided, however, that Non-U.S. EMEA Credit Party Obligations shall not include any obligations of any U.S. Credit Party. Without limiting the generality of the foregoing description of Non-U.S. EMEA Credit Party Obligations, the Non-U.S. EMEA Credit Party Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, reasonable attorneys’ fees and disbursements, indemnities and other amounts payable by any Non-U.S. EMEA Credit Party under any Non-U.S. EMEA Credit Party Loan Document and (b) the obligation of any Non-U.S. EMEA Credit Party to reimburse any amount in respect of any of the foregoing that the Administrative Agent, any Lender or any Affiliate of any of them, in connection with the terms of any Non-U.S. EMEA Credit Party Loan Document, may elect to pay or advance on behalf of the Non-U.S. EMEA Credit Parties.
“Non-U.S. Perfection Requirements” means, with respect to any Non-U.S. Security Agreement, the making of or procuring of any and all registrations, filings, notices and other actions and steps required to be made in any non-U.S. jurisdiction pursuant to the terms of such Non-U.S. Security Agreement (including with a court or another official authority in that jurisdiction) in order to perfect security interests created by the Non-U.S. Security Agreement or in order to achieve the relevant priority for such security interests created thereunder.
“Non-U.S. Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Parent Guarantor or any of its Subsidiaries with respect to employees employed outside of the United States or outside of Canada and for greater clarity, does not include a Canadian Pension Plan.
“Non-U.S. Plan Event” shall mean, with respect to any Non-U.S. Plan, (i) substantial non-compliance with its terms or with the requirements of any applicable laws, statutes, rules, regulations and orders, (ii) failure to be maintained, where required, in good standing with applicable regulatory authorities, (iii) any obligation of the Parent Guarantor or its Subsidiaries in connection with the termination or partial termination of, or withdrawal from, any such Non-U.S. Plan, (iv) any Lien on the property of the Parent Guarantor or its Subsidiaries in favor of a Governmental Authority as a result of any action or inaction regarding such a Non-U.S. Plan, (v) for each such Non-U.S. Plan which is a funded or insured plan, failure to be funded or insured on an ongoing basis to the extent required by applicable non-U.S. law (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities), or (vi) failure to make all contributions in a timely manner to the extent required by applicable law.

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“Non-U.S. Security Agreement” means any Security Document governed by the laws of a jurisdiction other than the United States or any state thereof.
“Non-U.S. Subsidiary” means any Subsidiary that is not a U.S. Subsidiary.
“Non-U.S. Subsidiary Guarantor” means any Non-U.S. Subsidiary of the Parent Guarantor (other than the Borrower) that is or hereafter becomes a party to a Non-U.S. Subsidiary Guaranty.
“Non-U.S. Subsidiary Guaranty” means each of (a) the Subsidiary Guaranty (Non-U.S. Subsidiaries), dated as of the Closing Date (as amended, restated, modified or supplemented from time to time), executed by the Non-U.S. Subsidiaries party thereto in favor of the Administrative Agent, and (b) any guaranty executed by a Non-U.S. Subsidiary in favor of the Administrative Agent from time to time after the Closing Date which guaranty shall be in form and substance reasonably acceptable to the Administrative Agent.
“Northern Irish Security Documents” means, collectively, the mortgage and charge governed by the laws of Northern Ireland in respect of the Northern Irish Security Property and any document governed by Northern Irish law pursuant to which any Lien is granted or perfected by any Credit Party to the Administrative Agent as security for any of the Obligations.
“Northern Irish Security Property” means the Liens expressed to be granted under the Northern Irish Security Documents in favor of the Administrative Agent and all proceeds of those Liens.
“Note” means a promissory note substantially in the form of Exhibit A hereto.
“Noteholder Forbearance Agreement” has the meaning specified in Section 4.01(x)(D).
“Notes Cross-holders” shall mean each Lender that, as of any date of determination, is the holder of 2024 Notes in an aggregate principal amount which, when taken together with the aggregate principal amount of 2024 Notes held by its Related Cross-holder Lenders, is greater than or equal to the aggregate principal amount of Loans collectively held by such Lender and its Related Cross-holder Lenders. For the avoidance of doubt, a Lender shall not be deemed to be a Notes Cross-holder solely by virtue of being affiliated with or having the same investment advisor as another Lender which falls within the definition of Notes Cross-holders unless such Lender constitutes a Related Cross-holder Lender.
“Notice of Borrowing” has the meaning provided in Section 2.06(b).
“Notice of Continuation or Conversion” has the meaning provided in Section 2.10(b).
“Notice of Withdrawal” means a notice from the Parent Guarantor to the Ad Hoc Lender Group Advisors and the Ad Hoc Noteholder Group Advisors (with a copy to the Administrative Agent), notifying them of a Withdrawal of assets held in the Designated Securities Account in accordance with the terms of Section 2.12 and substantially in the form of Exhibit C.

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“Notice Office” means 251 Little Falls Drive, Wilmington, DE 19808; Attn: Loan Administration – GTT Communications; Email: loanagent@delawaretrustloanagency.com.
“Obligations” means all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by the Borrower or any other Credit Party to the Administrative Agent, any Lender or any Affiliate of any Lender pursuant to the terms of this Agreement or any other Loan Document (including, but not limited to, interest, premium or prepayment premium (including any Make-Whole Premium) that accrue after the commencement of any insolvency proceeding or other proceeding under any Debtor Relief Laws, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code or analogous provision under any other Debtor Relief Laws). Without limiting the generality of the foregoing description, the Obligations include (a) the obligation to pay principal, interest, premium (including any Make-Whole Premium), charges, expenses, fees, reasonable attorneys’ fees and disbursements, indemnities and other amounts payable by any Credit Party under any Loan Document and (b) the obligation of any Credit Party to reimburse any amount in respect of any of the foregoing that the Administrative Agent, any Lender or any Affiliate of any of them, in connection with the terms of any Loan Document, may elect to pay or advance on behalf of the Credit Parties.
“Operating Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that Person.
“Ordinary Course Dispositions” means, the following:
(a)    dispositions or the abandonment of obsolete, excess, worn out or surplus furniture, fixtures, equipment or other property, real or personal, tangible or intangible, and property no longer material, used or useful to the business of the Parent Guarantor or any of its Restricted Subsidiaries, whether now owned or hereafter acquired;
(b)    dispositions of inventory in the ordinary course of business (including, for the avoidance of doubt, any sale, license, lease or other conveyance of capacity on communication networks (including of any fiber or fiber pair) or collocation capacity, in each case, to customers in the ordinary course of business);
(c)    dispositions of equipment or Real Property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property;
(d)    licenses of Intellectual Property in the ordinary course of business;
(e)    dispositions of Cash Equivalents in the ordinary course of business;
(f)    termination of leased office locations in the ordinary course of business;

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(g)    dispositions of accounts receivable in connection with the collection or compromise thereof;
(h)    any forgiveness, write-off or write-down of any intercompany obligations owed by a Credit Party;
(i)    any dispositions resulting from a loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of the Parent Guarantor or any Restricted Subsidiary;
(j)    Liens permitted under Section 7.03, Investments permitted under Section 7.05 and Restricted Payments permitted under Section 7.06; and
(k)    exchanges or dispositions of, or any indefeasible right of use (“IRU”) agreement covering, fiber the absence of which would not interfere in any material respect with the ordinary conduct of business of the Parent Guarantor or any of its Restricted Subsidiaries (for the avoidance of doubt, any transaction under this clause (k) shall be in the ordinary course of business and not in connection with any sale or other disposition of a business line or unit).
“Organizational Documents” means, with respect to any Person (other than an individual), such Person’s Articles (Certificate or Memorandum) of Incorporation, or equivalent formation documents, and Regulations (Bylaws or Articles), or equivalent governing documents, and, in the case of any partnership, includes any partnership agreement and any amendments to any of the foregoing.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.05).
“Parent Board” has the meaning provided in Section 4.01(xix).
“Parent Guarantor” has the meaning provided in the preamble to this Agreement.
“Parent Guarantor Guaranteed Obligations” has the meaning provided in Section 10.01.
“Participant Register” has the meaning provided in Section 11.06(b).

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“Payment Office” means 251 Little Falls Drive, Wilmington, DE 19808; Attn: Loan Administration – GTT Communications.
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.
“Perfection Certificate” means a certificate in form reasonably satisfactory to the Administrative Agent that provides information with respect to the personal or mixed property of each Credit Party.
“Permissible Jurisdiction” means any member state of the European Union or, to the extent it has ceased to be a member state of the European Union, the United Kingdom.
“Permitted Bond Hedge Transaction” means (a) any call option or capped call option (or substantively equivalent derivative transaction) on the common stock of the Parent Guarantor purchased by Parent Guarantor or any of its Subsidiaries in connection with an incurrence of Permitted Convertible Indebtedness, and (b) any call option or capped call option (or substantively equivalent derivative transaction) replacing or refinancing the foregoing; provided, that (x) the sum of (i) the purchase price for any Permitted Bond Hedge Transaction occurring on or after the Closing Date, plus (ii) the purchase price for any Permitted Bond Hedge Transaction it is refinancing or replacing, if any, minus (iii) the cash proceeds received upon the termination or the retirement of the Permitted Bond Hedge Transaction it is replacing or refinancing, if any, less (y) the sum of (i) the cash proceeds from the sale of the related Permitted Warrant Transaction plus (ii) the cash proceeds from the sale of any Permitted Warrant Transaction refinancing or replacing such related Permitted Warrant Transaction, if any, minus (iii) the amount paid upon termination or retirement of such related Permitted Warrant Transaction, if any, does not exceed the Net Cash Proceeds from the incurrence of the related Permitted Convertible Indebtedness.
“Permitted Business” means the businesses, and any services, activities or businesses incidental, or reasonably related or complementary or similar to, any line of business, engaged in by the Parent Guarantor and its Subsidiaries in each case as of the Closing Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.
“Permitted Convertible Indebtedness” means unsecured debt securities of the Parent Guarantor or any of the Restricted Subsidiaries permitted to be incurred pursuant to Section 7.04 (which may be guaranteed by the U.S. Subsidiary Guarantors to the extent permitted by Section 7.04) that is (1) convertible into, or exchangeable for, Equity Interests (other than Disqualified Equity Interests) of the Parent Guarantor (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) and/or (2) sold as units with call options, warrants, rights or obligations to purchase (or substantially equivalent derivative transactions) that are exercisable for Equity Interests (other than Disqualified Equity Interests) of the Parent Guarantor and/or cash (in an amount determined by reference to the price of such common stock).
“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

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“Permitted Creditor Investment” means any securities (whether debt or equity) received by the Parent Guarantor or any of its Subsidiaries in connection with the bankruptcy or reorganization of any customer or supplier of the Parent Guarantor or any such Subsidiary and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.
“Permitted Equity Derivatives” means (a) any forward purchase, accelerated share purchase or other equity derivative transactions relating to the Equity Interests of the Parent Guarantor entered into by the Parent Guarantor or any Restricted Subsidiary; provided, that any Restricted Payment made in connection with such transaction is permitted pursuant to Section 7.06 and (b) any Permitted Convertible Indebtedness Call Transactions.
“Permitted Lien” means any Lien permitted by Section 7.03.
“Permitted Refinancing” means any refinancing, restructuring, refunding, renewal, extension or replacement of Indebtedness permitted hereunder; provided, that (i) the principal amount (or accreted value, if applicable) of such Indebtedness is not increased at the time of such refinancing, restructuring, refunding, renewal, extension or replacement (except by an amount equal to accrued interest and any premiums, fees and expenses incurred, in connection with such refinancing, restructuring, refunding, renewal, extension or replacement), (ii) such refinancing, restructuring, refunding, renewal, extension or replacement shall not result in an earlier maturity date or decreased weighted average life of such Indebtedness being refinanced, refunded, renewed, restructured, extended or replaced, (iii) the terms relating to collateral (if any) and subordination (if any), and other material terms, taken as a whole, of any such refinancing, restructuring, refunding, renewal, extension or replacement indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are not materially less favorable (taken as a whole) to the Credit Parties than the terms of the agreements or instruments governing the Indebtedness being refinanced, refunded, renewed, restructured, extended or replaced (taken as a whole) and (iv) the terms of such refinancing, restructuring, refunding, renewal, extension or replacement shall not bind any obligor that is not an obligor under the Indebtedness being refinanced, restructured, refunded, renewed, extended or replaced.
“Permitted Variance” has the meaning assigned thereto in Section 7.13(b).
“Permitted Warrant Transaction” means any call options, warrants or rights to purchase (or substantively equivalent derivative transactions) on common stock of the Parent Guarantor purchased or sold by the Parent Guarantor or any of its Subsidiaries substantially concurrently with a Permitted Bond Hedge Transaction.
“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, exempted company, association, central bank, trust or other enterprise or any governmental or political subdivision or any agency, department or instrumentality thereof.
“Platform” has the meaning provided in Section 9.16(b).
“primary Indebtedness” has the meaning provided in the definition of “Guaranty Obligations”.

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“primary obligor” has the meaning provided in the definition of “Guaranty Obligations”.
“Priming Facility Intercreditor Agreement” means that certain Super-Priority Intercreditor Agreement, dated as of the Closing Date (as amended, amended and restated, waived, supplemented or otherwise modified from time to time), by and among the Administrative Agent, as Super-Priority Collateral Agent, and the Existing Agent, as Revolving and Term Loan Collateral Agent.
“Private-Side Lender” means a Lender that has agreed to receive “material non-public information” (within the meaning of applicable securities law).
“Pro Forma Basis” means, without duplication of any add backs otherwise added back in the definition of “Consolidated EBITDA”, with respect to the calculation of the Consolidated Total Net Leverage Ratio, Pro Forma EBITDA and any other applicable provision of this Agreement or any other Loan Document, as of any time, that pro forma effect shall be given to the Transactions and any Specified Transaction that have occurred during the Parent Guarantor’s most-recently ended Testing Period, or subsequent to the end of such Testing Period but prior to such time for which a determination under this definition is made, as if each such event occurred on the first day of such Testing Period (giving effect to pro forma adjustments which are (i) determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency), (ii) recommended by any due diligence quality of earnings report conducted by (x) a firm of independent public accountants of recognized national standing or (y) any other accounting firm reasonably satisfactory to the Required Lenders (such acceptance not to be unreasonably withheld), selected by the Parent Guarantor and retained by the Parent Guarantor; or (iii) otherwise determined in such other manner reasonably acceptable to the Required Lenders).
“Pro Forma EBITDA” means, as of any date of determination, Consolidated EBITDA for the Testing Period determined on a Pro Forma Basis.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchase Money Indebtedness” means, for any Person, Indebtedness incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets (including Equity Interests of any Person owning fixed or capital assets) or the cost of installation, construction or improvement of any fixed or capital assets; provided, that (i) such Indebtedness is incurred within 180 days after such acquisition, installation, construction or improvement of such fixed or capital assets (including Equity Interests of any person owning the applicable fixed or capital assets) by such person and (ii) the amount of such Indebtedness does not exceed the lesser of 100% of the fair market value of such fixed or capital asset or the cost of the acquisition, installation, construction or improvement thereof, as the case may be.
“Qualified Cash” means the aggregate amount of cash and Cash Equivalents, excluding cash and Cash Equivalents that are listed as “restricted” on the consolidated balance sheet of the Parent Guarantor and its Restricted Subsidiaries as of such date of determination (other than the aggregate amount of cash and Cash Equivalents restricted in favor of the Credit Facility (which may also secure other indebtedness

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secured by a pari passu or junior lien on Collateral securing the Credit Facility)) in each case as determined in accordance with GAAP, in an amount not to exceed the greater of (i) $250,000,000 and (ii) an amount equal to 50% of the Pro Forma EBITDA for the most recently ended Testing Period.
“RCRA” means the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.
“Real Property” of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.
“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the collateral subject to Liens under the U.K. Security Documents, the Irish Security Documents or the Northern Irish Security Documents.
“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.
“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Regulatory Assessment” means any payment, fee, charge, assessment or other amount required to be paid to or enforced by a U.S. federal, state or local Governmental Authority or any non-U.S. Governmental Authority to finance regulatory funding mechanisms, including United States state or federal Universal Service Fund, Canadian Contribution Regime, FCC, CRTC, or ISEDC regulatory fees, including but not limited to international bearer circuit and interstate telephone service provider fees, telecommunications relay systems, administration of the North American Numbering Plan, emergency calling services and other similar regulatory funding mechanisms.
“Related Cross-holder Lender” means any Lender that, as of any date of determination, is the holder of any 2024 Notes and is any Affiliate of such Lender, unless, with respect to such Affiliate, such Lender is managed independently or has a different general partner (or equivalent) or a different person or committee who has the ultimate decision making power on investments or otherwise maintains an ethical or conflicts screen, wall or other similar mechanism between its holdings of the 2024 Notes and the Loans hereunder.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, representatives, agents and advisors of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Relevant Jurisdiction” means (i) the jurisdiction of incorporation, organization or formation, as applicable, of the Parent Guarantor or any of its Subsidiaries, (ii) any jurisdiction where any asset of the

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Parent Guarantor or any of its Subsidiaries is situated, which as of the date of determination is subject to, or from time to time is intended to be subject to, a security interest in favor of Administrative Agent, (iii) any jurisdiction where the Parent Guarantor or any of its Subsidiaries conducts its business and (iv) the jurisdiction the laws of which govern the perfection of any Liens granted by the Credit Parties pursuant to the Security Documents.
“Relevant Party” has the meaning assigned to such term in Section 3.03(i).
“RemainCo” means the Parent Guarantor and its Subsidiaries after giving effect to the consummation of the Transaction (as defined in the Existing Infrastructure Sale Agreement).
“Replacement Infrastructure Sale Agreement” means, at any time after the Existing Infrastructure Sale Agreement is terminated, any agreement or agreements containing terms reasonably satisfactory to the Required Lenders and entered into by the Parent Guarantor and/or any of its Restricted Subsidiaries pursuant to which all or any portion of the Infrastructure Business would be sold to a Person that is not an Affiliate of the Parent Guarantor.
“Report Date” has the meaning given thereto in Section 6.01(d)(ii).
“Reportable Event” means an event described in Section 4043 of ERISA or the regulations thereunder with respect to a U.S. Plan, other than those events as to which the notice requirement is waived under subsection .22, .23, .25, .27, .28, .29, .30, .31, .32, .34, .35, .62, .63, .64 or .65 of PBGC Regulation Section 4043.
“Required Lenders” means, at any time of determination, Lenders holding Term Loans and Term Commitments representing more than 50% of the sum of Term Loans outstanding at such time and Term Commitments in effect at such time; provided, however, that Term Loans and Term Commitments held by any Defaulting Lender shall be excluded from such calculation; it being understood and agreed that in determining whether the Administrative Agent shall be protected in relying upon any request, demand, authorization, direction, notice, consent, waiver or other communication, only Term Loans and Term Commitments with respect to which the Administrative Agent has received written notice that such Term Loans or Term Commitments are held by a Defaulting Lender shall be so excluded.
“Required Prepayment Date” has the meaning given thereto in Section 2.13(i).
“Responsible Officer” means, as to any Person, the chief executive officer, president, any vice president, the secretary, treasurer, director or controller of such Person or, with respect to financial matters, the chief financial officer of such Person. Unless otherwise specified, “Responsible Officer” refers to a Responsible Officer of the Parent Guarantor or the Borrower, as applicable.
“Restricted Participant” means (i) any Person who has a Standard Industrial Classification of 4813 and listed on the attachment to the most recently delivered Compliance Certificate, which list may be updated more frequently by the Borrower in a writing to the Administrative Agent and the Lenders from time to time or (ii) any Person that owns more than 5% of the outstanding common stock of the

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Parent Guarantor and has been specified in a written notice to the Administrative Agent and the Lenders by the Borrower from time to time.
“Restricted Payment” means (i) any Capital Distribution or (ii) any amount paid by the Parent Guarantor or any of its Restricted Subsidiaries in repayment, redemption, retirement, repurchase, voluntary prepayment, direct or indirect, of (x) any Subordinated Indebtedness or (y) any Junior Lien Indebtedness (other than Indebtedness incurred pursuant to Section 7.04(l)).
“Restricted Subsidiary” means any Subsidiary of the Parent Guarantor (including the Borrower) that is not an Unrestricted Subsidiary. The Restricted Subsidiaries of the Parent Guarantor as of the Closing Date are listed on Schedule 1.01(d).
“Restricted Upstream Subsidiary” means any Subsidiary of the Parent Guarantor organized in a jurisdiction other than in the United Kingdom and as set forth on Schedule 1.01(d).
“Retained Declined Proceeds” has the meaning given thereto in Section 2.13(i).
“Right-of-Way” means a right granted by any Person or Governmental Authority to the Parent Guarantor or any of its Subsidiaries to install and maintain fiber, conduit, manholes (beach or otherwise), and associated facilities and equipment in real property in connection with the activities or conduct of the business of the Parent Guarantor or any of its Subsidiaries (including any right granted by any Person or Governmental Authority to the Parent Guarantor or any of its Subsidiaries to place its submarine cable(s), including in any sanctuary or other protected area or over or in the vicinity of any subsea pipes or other structures).
“RSA” means that certain Restructuring Support Agreement, dated as of September 1, 2021, among, inter alios, the Consenting Stakeholders (as defined therein) and the U.S. Borrower, as amended, amended and restated, waived, supplemented or otherwise modified from time to time.
“RSA Termination Event” means the RSA ceases to be effective or otherwise terminates in accordance with its terms with respect to the Parent Guarantor and/or the Consenting Priming Facility Lenders (as defined in the RSA).
“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., and its successors.
“Sale Amendment Notice” has the meaning assigned thereto in Section 6.01(o).

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Parent Guarantor and a Restricted Subsidiary or between Restricted Subsidiaries), which property has been or is to be sold or transferred by the Parent Guarantor or such Restricted Subsidiary to such Person.

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“Sale Completion Notice” has the meaning assigned thereto in Section 6.01(o).
“Sanctioned Country” means a country or territory that is the subject of comprehensive Sanctions (currently, Crimea, Cuba, Iran, North Korea, and Syria).
“Sanctioned Person” means any Person that is the subject or target of Sanctions, including any Person that is (i) identified on any Sanctions-related list of designated persons, including the Specially Designated Nationals and Blocked Persons List maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control, (ii) domiciled, organized or resident in any Sanctioned Country or (iii) owned or controlled by one or more Persons described in the foregoing clause (i) or (ii).
“Sanctions” means trade, economic or financial sanctions imposed, administered or enforced by the United States (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union or any member state thereof, the United Kingdom (including Her Majesty’s Treasury), Canada (including Global Affairs Canada and Public Safety Canada), or Switzerland (including the Swiss State Secretariat for Economic Affairs (SECO) and the Swiss Directorate of International Law).
“SEC” means the United States Securities and Exchange Commission.
“SEC Regulation D” means Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.
“Secured Creditors” means each of the Administrative Agent, the Lenders and the respective successors and assigns of each of the foregoing.
“Securities Intermediary” means Bank of America, N.A., or any other institution acceptable to the Required Lenders; provided that, in no event shall a Lender, a “Lender” under the Existing Credit Agreement or the Existing Agent, or any Affiliate of the foregoing parties, be the Securities Intermediary.
“Security Agreements” means, collectively, the U.S. Security Agreement and the Non-U.S. Security Agreements.
“Security Documents” means the U.S. Security Documents and the EMEA Facility Security Documents.
“Significant Subsidiary” means any Restricted Subsidiary of the Parent Guarantor other than a Non-Credit Party that did not, as of the last day of the fiscal quarter of the Parent Guarantor most recently ended for which financial statements are available have individually, either (i) assets with a value in excess of 7.5% of total assets of, or (ii) revenues in an amount in excess of 7.5% of the total revenues of, the Parent Guarantor and its Restricted Subsidiaries on a consolidated basis for the Testing Period most recently ended.
“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, to which the Parent Guarantor, any Subsidiary of the Parent Guarantor or any ERISA Affiliate is

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making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Parent Guarantor, any Subsidiary of the Parent Guarantor or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan, but does not include a Canadian Pension Plan.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“SPC” has the meaning provided in Section 11.06(f).
“Specified Event of Default” means any Event of Default under Sections 8.01(a) or (i).
“Specified Transactions” means acquisitions, dispositions, any issuance, incurrence, assumption or permanent repayment of Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transaction and for which the financial effect is being calculated), all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business or division, restructurings, cost savings initiatives, other operational changes or operational initiatives (in each case including for the avoidance of doubt, acquisitions and permitted investments occurring prior to the Closing Date); it being acknowledged and agreed that the acquisitions of (i) GC Pivotal, LLC, pursuant to that certain Membership Interest Purchase Agreement, dated as of June 23, 2017, by and among GTT Americas, LLC and GC Pivotal, LLC, Pivotal Global Capacity, LLC, (ii) Hibernia NGS Limited, pursuant to that certain Share Purchase Agreement, dated as of November 8, 2016, by and among the Parent Guarantor, Murosa Development S.A.R.L., Columbia Ventures Corporation and Hibernia NGS Limited, (iii) Accelerated Connections Inc., pursuant to that certain Share Purchase Agreement, dated as of March 8, 2018, by and among Michael Garb, 2497817 Ontario Limited, 2497816 Ontario Limited, The Garbe Family Trust, Hibernia Express (Canada) Limited and Accelerated Connections Inc. and (iv) Custom Connect International B.V., pursuant to that certain Share Purchase Agreement, dated as of December 29, 2017, by and among O.W.R. Beheer B.V., J.W. Meijer Beheer B.V., JITVentures B.V., Mamadoo Ventures B.V., Stupa Holding B.V., D. Warnar, R.E. Traag, Hibernia Express (Ireland), Ltd., and Custom Connect International B.V., in each case shall be deemed to be Specified Transactions.
“Standard Permitted Lien” means any of the following:
(i)    Liens for taxes not yet delinquent or Liens for taxes, assessments or governmental charges being contested in good faith and by appropriate proceedings for which adequate reserves in accordance with GAAP have been established;
(ii)    Liens in respect of property or assets imposed by law that were incurred in the ordinary course of business, such as carriers’, suppliers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, that do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Parent Guarantor or any of its Restricted Subsidiaries and do not secure any Indebtedness;

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(iii)    Liens created by this Agreement or the other Loan Documents;
(iv)    Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.01(h);
(v)    Liens (other than any Lien imposed by ERISA or, except for contributions not yet due, applicable foreign pensions legislation) incurred or deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of social security, and mechanic’s Liens, carrier’s Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, trade contracts, leases, government contracts, surety, appeal, customs, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;
(vi)    leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of the Parent Guarantor or any of its Restricted Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;
(vii)    easements (including reciprocal easement agreements), survey exceptions, or reservations of, or rights of others for, licenses, rights-of-way, sewer, electric lines, telegraph and telephone lines and other similar purposes, zoning, building codes or other restrictions, charges, ground leases, encumbrances, defects in title, prior rights of other persons, and obligations contained in similar instruments, in each case that do not secure Indebtedness and do not involve, and are not likely to involve at any future time, either individually or in the aggregate, (A) a substantial and prolonged interruption or disruption of the business activities of the Parent Guarantor and its Restricted Subsidiaries considered as an entirety, or (B) a Material Adverse Effect;
(viii)    Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Agreement; provided, that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor);
(ix)    Liens solely on any cash earnest money deposits made by the Parent Guarantor and any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement; provided, that any such deposits shall be made solely in connection with Investments permitted hereunder;
(x)    purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

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(xi)    Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods or (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or goods in the ordinary course of business;
(xii)    Liens consisting of non-exclusive licenses of Intellectual Property in the ordinary course of business;
(xiii)    Liens of (i) a collection bank arising under Section 4-210 of the UCC (or any analogous statutory provision of applicable foreign law) on items in the course of collection or, solely with respect to accounts located in the Netherlands, which arise from article 24 or 25 of the general banking conditions (algemene bankvoorwaarden), (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institutions general terms and conditions;
(xiv)    Liens that are contractual rights of setoff or rights of pledge (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Parent Guarantor or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent Guarantor or any of its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Parent Guarantor or any of its Restricted Subsidiaries in the ordinary course of business;
(xv)    Liens on insurance premium refunds and insurance proceeds granted in favor of insurance companies (or their financing affiliates) in connection with the financing of insurance premiums;
(xvi)    Liens in favor of a Governmental Authority arising in connection with any condemnation or eminent domain proceeding by such Governmental Authority affecting Real Property which does not otherwise constitute an Event of Default under this Agreement;
(xvii)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Parent Guarantor or any Restricted Subsidiary (as purchaser or consignee) not prohibited by this Agreement;

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(xviii)    Liens solely on any cash earnest money deposits of the Parent Guarantor and any of its Restricted Subsidiaries provided to licensing authorities and governmental agencies in the ordinary course of business;
(xix)    rights of access, licenses, step-in rights, leases and inspection rights granted to customers in the ordinary course of business;
(xx)    rights of consignors of goods, whether or not perfected by the filing of a financing statement under the UCC;
(xxi)    in the case of any Credit Party or Restricted Subsidiary organized under the laws of Canada or any province or territory thereof or any property located in Canada (A) reservations, limitations, provisos and conditions expressed in any original grant from the Crown or other grants of real or immovable property, or interests therein, that do not materially affect the use of the affected land for the purpose for which it is used by such Credit Party or Restricted Subsidiary, (B) the right reserved to or vested in any Governmental Authority by the terms of any lease, license, franchise, grant or permit acquired by such Credit Party or Restricted Subsidiary or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof and (C) security given to a public utility or any Governmental Authority when required by such utility or authority in connection with the operations of such Credit Party or Restricted Subsidiary in the ordinary course of its business to secure obligations not yet overdue;
(xxii)    Liens over any rental deposits in respect of any Real Property leased or licensed by a Credit Party in the ordinary course of business;
(xxiii)    inchoate Liens (other than any Lien imposed by ERISA or, except for contributions not yet due, applicable foreign pensions legislation) that arise by operation of law;
(xxiv)    Liens on any amounts held by a trustee under any indenture or other debt agreement (in each case, solely to the extent the Indebtedness evidenced thereby constitutes Indebtedness permitted by Section 7.04) issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;
(xxv)    Liens arising under the general terms and conditions of banks or Sparkassen (Allgemeine Geschäftsbedingungen der Banken oder Sparkassen) with whom Parent Guarantor or any of its Restricted Subsidiaries maintains a banking relationship in the ordinary course of business; and
(xxvi)    any Lien created in order to secure pension liabilities or partial retirement liabilities (Altersteilzeitverpflichtungen) including pursuant to section 8a of the German Partial Retirement Act (Altersteilzeitgesetz) and/or section 7e of the book IV of the German Social Act (Sozialgesetzbuch IV).

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“Steering Committee” means the steering committee of the Ad Hoc Lender Group
“Strategic Planning Committee” has the meaning set forth in Section 4.01(xix).
“Subordinated Debt Documents” means, collectively, any loan agreements, indentures, note purchase agreements, promissory notes, guarantees and other instruments and agreements evidencing the terms of any Subordinated Indebtedness.
“Subordinated Indebtedness” means any Indebtedness that has been subordinated to the prior payment in full of all of the Obligations pursuant to a written agreement or written terms reasonably acceptable to the Required Lenders and, to the extent the Administrative Agent is a party to such agreement, the Administrative Agent.
“Subsidiary” of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary Voting Power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have Voting Power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, owns more than 50% of the Equity Interests of such Person at the time or in which such Person, one or more other Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, has the power to direct the policies, management and affairs thereof. Unless otherwise expressly provided, all references herein to “Subsidiary” shall mean a Subsidiary of the Parent Guarantor.
“Subsidiary Guarantor” means (a) any U.S. Subsidiary Guarantor and (b) any Non-U.S. Subsidiary Guarantor. Schedule 1.01(e) hereto lists each Subsidiary Guarantor as of the Closing Date.
“Supplier” has the meaning assigned to such term in Section 3.03(i).
“Support Agreement” has the meaning assigned to such term in Section 6.16(c)(i)(C).
“Swap Obligation” means, with respect to the Parent Guarantor, the Borrower or any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swiss Withholding Tax” means any taxes imposed under the Swiss Withholding Tax Act.
“Swiss Withholding Tax Act” means the Swiss Federal Act on the Withholding Tax (Bundesgesetz über die Verrechnungssteuer) of October 13, 1965, as amended from time to time (SR 642.21), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

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“Synthetic Lease” means any lease (i) that is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the “owner” of the leased property for federal income tax purposes.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Commitment” or “Commitment” means, with respect to each Lender, the amount, if any, of its (a) Initial Term Commitment, (b) Delayed Draw Term Commitment or (c) in the case of any Lender that becomes a party hereto pursuant to an Assignment Agreement, the amount set forth in such Assignment Agreement, as such commitment may be reduced from time to time as a result of assignments to or from such Lender pursuant to Section 11.06. As of the Closing Date, the aggregate amount of Term Commitments is $275,000,000.
“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.
“Term Loans” means an Initial Term Loan and/or a Delayed Draw Term Loan, as the context may require, in each case made to the Borrower under the Credit Facility.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Testing Period” means a single period consisting of the four consecutive fiscal quarters of the Parent Guarantor then last ended (whether or not such quarters are all within the same fiscal year) for which financial statements are available, except that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended that are so indicated in such provision.
“Title Company” has the meaning specified in Section 6.10(d)(ii)(A).
“Title Policy” has the meaning specified in Section 6.10(d)(ii)(A).
“Transactions” means the entering into and initial borrowings under this Agreement, the entering into the Existing Credit Agreement Amendment and the consummation of the transactions contemplated therein (including entering into the Lender Forbearance Agreement and the Noteholder Forbearance Agreement) and the payment of fees and expenses in connection with the foregoing and other related transactions.
“Triggering Event” means any (x) voluntary or mandatory prepayment or repayment of Term Loans (including pursuant to Section 11.12(h)) and/or (y) any acceleration of Term Loans or the Term Loans otherwise becoming due prior to their maturity date, in each case, after the occurrence of an Event of Default (including Section 8.01(i)), by operation of law or otherwise.

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“Type” means any type of Loan determined with respect to the interest option and currency denomination applicable thereto, which in each case shall be a Base Rate Loan or a Eurocurrency Loan.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York (or, if the context may require, each other applicable jurisdiction). References to the UCC shall include the Personal Property Security Act of Nova Scotia (or successor statute) or similar legislation of any other Canadian jurisdiction, including the Civil Code of Québec, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, opposability, enforceability, validity or effect of security interests or hypothecs.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“Undisclosed Administration” means in relation to a Lender or its parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a governmental supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“Unfunded Benefit Liabilities” of any U.S. Plan means the excess of a U.S. Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that U.S. Plan’s assets, determined in accordance with the assumptions used for funding the U.S. Plan pursuant to Section 412 of the Code for the applicable plan year.
“United States” and “U.S.” each means United States of America.
“Universal Service Administrative Company” means the independent, not-for-profit corporation designated by the FCC as the administrator of the Universal Service Fund created pursuant to Section 254 of the U.S. Communications Act.
“Universal Service Fund” means the Universal Service Fund created pursuant to Section 254 of the U.S. Communications Act or any similar fund established under federal, state or local law or regulation.
“Unrestricted Cash” means the aggregate amount of cash and Cash Equivalents of the Parent Guarantor and its Restricted Subsidiaries to the extent that (a) the use of such cash for application to fund working capital of the Parent Guarantor or the applicable Restricted Subsidiaries is not prohibited by law or any contract or other agreement, (b) such cash and Cash Equivalents are free and clear of all Liens (other than Liens in favor of the Administrative Agent and/or the Existing Agent, non-consensual Liens, statutory liens in favor of banks or Governmental Authorities (including for netting or set-off rights), Standard Permitted Liens and Liens permitted by Section 7.03(b) or (g)) and (c) such cash and Cash Equivalents would not be listed as “restricted” on the balance sheet of the Parent Guarantor in accordance with GAAP.

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“Unrestricted Subsidiary” means a direct or indirect Subsidiary of the Parent Guarantor designated as an Unrestricted Subsidiary prior to the Closing Date and set forth on Schedule 7.05; provided, that in no event may the Parent Guarantor or the Borrower be designated as an Unrestricted Subsidiary; provided, further, that no additional subsidiary may be designated as an Unrestricted Subsidiary on or following the Closing Date.
“U.K. Contingent Tax Obligations” has the meaning assigned thereto in the Approved Budget then in effect.
“U.K. Entity” means each Non-U.S. Subsidiary incorporated in England and Wales or Scotland or whose centre of main interests (within the meaning of the European Insolvency Regulation) is in England and Wales or Scotland (as applicable) as at the date hereof.
“U.K. Secured Parties” means the “Secured Parties” and each “Secured Party” under and as defined in each U.K. Security Agreement.
“U.K. Security Agreements” means the Non-U.S. Security Agreements governed by the laws of England and Wales or (as applicable) the laws of Scotland.
“U.K. Security Documents” means the U.K. Security Agreements, each Additional Security Document governed by the laws of England and Wales or (as applicable) the laws of Scotland and any document governed by English law or (as applicable) Scots law pursuant to which any Lien is granted or perfected by any Credit Party to the Administrative Agent as administrative agent and security trustee for the U.K. Secured Parties as security for any of the Obligations.
“U.K. Security Property” means:
(i)    the Liens expressed to be granted under the U.K. Security Documents in favor of the Administrative Agent as administrative agent and security trustee for the U.K. Secured Parties and all proceeds of those Liens;
(ii)    all obligations expressed to be undertaken by a Credit Party to pay amounts in respect of the Obligations to the Administrative Agent as administrative agent and security trustee for the U.K. Secured Parties and secured by the U.K. Security Documents together with all representations and warranties expressed to be given by a Credit Party in favor of the Administrative Agent as administrative agent and security trustee for the U.K. Secured Parties; and
(iii)    any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Administrative Agent by the terms of the U.K. Security Documents holds as security trustee on trust for the U.K. Secured Parties.
“Unity” has the meaning assigned to such term in Section 3.03(i).
“Updated Budget” has the meaning assigned to such term in Section 6.01(d)(i).

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“U.S. Collateral” means the “Collateral” (or any equivalent term) as defined in the U.S. Security Agreement or any other applicable U.S. Security Document, together with any other assets (whether Real Property or personal property) pledged pursuant to any U.S. Security Document.
“U.S. Communications Act” means the United States Communications Act of 1934, as amended, codified as Chapter 5 of Title 47 of the U.S. Code, 47 U.S.C. 151 et. seq.
“U.S. Communications Laws” means (i) the U.S. Communications Act, (ii) An Act Relating to the Landing and Operation of Submarine Cables in the United States, 47 U.S.C. §§34-39, and related executive orders, (iii) FCC Rules and FCC decisions, policies, reports, and orders issued from time to time, (iv) CALEA, (v) such other laws of the United States codified or otherwise included in Title 47 of the U.S. Code as may be applicable to the conduct of the Parent Guarantor or its Subsidiaries or applicable to any of their respective networks, fiber assets, facilities, equipment or other property, (vi) the telecommunications-related laws of any state or of any county, parish or other local division of any state of the United States and regulations, decisions, policies, reports and orders issued by state agencies or local division agencies with jurisdiction over telecommunications-related matters pursuant to such laws, and (vii) the regulations, decisions, policies, reports and orders of any Governmental Authority in the United States with jurisdiction over telecommunications-related matters as may be applicable to the conduct of the Parent Guarantor or any of its Subsidiaries or applicable to any of their respective networks, fiber assets, facilities, equipment or other property.
“U.S. Communications License” means any license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization related to the conduct of the Parent Guarantor or any of its Subsidiaries or applicable to any of their respective networks, fiber assets, facilities, equipment or other property and granted or issued by the FCC or any other local, state or federal U.S. Governmental Authority with jurisdiction over telecommunications-related matters (including any state public utility commission) to and held by the Parent Guarantor or any of its Subsidiaries, including those pursuant to which the Parent Guarantor or any of its Subsidiaries is authorized to engage in any activity subject to the jurisdiction of such Governmental Authority. The term “U.S. Communications License” includes the rights of the Parent Guarantor or any of its Subsidiaries, established by Section 63.21(h) of the FCC Rules.
“U.S. Credit Parties” means the Parent Guarantor and the U.S. Subsidiary Guarantors.
“U.S. Plan” means any Multi-Employer Plan, Multiple Employer Plan or Single-Employer Plan.
“U.S. Security Agreement” means the Pledge and Security Agreement, dated as of the Closing Date (as amended, restated, modified or supplemented from time to time), executed by the Parent Guarantor and the U.S. Subsidiary Guarantors in favor of the Administrative Agent.
“U.S. Security Documents” means the U.S. Security Agreement, each Additional Security Document, each Mortgage, any UCC financing statement and any similar filings and any document pursuant to which any Lien is granted or perfected by any U.S. Credit Party to the Administrative Agent.

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“U.S. Subsidiary” means any Subsidiary organized under the laws of the United States, any State thereof, or the District of Columbia.
“U.S. Subsidiary Guarantor” means any U.S. Subsidiary that is or hereafter becomes a party to a U.S. Subsidiary Guaranty, other than any Excluded Subsidiary.
“U.S. Subsidiary Guaranty” means each of (a) the Subsidiary Guaranty (U.S. Subsidiaries), dated as of the Closing Date (as amended, restated, modified or supplemented from time to time), executed by the U.S. Subsidiary Guarantors in favor of the Administrative Agent (the “U.S. Subsidiary Guaranty”), and (b) any guaranty executed by a U.S. Subsidiary in favor of the Administrative Agent from time to time after the Closing Date which guaranty shall be in form and substance reasonably acceptable to the Administrative Agent.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.03(g)(ii)(B)(3).
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001.
“USF Requirements” means the Universal Service Fund contribution and reporting requirements imposed by the FCC on providers of interstate telecommunications under the U.S. Communications Act or imposed by any state Governmental Authority.
“Variance Report” has the meaning assigned to such term in Section 6.01(d)(ii).
“Variance Testing Period” means (x) initially, the consecutive four calendar week period ending Saturday, January 16, 2021 and (y) thereafter, the consecutive four calendar week period ending each second Saturday thereafter.
“VAT” means:
(i)    any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(ii)    any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.
“VAT Receiver” has the meaning assigned to such term in Section 3.03(i).
“VoIP” means interconnected Voice over Internet Protocol services as that term is defined in Title 47, Part 9 of the Code of Federal Regulations.
“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a

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designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or other similar governing body of such Person.
“Waivable Mandatory Prepayment” has the meaning given thereto in Section 2.13(i).
“Withdrawal” means, with respect to any assets in the Designated Securities Account, a transfer, sale, delivery, release or other disposition of such assets from the Designated Securities Account; provided, however, that to the extent any transfer, sale, delivery, release or other disposition of such assets results in such assets or proceeds of such assets remaining in the Designated Securities Account, then such transfer, sale, delivery, release or other disposition shall not constitute a “Withdrawal” with respect to such assets or such proceeds. “Withdraw” and “Withdrawn” shall have correlative meanings thereto.
“Withdrawal Amount” means the amount set forth in Approved Budget in the line item entitled “Memo: Control Account Draw” allocable for the applicable monthly period, and which amount is available to be Withdrawn from the Designated Securities Account.
“Withdrawal Date” means each date on which the applicable Withdrawal Amount is Withdrawn from the Designated Securities Account in accordance with the Approved Budget then in-effect, which shall occur not more than once per calendar month.
“Withholding Agent” means any Credit Party and the Administrative Agent and, with respect to U.S. federal income taxes, any other applicable withholding agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.02    Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each means “to but excluding” and the word “through” means “through and including.”
Section 1.03    Accounting Terms. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that if the Borrower notifies the Administrative Agent and the Lenders that the Borrower wishes to amend any financial ratio or requirement to eliminate the effect of any change in GAAP that occurs after the Closing Date on the operation of such financial ratio or requirement (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any financial ratio or requirement for such purpose), then the Borrower’s compliance with such financial ratio or requirement shall be determined on the basis of GAAP in effect immediately before the relevant change

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in GAAP became effective, until either such notice is withdrawn or such financial ratio or requirement is amended in a manner satisfactory to the Borrower and the Required Lenders. The Borrower and the Lenders hereby agree to enter into good faith negotiations to amend any such financial ratio or requirement promptly upon receipt from any party entitled to send such notice. Notwithstanding the foregoing, (A) all financial statements delivered hereunder shall be prepared, and all covenants contained herein shall be calculated, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof and (B) all leases of the Parent Guarantor and its Restricted Subsidiaries that were treated as operating leases in accordance with GAAP as of May 31, 2018 shall continue to be treated as operating leases for purposes of the financial definitions contained herein, regardless of any change in GAAP after the Closing Date that would otherwise require such operating leases to be treated as Capital Leases; provided, that the Borrower shall provide to the Administrative Agent financial statements and other documents required under this Agreement which include a reconciliation showing such treatment before and after giving effect to such change in GAAP.
Section 1.04    Terms Generally.
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all Real Property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing, and (f) any reference to a statute, rule or regulation is to that statute, rule or regulation as now enacted or as the same may from time to time be amended, re-enacted or expressly replaced.
(b)    Notwithstanding anything to the contrary contained herein, for purposes of any determination under Article VI and Article VII and the calculation of compliance with any financial ratio for purposes of determining covenant compliance or taking any action hereunder or other transaction, event or circumstance, or any other determination under any other provision of this Agreement not covered elsewhere in this Section 1.04(b) (any of the foregoing, a “specified transaction”), in a currency other than Dollars, (i) the Dollar Amount of a specified transaction in a currency other than Dollars shall be calculated based on the rate of exchange quoted by a publicly available service for displaying

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exchange rates customarily referenced by the Administrative Agent, in accordance with its internal policies and procedures, for such foreign currency, as in effect at 11:00 A.M. (New York time) on the date of such specified transaction (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided, that if any Indebtedness is incurred (and, if applicable, associated Lien granted) pursuant to any Permitted Refinancing of Indebtedness denominated in a currency other than Dollars, and the relevant Permitted Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Permitted Refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Indebtedness following such Permitted Refinancing (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness subject to such Permitted Refinancing, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such Permitted Refinancing, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 7.04 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any specified transaction so long as such specified transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in this Section.
Section 1.05    [Reserved].
Section 1.06    [Reserved].
Section 1.07    Swedish Terms.
In this Agreement, where it relates to a Swedish entity, a reference to (a) a composition, assignment or similar arrangement with any creditor includes a företagsrekonstruktion, konkursförfarande or ackordsuppgörelse under the Swedish Bankruptcy Act (konkurslagen) or the Swedish Reorganisation Act (lag om fõretagsrekonstruktion) (as the case may be), (b) a compulsory manager, receiver, administrator includes a konkursförvaltare, företagsrekonstruktör or likvidator under Swedish law, (c) gross negligence means grov vårdslöshet under Swedish law, (d) a guarantee includes any garanti under Swedish law which is independent from the debt to which it relates and any borgen under Swedish law which is accessory to or dependent on the debt to which it relates, (e) merger includes any fusion implemented in accordance with Chapter 23 of the Swedish Companies Act (aktiebolagslagen) and (f) a winding up, administration or dissolution includes a frivillig likvidation or tvångslikvidation under Chapter 25 of the Swedish Companies Act (aktiebolagslagen).
ARTICLE II.

THE TERMS OF THE CREDIT FACILITY
Section 2.01    Establishment of the Credit Facility. On the Closing Date, and subject to and upon the terms and conditions set forth in this Agreement and the other Loan Documents, the Lenders

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agree to establish the Credit Facility for the benefit of the Borrower; provided, however, that at no time will the Credit Facility Exposure of any Lender exceed the aggregate amount of such Lender’s Commitment.
Section 2.02    [Reserved].
Section 2.03    Term Loans.
(a)    On the Closing Date, each Initial Term Lender that has an Initial Term Commitment severally, and not jointly, agrees, on the terms and conditions set forth in this Agreement, to make term loans denominated in Dollars (each an “Initial Term Loan”) to the Borrower pursuant to such Initial Term Lender’s Initial Term Commitment. The Initial Term Loans shall not exceed (A) for any Initial Term Lender at the time of incurrence thereof the amount of such Initial Term Lender’s Initial Term Commitment and (B) for all the Initial Term Lenders at the time of incurrence thereof the aggregate amount of the Initial Term Commitments of all Initial Term Lenders. The Initial Term Loans to be made by each Initial Term Lender will be made by such Initial Term Lender in the aggregate amount of its Initial Term Commitment in accordance with Section 2.07 hereof.
(b)    On one single occasion, during the period commencing on the day after the Closing Date and until the Delayed Draw Commitment Termination Date, each Delayed Draw Term Lender that has a Delayed Draw Term Commitment severally, and not jointly, agrees, on the terms and conditions set forth in this Agreement, to make term loans denominated in Dollars (each a “Delayed Draw Term Loan”) to the Borrower pursuant to such Delayed Draw Term Lender’s Delayed Draw Term Commitment. The Delayed Draw Term Loans shall not exceed (A) for any Delayed Draw Term Lender at the time of incurrence thereof the amount of such Delayed Draw Term Lender’s Delayed Draw Term Commitment and (B) for all the Delayed Draw Term Lenders at the time of incurrence thereof the aggregate amount of the Delayed Draw Term Commitments of all Delayed Draw Term Lenders. All Delayed Draw Commitments shall terminate and be permanently reduced to zero immediately and without further action upon the initial funding thereof (whether or not fully funded) and, to the extent earlier, on the Delayed Draw Commitment Termination Date (whether or not so funded). Voluntary reductions of the Delayed Draw Term Commitments shall not be permitted at any time prior to the Delayed Draw Commitment Termination Date. All Delayed Draw Term Loans and Initial Term Loans shall be fungible with each other.
(c)    With respect to all Term Loans, such Term Loans (i) once prepaid or repaid, may not be reborrowed; (ii) may, except as set forth herein, at the option of the Borrower be incurred and maintained as, or Converted into, Term Loans that are Base Rate Loans or Eurocurrency Loans denominated in Dollars; provided, that all Term Loans made as part of the same Borrowing shall consist of Term Loans of the same Type; and (iii) shall be repaid in accordance with Section 2.13(b).
Section 2.04    [Reserved]

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Section 2.05    [Reserved].
Section 2.06    Notice of Borrowing.
(a)    Time of Notice. Each Borrowing of a Loan (other than (x) a Borrowing on the Closing Date which notice must be received by the Administrative Agent prior to 12:00 p.m., New York City time, on the Business Day prior to the Closing Date or (y) Continuation or Conversion) shall be made upon notice in the form provided for below which shall be provided by the Borrower to the Administrative Agent at its Notice Office not later than (i) in the case of each Borrowing of a Eurocurrency Loan, 11:00 A.M. (local time at its Notice Office) at least ten (10) Business Days prior to the date of such Borrowing, and (ii) in the case of each Borrowing of a Base Rate Loan, prior to 11:00 A.M. (local time at its Notice Office) at least ten (10) Business Days prior to the date of such Borrowing.
(b)    Notice of Borrowing. Each request for a Borrowing (other than a Continuation or Conversion) shall be made by an Authorized Officer of the Borrower by delivering written notice of such request substantially in the form of Exhibit B-1 hereto (each such notice, a “Notice of Borrowing”), and in any event each such request shall be irrevocable and shall specify (i) whether such Borrowing is to be a Borrowing of Initial Term Loans or Delayed Draw Term Loans, (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (iii) the date of the Borrowing (which shall be a Business Day), (iv) the Type of Loans such Borrowing will consist of, and (v) if applicable, the initial Interest Period.
(c)    Minimum Borrowing Amount. The aggregate principal amount of each Borrowing by the Borrower shall not be less than the Minimum Borrowing Amount.
Section 2.07    Funding Obligations; Disbursement of Funds.
(a)    Several Nature of Funding Obligations. The Commitments of each Lender hereunder and the obligation of each Lender to make Loans are several and not joint obligations. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and each Lender shall be obligated to make the Loans provided to be made by it required to be funded by it hereunder, regardless of the failure of any other Lender to fulfill any of its Commitments hereunder. Nothing herein and no subsequent termination of the Commitments shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder and in existence from time to time or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.
(b)    Borrowings Pro Rata. All Term Loans shall be made by the Lenders having Term Commitments pro rata on the basis of their respective Term Commitments (excluding, to the extent there has been an amendment, change, waiver or other modifications to the conditions set forth in Section 4.02, any Lenders that decline to fund their undrawn Term Commitments in accordance with Section 11.12(a)(i)(F)).

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(c)    Notice to Lenders. The Administrative Agent shall promptly give each Lender, as applicable, written notice of each proposed Borrowing, or Conversion or Continuation thereof, and of such Lender’s proportionate share thereof or participation therein and of the other matters covered by the Notice of Borrowing or Notice of Continuation or Conversion as the case may be, relating thereto.
(d)    Funding of Loans. No later than 12:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing, each Lender will make available its amount, if any, of each Borrowing requested to be made on such date to the Administrative Agent at the Payment Office in immediately available funds and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office (or such other account as the Borrower shall specify) the aggregate of the amounts so made available in the type of funds received; provided that $135,000,000 of the proceeds of the Delayed Draw Term Loans shall be deposited in the Designated Securities Account pending Withdrawal in accordance with Section 2.12.
(e)    Advance Funding. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made the same available to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a rate per annum equal to (i) if paid by such Lender, the overnight Federal Funds Effective Rate or (ii) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 2.09, for the respective Loans (but without any requirement to pay any amounts in respect thereof pursuant to Section 3.02).
Section 2.08    Evidence of Obligations.
(a)    Loan Accounts of Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    Loan Accounts of the Administrative Agent; Lender Register. The Administrative Agent shall maintain accounts in which it shall record: (i) the amount of each Loan and Borrowing made

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hereunder, the Type thereof, the currency in which such Loan is denominated, the Interest Period and applicable interest rate; (ii) the amount of any principal due and payable or to become due and payable from the Borrower to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. In addition, the Administrative Agent shall maintain a register (the “Lender Register”) on or in which it will record the names of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loan owing to, each Lender, pursuant to the terms hereof from time to time. The entries in the Lender Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Lender Register pursuant to the terms hereof as a Lender for all purposes of this Agreement. The Administrative Agent will make the Lender Register available to any Lender (with respect to such Lender’s own interest only), the Ad Hoc Lender Group Advisors, the Ad Hoc Noteholder Group Advisors, the Ad Hoc 2020 EMEA Term Lender Group Advisors or the Borrower, at any reasonable time and from time to time upon reasonable prior notice.
(c)    Effect of Loan Accounts, etc. The entries made in the accounts maintained pursuant to Section 2.08(b) shall be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided, that the failure of the Administrative Agent to maintain such accounts or any error (other than manifest error) therein shall not in any manner affect the obligation of any Credit Party to repay or prepay the Loans or the other Obligations in accordance with the terms of this Agreement.
(d)    Notes. Upon reasonable written request of any Lender, the Borrower will execute and deliver to such Lender, including in respect of any funding by such Lender of a Delayed Draw Term Loan, a Note with blanks appropriately completed in conformity herewith to evidence its obligation to pay the principal of, and interest on, the applicable Term Loan made to it by such Lender; provided, however, that the decision of any Lender to not request a Note shall in no way detract from the Borrower’s obligation to repay the applicable Loans and other amounts owing by the Borrower to such Lender.
Section 2.09    Interest; Default Rate.
(a)    [Reserved].
(b)    Interest on Term Loans. The outstanding principal amount of each Term Loan made by each Lender shall bear interest at a rate per annum equal to the sum of (i) an amount payable in cash equal to (x) during such periods as such Term Loan is a Base Rate Loan, the Base Rate plus 4.00% and (y) during such periods as such Term Loan is a Eurocurrency Loan, the relevant Adjusted Eurocurrency Rate for such Eurocurrency Loan for the applicable Interest Period plus 5.00% and (ii) 2.50%, which interest, in the case of this clause (ii) shall be payable-kind and shall accrete, on a monthly basis, to the principal amount of each Term Loan in accordance with Section 2.09(e).
(c)    [Reserved.]
(d)    Default Interest. Notwithstanding the above provisions, if any Event of Default has occurred and is continuing, then: all amounts payable under this Agreement or any other Loan Documents

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shall thereafter automatically bear interest during the continuance of such Event of Default (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable Debtor Relief Laws) payable on demand, at a rate per annum equal to the Default Rate.
(e)    Accrual and Payment of Interest. Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable by the Borrower: (i) in respect of each Base Rate Loan, monthly in arrears on the last Business Day of each month; (ii) in respect of each Eurocurrency Loan, on the last day of each Interest Period applicable thereto; and (iii) in respect of all Loans, on any repayment, prepayment or Conversion (on the amount repaid, prepaid or Converted), at maturity (whether by acceleration or otherwise), and, after such maturity or, in the case of any interest payable pursuant to Section 2.09(d), on demand. Interest that is to be paid in-kind pursuant to Section 2.09(b) shall be paid in accordance with the immediately preceding sentence by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the applicable Term Loan and, thereafter, shall bear interest as provided hereunder as if it had originally been part of the outstanding principal of the applicable Term Loan.
(f)    Computations of Interest. All computation of interest hereunder shall be made on the actual number of days elapsed over a year of 360 days, except that interest computed by reference to the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year).
(g)    Information as to Interest Rates. The Administrative Agent, upon determining the interest rate for any Borrowing, shall promptly notify the Borrower and the Lenders, and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent shall be conclusive and binding absent manifest error.
(h)    Recalculation of Interest and Fees. By entering into this Agreement, the parties have assumed in bona fide that the interest and fees payable hereunder are not and will not become subject to any Tax deduction on account of Swiss Withholding Tax. Nevertheless, if a Tax deduction is required by Swiss law to be made by a Credit Party in respect of any interest or fees payable by it under this Agreement and should it be unlawful for the relevant Credit Party to comply with Section 3.03 (Net Payments) for any reason, then:
(i)    the applicable interest rate/fee in relation to that interest/fee payment shall be (i) the interest rate/fee which would have applied to that interest payment/fee (as provided for in Section 2.09(a) and Section 2.09(b) or otherwise in this Agreement in the absence of this Section 2.09(h)) divided by (ii) one (1) minus the rate at which the relevant Tax deduction is required to be made (where the rate at which the relevant Tax deduction is required to be made is for this purpose expressed as a fraction of one (1) rather than as a percentage); and
(ii)    the relevant Credit Party shall be obliged:

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(A)    to pay the relevant interest/fee at the adjusted rate in accordance with sub-section (i) above; and
(B)    to make the Tax deduction on the interest/fee so recalculated; and
all references to a rate of interest/fee in Section 2.09(a) and Section 2.09(b) or otherwise in this Agreement shall be construed accordingly. To the extent that interest/fee payable by a Credit Party under this Agreement becomes subject to Swiss Withholding Tax, the relevant Credit Party will provide to the Administrative Agent and the other Recipients those documents which are required by law and applicable double taxation treaties to be provided by the payer of such tax for the Administrative Agent and each other relevant Recipient to prepare a claim for refund of Swiss Withholding Tax and the Administrative Agent and each other relevant Recipient and the relevant Credit Party shall promptly co-operate in completing any procedural formalities (including submitting forms and documents required by the appropriate Tax authority) to the extent possible and necessary for the relevant Credit Party to obtain authorisation to make interest payments without them being subject to Swiss Withholding Tax or to allow the Administrative Agent and the other Recipients to prepare claims for the refund of any Swiss Withholding Tax so deducted.
(i)    Effect of Benchmark Transition Event(j)    . Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent (at the direction of the Required Lenders) and the Borrower may amend this Agreement to replace the Adjusted Eurocurrency Rate with a Benchmark Replacement; provided that any such Benchmark Replacement shall be administratively feasible for the Administrative Agent, and provided further the Administrative Agent shall not be bound to follow or agree to any amendment or supplement to this Agreement (including, without limitation, any Benchmark Replacement Conforming Changes) that would increase or materially change or affect the duties, obligations or liabilities of the Administrative Agent (including, without limitation, the imposition or expansion of discretionary authority), or reduce, eliminate, limit or otherwise change any right, privilege or protection of the Administrative Agent, or would otherwise materially and adversely affect the Administrative Agent, in each case in its reasonable judgment, without its express written consent. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the Adjusted Eurocurrency Rate with a Benchmark Replacement pursuant to this Section 2.09(i) will occur prior to the applicable Benchmark Transition Start Date. In connection with the implementation of a Benchmark Replacement, the Administrative Agent (at the direction of the Required Lenders) will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to

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this Agreement. The Administrative Agent (at the direction of the Required Lenders) will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.09(i), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.09(i). In the event that Adjusted Eurocurrency Rate or applicable Benchmark Replacement is not available on any determination date, then unless the Administrative Agent is notified of a replacement benchmark in accordance with the provisions of this Agreement at least five Business Days prior to any dated upon which interest payments are due pursuant to this Agreement, the Administrative Agent shall use the interest rate in effect for the immediately prior Interest Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Borrowing of, conversion to or continuation of Eurocurrency Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of the Base Rate based upon the Adjusted Eurocurrency Rate will not be used in any determination of the Base Rate.
Section 2.10    Conversion and Continuation of Loans.
(a)    Conversion and Continuation of Loans. The Borrower shall have the right, subject to the terms and conditions of this Agreement, to elect to change or continue the Type of any Loans, as follows:
(i)    in the case of Base Rate Loans, the Borrower may elect to Convert such Loans to Eurocurrency Loans on any Business Day;
(ii)    in the case of Eurocurrency Loans, the Borrower may, subject to Section 3.02, elect to (x) Convert all or a portion of such Eurocurrency Loans into a Borrowing or Borrowings of Base Rate Loans on any Business Day, and (y) Continue a Borrowing of such Eurocurrency Loans at the end of the applicable Interest Period as a new Borrowing of Eurocurrency Loans with a new Interest Period; and
(iii)    [reserved].
(b)    Notice of Continuation and Conversion. Each Continuation or Conversion of a Loan shall be made upon notice in the form provided for below provided by the Borrower to the Administrative Agent at its Notice Office not later than (i) in the case of each Continuation of or Conversion into a Eurocurrency Loan, prior to 11:00 A.M. (local time at its Notice Office) at least three (3) Business Days’ prior to the date of such Continuation or Conversion, and (ii) in the case of each Conversion to a Base

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Rate Loan, prior to 11:00 A.M. (local time at its Notice Office) on the Business Day prior to such Conversion. Each such request shall be made by an Authorized Officer of the Borrower delivering written notice of such request substantially in the form of Exhibit B-2 hereto (each such notice, a “Notice of Continuation or Conversion”), and in any event each such request shall be irrevocable and shall specify (A) the Borrowings to be Continued or Converted, (B) the date of the Continuation or Conversion (which shall be a Business Day), and (C) the Interest Period or, in the case of a Continuation, the new Interest Period.
Section 2.11    Fees.
(a)    Backstop Premium. On the Closing Date, the Borrower shall pay (or cause to be paid) to the Administrative Agent, for the account of each Lender as of the Closing Date, a backstop premium in cash equal to 8.50% of the aggregate Term Commitments then in effect, to be allocated to each Lender on a pro rata basis based on the aggregate principal amount of such Lender’s Term Commitments as in effect on the Closing Date. The backstop premium represents compensation for the commitment of each Lender’s Delayed Draw Term Commitment and is intended to be treated as put premium with respect to such Delayed Draw Term Commitment for U.S. federal income tax purposes.
(b)    Administrative Agent Fees. The Borrower shall pay to the Administrative Agent, on the Closing Date and thereafter, for its own account, the administrative agent fees set forth in the Fee Letter.
(c)    Computations and Determination of Fees. All computations of fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.
Section 2.12    Securities Account Withdrawals. The Borrower may on each Withdrawal Date, direct or order the Withdrawal of assets held in the Designated Securities Account, with the proceeds to be made available to the Borrower to the account as the Borrower shall specify; provided that, the Borrower shall deliver a Notice of Withdrawal to the Ad Hoc Lender Group Advisors and the Ad Hoc Noteholder Group Advisors (with a copy to the Administrative Agent), prior to 12:00 p.m., New York City time, at least two (2) Business Days prior to such Withdrawal Date; provided further that, the amount that may be Withdrawn during any calendar month shall not exceed the Withdrawal Amount for such monthly period without the consent of the Required Lenders.
Section 2.13    Voluntary, Scheduled and Mandatory Prepayments of Loans.
(a)    Voluntary Prepayments. The Borrower shall have the right to prepay any of the Loans owing by it, in whole or in part, without premium or penalty, except as specified in subparts (g) and (h) below, from time to time. The Borrower shall give the Administrative Agent at the Notice Office written notice of its intent to prepay the Loans, the amount of such prepayment and (in the case of Eurocurrency Loans) the specific Borrowing(s) pursuant to which the prepayment is to be made, which notice shall be received by the Administrative Agent by (y) 11:00 A.M. (local time at the Notice Office) three (3) Business Days prior to the date of such prepayment, in the case of any prepayment of Eurocurrency Loans, or (z) 11:00 A.M. (local time at the Notice Office) on the Business Day prior to such prepayment,

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in the case of any prepayment of Base Rate Loans, and which notice shall promptly be transmitted by the Administrative Agent to each of the affected Lenders, provided that:
(i)    each partial prepayment shall be in an aggregate principal amount of at least (A) in the case of any prepayment of a Eurocurrency Loan, $5,000,000 (or, if less, the full amount of such Borrowing), or an integral multiple of $1,000,000 and (B) in the case of any prepayment of a Base Rate Loan, $500,000 (or, if less, the full amount of such Borrowing), or an integral multiple of $100,000;
(ii)    no partial prepayment of any Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of such Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; and
(iii)    in the case of any prepayment of Term Loans, such prepayment shall be applied in the manner directed by the Borrower; provided, that in the absence of such direction, such prepayment shall be applied to the Term Loans in forward order of maturity.
(b)    Scheduled Repayment of Term Loans. The Borrower shall repay entire remaining principal amount of the outstanding Term Loans in full on the Maturity Date.
(c)    Mandatory Payments. The Loans shall be subject to mandatory repayment or prepayment (in the case of any partial prepayment conforming to the requirements as to the amounts of partial prepayments set forth in Section 2.13(a) above) in accordance with the following provisions:
(i)    [Reserved].
(ii)    [Reserved].
(iii)    [Reserved].
(iv)    [Reserved].
(v)    Certain Proceeds of Asset Sales. If during any fiscal year of the Parent Guarantor, the Parent Guarantor or any Restricted Subsidiary has received cumulative Net Cash Proceeds during such fiscal year from one or more Asset Sales (including, for the avoidance of doubt, the disposition of all or any portion of the Infrastructure Business) (other than any Directed Divestment) of at least $5,000,000 (other than Net Cash Proceeds from Asset Sales permitted by Section 7.02(a), (b), (c) and (j)), not later than the fifth (5th) Business Day following the date of receipt of any Cash Proceeds in excess of such amount (the “Excess Asset Sale Proceeds”), the Borrower shall prepay the principal amount of Term Loans in an aggregate amount equal to such Excess Asset Sale Proceeds in accordance with Section 2.13(d) below.
(vi)    Certain Proceeds of Indebtedness. Not later than the fifth (5th) Business Day following the date of the receipt by any Credit Party of the cash proceeds (net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated

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therewith) from any sale or issuance of any Indebtedness (other than any Indebtedness incurred pursuant to Section 7.04 after the Closing Date (other than any Permitted Refinancing)), the Borrower shall prepay the Term Loans in an amount equal to 100% of such Net Cash Proceeds in accordance with Section 2.13(d).
(vii)    Certain Proceeds of an Event of Loss. If during any fiscal year of the Parent Guarantor, the Parent Guarantor or any Restricted Subsidiary has received cumulative Net Cash Proceeds during such fiscal year from one or more Events of Loss (excluding insurance payments in connection with business interruption or delays in construction) of at least $5,000,000, not later than the fifth (5th) Business Day following the date of receipt of any Net Cash Proceeds in excess of such amount (the “Excess Event of Loss Proceeds”), the Borrower shall prepay the principal amount of the Term Loans. Notwithstanding the foregoing, in the event any property suffers an Event of Loss and the Borrower notifies the Administrative Agent and the Lenders in writing that it intends to repair, rebuild or restore the affected property, that such repair, rebuilding or restoration can be accomplished within 365 days of receipt of such Net Cash Proceeds and other funds available to the Parent Guarantor, the Parent Guarantor or its Restricted Subsidiaries as applicable, have entered into a legally binding commitment to repair, rebuild or restore the affected property within 365 days of receipt of such Cash Proceeds, that such repair, rebuilding or restoration can be accomplished within 180 days of the date of such legally binding commitment, then no such prepayment of the Loans shall be required. If by the deadline specified in the proviso in the preceding sentence, any portion of such Excess Event of Loss Proceeds has not been so used to repair, rebuild or restore the affected property, the Borrower shall prepay the principal amount of the Term Loans in an aggregate amount equal to such Excess Event of Loss Proceeds. Any such prepayment shall be applied to the prepayment of the Loans as provided in Section 2.13(d) below.
(viii)    If the Parent Guarantor or any Restricted Subsidiary has received any Net Cash Proceeds from any Directed Divestment, not later than the fifth (5th) Business Day following the date of receipt of any such Net Cash Proceeds, the Borrower shall prepay the principal amount of the Term Loans in an aggregate amount at least equal to 100% such Net Cash Proceeds. Any such prepayments shall be applied on a pro rata basis to outstanding Term Loans on a pro rata basis.
(d)    Applications of Certain Prepayment Proceeds. Each prepayment required to be made pursuant to Sections 2.13(c), (v), (vi) or (vii) above shall be applied as a mandatory prepayment of principal of the outstanding Term Loans, on a pro rata basis.
(e)    Particular Loans to be Prepaid. With respect to each repayment or prepayment of Loans made or required by this Section, subject to any contrary provision of Section 2.13(d), the Borrower shall designate the Types of Loans that are to be repaid or prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made; provided, however, that the Borrower shall first so designate all Loans that are Base Rate Loans and Eurocurrency Loans with Interest Periods ending on the

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date of repayment or prepayment prior to designating any other Eurocurrency Loans for repayment or prepayment.
(f)    Constraints on Upstreaming. The mandatory prepayments of the Borrower pursuant to Sections 2.13(c), (v), (vii) and (viii) of this Agreement shall not be required to the extent and for so long as the repatriation of funds from the Parent Guarantor’s Restricted Upstream Subsidiaries would be required to effect such prepayments and could reasonably be expected to (i) cause the Parent Guarantor, the Borrower or its Restricted Upstream Subsidiaries to suffer material adverse costs or tax consequences (including the imposition of withholding taxes and taking into account any foreign tax credit or benefit actually realized in connection with such repatriation), (ii) result in a violation of applicable local law (including, without limitation, financial assistance, corporate benefit restrictions on upstreaming of cash intra group and the fiduciary and statutory duties of the directors of such non-U.S. Subsidiary or non-U.K. Subsidiary) or (iii) expose individual directors of the Parent Guarantor or any of its Restricted Upstream Subsidiaries to the risk of personal liability, in each case as reasonably determined by the Parent Guarantor in good faith. The Parent Guarantor and its Restricted Upstream Subsidiaries, if any, shall take all commercially reasonable actions to overcome or eliminate any such restrictions and/or minimize any such costs of prepayment to make the relevant prepayment. If at a later date the Parent Guarantor or any of its Restricted Upstream Subsidiaries is able to repatriate all or any portion of such funds in order to make such mandatory prepayment without incurring a material risk of suffering a material adverse cost or tax consequence or such prohibition, restriction or delay is no longer applicable, as applicable, it shall promptly take all such actions necessary to repatriate such funds and make such mandatory prepayment.
(g)    Make-Whole Premium. Upon the occurrence of a Triggering Event, and in accordance with Section 8.03, the Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, concurrently with the occurrence of such Triggering Event, an amount equal to the Make-Whole Premium with respect to the Term Loans subject to such Triggering Event.
(h)    Breakage and Other Compensation. Any prepayment made pursuant to this Section 2.13 shall be accompanied by any amounts payable in respect thereof under Article III hereof.
(i)    Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding, if the Borrower is required to make any mandatory prepayment of Term Loans pursuant to Sections 2.13(c)(v) (other than the Net Cash Proceeds of any disposition of all or any portion of the Infrastructure Business) or (vii) (a “Waivable Mandatory Prepayment”), not less than four (4) Business Days prior to the date (the “Required Prepayment Date”) on which the Borrower is required to make such Waivable Mandatory Prepayment, the Borrower shall notify the Administrative Agent of the amount of such prepayment, and the Administrative Agent will promptly thereafter notify each Lender holding outstanding Term Loans of the amount of such Lender’s pro rata share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to the Borrower and the Administrative Agent of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any such Lender which does not notify the Borrower and the Administrative Agent of its election to exercise such option on or before 11:00 A.M. (local time at the Notice Office) on the first Business Day prior to the Required

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Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, the Borrower shall retain that amount of the Waivable Mandatory Prepayment with respect to which each Lender, if any, shall have exercised its option to refuse (any such amount retained by either Borrower, the “Retained Declined Proceeds”).
Section 2.14    Method and Place of Payment.
(a)    Generally. All payments made by the Borrower or Parent Guarantor hereunder (including any payments made with respect to the Parent Guarantor Guaranteed Obligations under Article X) under any Note or any other Loan Document shall be made without setoff, counterclaim or other defense.
(b)    Application of Payments. Except as specifically set forth elsewhere in this Agreement and subject to Section 8.03, all payments and prepayments of Term Loans shall be applied by the Administrative Agent to reduce the principal amount of Term Loans held by each Lender on a pro rata basis.
(c)    Payment of Obligations. Except as specifically set forth elsewhere in this Agreement, all payments under this Agreement with respect to any of the Obligations shall be made to the Administrative Agent on the date when due and shall be made at the Payment Office in immediately available funds.
(d)    Timing of Payments. Any payments under this Agreement that are made later than 11:00 A.M. (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.
(e)    Distribution to Lenders. Upon the Administrative Agent’s receipt of payments hereunder, the Administrative Agent shall immediately distribute to each Lender its ratable share, if any, of the amount of principal, interest, and fees received by it for the account of such Lender; provided, however, that if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder then, except as specifically set forth elsewhere in this Agreement and subject to Section 8.03, such funds shall be applied towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal, interest and fees then due to such parties.
Section 2.15    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

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(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders.”
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.03 shall be applied at such time or times as may be determined by the Required Lenders as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Required Lenders and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the applicable conditions in Article IV were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments under the Credit Facility. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b)    Defaulting Lender Cure. If the Borrower and the Required Lenders agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent (at the direction of the Required Lenders) will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders (or take such other actions as the Required Lenders may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments under the Credit Facility), whereupon such Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from

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Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III.

INCREASED COSTS, ILLEGALITY AND TAXES
Section 3.01    Increased Costs, Illegality, etc. (a) Without limiting Section 2.09 of this Agreement, in the event that (x) in the case of clause (i) below, the Required Lenders or (y) in the case of clauses (ii) and (iii) below, any Lender or other Recipient, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):
(i)    on any date for determining the interest rate applicable to any Eurocurrency Loan for any Interest Period that, by reason of any changes arising after the Closing Date, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in this Agreement for such Eurocurrency Loan; or
(ii)    at any time, that such Lender or other Recipient shall incur increased costs or reductions in the amounts received or receivable by it hereunder in an amount that such Lender or other Recipient deems material with respect to any Eurocurrency Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of any (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) because of (x) any Change in Law since the Closing Date (including, but not limited to, a change in requirements for any reserve, special deposit, liquidity or similar requirements (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or other Recipient, but, in all events, excluding reserves already includable in the interest rate applicable to such Eurocurrency Loan pursuant to this Agreement) or (y) other circumstances adversely affecting the London interbank market (other than as contemplated in Section 2.09 of this Agreement) or the position of such Lender or other Recipient in any such market; or
(iii)    at any time, that the making or continuance of any Eurocurrency Loan has become unlawful by compliance by such Lender in good faith with any Change in Law since the Closing Date, or would conflict with any thereof not having the force of law but with which such Lender customarily complies, or has become impracticable as a result of a contingency occurring after the Closing Date that materially adversely affects the London interbank market (other than as contemplated in Section 2.09 of this Agreement); then, and in each such event, such Lender or other Recipient (or the Required Lenders in the case of clause (i) above) shall (1) on or promptly following such date or time and (2) within ten (10) Business Days of the date on which such event no longer exists give notice to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other

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Lenders or other Recipients). Thereafter (x) in the case of clause (i) above, the affected Type of Eurocurrency Loans shall no longer be available until such time as the Required Lenders notify the Borrower, the Administrative Agent (who shall promptly notify the Lenders) or other Recipients that the circumstances giving rise to such notice by the Required Lender no longer exist, and any Notice of Borrowing or Notice of Continuation or Conversion given by the Borrower with respect to such Type of Eurocurrency Loans that have not yet been incurred, Converted or Continued shall be deemed rescinded by the Borrower or, in the case of a Notice of Borrowing, shall, at the option of the Borrower in the case of a Loan denominated in Dollars, be deemed converted into a Notice of Borrowing for Base Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender or other Recipient, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender or other Recipient shall determine) as shall be required to compensate such Lender or other Recipient for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender or other Recipient, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower by such Lender or other Recipient shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 3.01(b) as promptly as possible and, in any event, within the time period required by law.
(b)    At any time that any Eurocurrency Loan is affected by the circumstances described in Section 3.01(a)(ii) or (iii), the Borrower may (and in the case of a Eurocurrency Loan affected pursuant to Section 3.01(a)(iii) the Borrower shall) either (i) if the affected Eurocurrency Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent thereof on the same date that the Borrower was notified by a Lender or other Recipient pursuant to Section 3.01(a)(ii) or (iii), cancel said Borrowing, or, in the case of any Borrowing of a Loan denominated in Dollars, convert the related Notice of Borrowing into one requesting a Borrowing of Base Rate Loans or require the affected Lender or other Recipient to make its requested Loan as a Base Rate Loan, (ii) if the affected Eurocurrency Loan is then outstanding and denominated in Dollars, upon at least three (3) Business Days’ notice to the Administrative Agent, require the affected Lender or other Recipient to Convert each such Eurocurrency Loan into a Base Rate Loan or (iii) if the affected Eurocurrency Loan is then outstanding and is a Loan, bear interest at such rate as the Required Lenders shall determine adequately and fairly reflects the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period plus the applicable interest rate set forth in Section 2.09(b); provided, however, that if more than one Lender or other Recipient is affected at any time, then all affected Lenders or other Recipients must be treated the same pursuant to this Section 3.01(b).
(c)    If any Lender shall have determined that after the Closing Date, any Change in Law regarding capital adequacy or liquidity by any Governmental Authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made

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subsequent to the Closing Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material to the rate of return on such Lender’s or its parent corporation’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent corporation would have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or its parent corporation’s policies with respect to capital adequacy and liquidity), then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 3.01(c), will give prompt written notice thereof to the Borrower, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrower’s obligations to pay additional amounts pursuant to this Section 3.01(c) upon the subsequent receipt of such notice.
(d)    Notwithstanding anything in this Agreement to the contrary, (i) no Lender shall be entitled to compensation or payment or reimbursement of other amounts under Section 3.01 for any amounts incurred or accruing more than 180 days prior to the giving of notice to the Borrower of additional costs or other amounts of the nature described in such Sections (provided, that if such additional costs or other amounts arose as a result of a Change in Law that was retroactive, then such 180 day period shall be extended to include the period of retroactive effect thereof), and (ii) no Lender shall demand compensation for any reduction referred to in Section 3.01(c) if it shall not at the time be the general policy or practice of such Lender to demand such compensation, payment or reimbursement in similar circumstances under comparable provisions of other credit agreements.
Section 3.02    Breakage Compensation. The Borrower shall compensate each Lender, upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, costs, expenses and liabilities (including any loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurocurrency Loans) which such Lender may sustain in connection with any of the following: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Eurocurrency Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Continuation or Conversion (other than a Notice of Borrowing deemed withdrawn pursuant to Section 3.01(a)); (ii) if any repayment, prepayment, Conversion or Continuation of any Eurocurrency Loan occurs on a date that is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurocurrency Loans is not made on any date specified in a notice of prepayment given by the Borrower; (iv) as a result of an assignment by a Lender of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto pursuant to a request by the Borrower pursuant to Section 3.05(b); or (v) as a consequence of (x) any other default by the Borrower to repay or prepay any Eurocurrency Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 3.05(b). The written request of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall

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be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such request within ten (10) days after receipt thereof.
Section 3.03    Net Payments.
(a)    Defined Terms. For purposes of this Section 3.03, the term “applicable law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Borrower. Each Credit Party shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any applicable Other Taxes.
(d)    Indemnification by the Credit Parties. Each Credit Party with respect to Loans shall, jointly and severally, with such other Credit Parties indemnify each applicable Recipient, in each case within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A

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certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 3.03, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent and at the time or times prescribed by applicable law, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent or prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to withholding, including backup withholding, or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.03(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that either (x) the Borrower or (y) any U.S. Credit Party to which the Borrower advances proceeds of any Term Loan and which, in the reasonable opinion of the Borrower, any U.S. Credit Party, or the Administrative Agent, may be treated for U.S. federal income tax purposes as a conduit borrower, is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the

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recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals (or copies, including electronic copies) of IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed originals (or copies, including electronic copies) of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Applicable Borrower as described in Section 881(c)(3)(C) of the Code and that no payments in connection with any Loan Document are effectively connected with such Foreign Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) executed originals (or copies, including electronic copies) of IRS Form W-8BEN-E; or
(IV)    to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership, or is a participating Lender), executed originals (or copies, including electronic copies) of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8 BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals (or copies, including electronic copies) of any other

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form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
Each Lender hereby authorizes the Administrative Agent to deliver to the Credit Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.03(g).
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.03 (including by the payment of additional amounts pursuant to this Section 3.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require

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any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    VAT
(i)    All amounts expressed to be payable under any Loan Document by any party to a Recipient which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Recipient to any party under a Loan Document and such Recipient is required to account to the relevant tax authority for the VAT, that party must pay to such Recipient (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Recipient must promptly provide an appropriate VAT invoice to that party).
(ii)    If VAT is or becomes chargeable on any supply made by any Recipient (the “Supplier”) to any other Recipient (the “VAT Receiver”) under any Loan Document, and any party other than the VAT Receiver (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the VAT Receiver in respect of that consideration):
(A)    where the Supplier is the person required to account to the relevant tax authority for the VAT, the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The VAT Receiver must (where this paragraph (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the VAT Receiver receives from the relevant tax authority which the VAT Receiver reasonably determines relates to the VAT chargeable on that supply; and
(B)    where the VAT Receiver is the person required to account to the relevant tax authority for the VAT, the Relevant Party must promptly, following demand from the VAT Receiver, pay to the VAT Receiver an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Receiver reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(iii)    Where any Loan Document requires any party to reimburse or indemnify a Recipient for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Recipient for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Recipient reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(iv)    Any reference in this Section 3.03(i) to any party shall, at any time when such party is treated as a member of a group or unity (including but not limited to a fiscal unity (fiscale eenheid) for Dutch VAT purposes, “Unity”) for VAT purposes, include (where appropriate and

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unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a party shall be construed as a reference to that party or the relevant group or Unity of which that party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or Unity at the relevant time (as the case may be).
(v)    In relation to any supply made by a Recipient to any party under any Loan Document, if reasonably requested by such Recipient, that party must promptly provide such Recipient with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Recipient’s VAT reporting requirements in relation to such supply.
(j)    Survival. Each party’s obligations under this Section 3.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 3.04    [Reserved].
Section 3.05    Change of Lending Office; Replacement of Lenders.
(a)    Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a)(ii) or (iii), 3.01(c) or 3.03 requiring the payment of additional amounts to the Lender, such Lender will, if requested by the Borrower, use commercially reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans or Commitments affected by such event; provided, however, that such designation is made on such terms that such Lender and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. The Borrower hereby agrees to pay all reasonable, documented, out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If (i) any Lender requests any compensation, reimbursement or other payment under Section 3.01(a)(ii) or (iii), or 3.01(c) with respect to such Lender, (ii) the Borrower is, or because of a matter in existence as of the date that the Borrower is seeking to exercise its rights under this Section will be, required to pay any Indemnified Taxes or additional amounts to any Lender or Governmental Authority pursuant to Section 3.03, or (iii) or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.06(c)), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations; provided, however, that (1) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other

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amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under Section 3.02 hereof but excluding any amount payable under Section 2.13(g)), and (2) in the case of any such assignment resulting from a claim for compensation, reimbursement or other payments required to be made under Section 3.01(a)(ii) or (iii) or Section 3.01(c) with respect to such Lender, or resulting from any required payments to any Lender or Governmental Authority pursuant to Section 3.03, such assignment will result in a reduction in such compensation, reimbursement or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
(c)    Nothing in this Section 3.05 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 3.01, or 3.03.
ARTICLE IV.

CONDITIONS PRECEDENT
Section 4.01    Conditions Precedent at Closing Date. The occurrence of the Closing Date, and the obligation of the Lenders to make Initial Term Loans on or about the Closing Date, is subject to the satisfaction of each of the following conditions on or prior to the Closing Date (the making of such Loans by a Lender being conclusively deemed to be its satisfaction or waiver):
(i)    Credit Agreement. This Agreement shall have been executed by the Parent Guarantor, the Borrower, the Administrative Agent and each of the Lenders.
(ii)    Notes. The Borrower shall have executed and delivered the appropriate Note or Notes to each Lender that has requested the same.
(iii)    Guaranty Agreements. (a) Each U.S. Subsidiary Guarantor shall have duly executed and delivered the U.S. Subsidiary Guaranty and (b) each Non-U.S. Subsidiary Guarantor shall have duly executed and delivered the Non-U.S. Subsidiary Guaranty.
(iv)    Security Documents. Subject to Section 6.15, the Parent Guarantor and each Subsidiary Guarantor shall have duly executed and delivered the Security Documents to which it is required to become a party pursuant to the terms of the Security Documents.
(v)    Fees. The Borrower shall have (A) paid to the Administrative Agent, for its own account, the fees required to be paid by it on the Closing Date pursuant to the Fee Letter, (B) paid to the Administrative Agent, for the account of the applicable Lenders, the backstop premium pursuant to Section 2.11(a) and (C) paid or caused to be paid all reasonable fees and expenses of (w) the Administrative Agent and Seward & Kissel LLP, as counsel to the Administrative Agent, (x) the Ad Hoc Lender Group Advisors and (y) the Ad Hoc Noteholder Group Advisors, in each case, that have been invoiced at least two (2) Business Days prior to the Closing Date (or such

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later time or date as may be agreed to by the Borrower) in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby.
(vi)    Corporate Resolutions and Approvals. The Administrative Agent and the Lenders shall have received certified copies of the resolutions of the board of directors (or similar governing body), shareholders, any supervisory board and any other corporate body (in each case, if applicable and required under local law or customary in the relevant jurisdiction) of each Credit Party approving the Loan Documents to which such Credit Party is or may become a party, and of all documents evidencing other necessary corporate or other organizational action (including resolutions of the members or shareholders of a Credit Party, as the case may be), with respect to the execution, delivery and performance by such Credit Party of the Transactions and the Loan Documents to which it is or may become a party.
(vii)    [Reserved].
(viii)    Opinions of Counsel. Subject to Section 6.15, the Administrative Agent and the Lenders shall have received such opinions of counsel from counsel to the Credit Parties and/or counsel to the Lenders, as reasonably determined by counsel to such Credit Parties and counsel to the Lenders in each jurisdiction, in each jurisdiction in which any such Credit Parties is organized, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.
(ix)    Recordation of Security Documents, Delivery of Collateral, Taxes, etc. Subject to Section 6.15 and the Funding Conditions Provision, the Security Documents (or proper notices or UCC financing statements) shall have been duly recorded, published and filed in such manner and in such places as is required by law to establish, perfect, preserve and protect the rights, Liens and security interests of the parties thereto and their respective successors and assigns, all Collateral items required to be physically delivered to the Administrative Agent thereunder shall have been so delivered, accompanied by any appropriate instruments of transfer, and all taxes, fees and other charges then due and payable in connection with the execution, delivery, recording, publishing and filing of such instruments and the issuance of the Obligations and the delivery of the Notes shall have been paid in full.
(x)    Transaction Documents.
(A)    Existing Credit Agreement Amendment. The Existing Credit Agreement Amendment shall have been duly executed and delivered by the Parent Guarantor, the Borrower, each Subsidiary of the Parent Guarantor party thereto, the Existing Agent and lenders under the Existing Credit Agreement constituting the Required Lenders, the Required Revolving Lenders and the Required 2020 EMEA Term Lenders (each term, as defined in the Existing Credit Agreement) and shall be in full force and effect.

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(B)    Priming Facility Intercreditor Agreement. The Priming Facility Intercreditor Agreement shall have been duly executed and delivered by the Administrative Agent and the Existing Agent and shall be in full force and effect and acknowledgments of the Priming Facility Intercreditor Agreement shall have been executed by and delivered to the Administrative Agent by the Parent Guarantor, the Borrower and each Subsidiary Guarantor.
(C)    Lender Forbearance Agreement. The lender forbearance agreement attached as Annex D to the Existing Credit Agreement Amendment (the “Lender Forbearance Agreement”) shall be in full force and effect.
(D)    Noteholder Forbearance Agreement. The noteholder forbearance agreement attached as Annex E to the Existing Credit Agreement Amendment (the “Noteholder Forbearance Agreement”) shall have been duly executed and delivered by the Parent Guarantor, each Subsidiary of the Parent Guarantor party thereto and institutions that beneficially own at least a majority of 2024 Notes out-standing as of the date hereof and shall be in full force and effect.
(xi)    Initial Budget. The Ad Hoc Lender Group Advisors, the Ad Hoc Noteholder Group Advisors, the Private-Side Lenders and the Administrative Agent shall have received an initial budget for the Parent Guarantor and its Subsidiaries reasonably acceptable to the Ad Hoc Lender Group Advisors prior to the Closing Date (the “Initial Budget”).
(xii)    Closing Certificate. The Administrative Agent and the Lenders shall have received an officer’s certificate executed by a Financial Officer of the Parent Guarantor certifying that the conditions in Section 4.01(xiv) have been satisfied or will be substantially satisfied concurrently with the initial Borrowing on the Closing Date.
(xiii)    Corporate Charters, Governing Documents and Good Standing Certificates. Subject to Section 6.15, the Administrative Agent and the Lenders shall have received: (A) a certified copy of the Certificate or Articles of Incorporation or equivalent formation document of each Credit Party and any and all amendments and restatements thereof, certified as of a recent date by the relevant Secretary of State (or comparable governmental authority in any foreign jurisdiction or, in the case of a Credit Party organized under the laws of any province of Canada or under the laws of Ireland, an officer of such Credit Party), (B) a copy of the bylaws, operating agreement, partnership agreement or equivalent governing document of each such Credit Party and all amendments and restatements thereof, and, to the extent applicable, any unanimous shareholder agreement or declaration limiting the powers of the directors of such Credit Party, in each case, certified by the Secretary or an Assistant Secretary of such Credit Party, and (C) to the extent applicable, a “long-form” good standing certificate or a certificate of existence from the Secretary of State (or, if applicable, a certificate of status from a comparable governmental authority in any foreign jurisdiction) of the state or other applicable jurisdiction of incorporation or formation, dated as of a recent date, certifying as to the good standing of such Credit Party.

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(xiv)    Representations and Warranties. The representations and warranties set forth in Article V of this Agreement and each of the other Loan Documents shall be true and correct in all material respects (or, if qualified by “materiality”, “Material Adverse Effect” or similar language, in all respects (after giving effect to such qualification)) on and as of the Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (or, if qualified by “materiality”, “Material Adverse Effect” or similar language, in all respects (after giving effect to such qualification)) on and as of such earlier date.
(xv)    Perfection Certificate. Subject to Section 6.15, the Credit Parties shall have duly executed and delivered a Perfection Certificate, together with all attachments contemplated thereby.
(xvi)    Intercompany Subordination Agreement. Subject to Section 6.15, the Parent Guarantor and its Restricted Subsidiaries as determined immediately prior to the Closing Date shall have duly executed and delivered the Intercompany Subordination Agreement.
(xvii)    Lien and Judgment Searches. The Administrative Agent shall have received:
(A)    the results of a Lien search (including a search as to judgments, pending litigation, bankruptcy and, if customary, Tax matters) made against the Credit Parties under the UCC (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the UCC should be made to evidence or perfect security interests in all assets of such Credit Party, indicating among other things that the assets of each such Credit Party are free and clear of any Lien (except for Permitted Liens); and
(B)    searches of ownership of U.S. and non-U.S. Intellectual Property in the appropriate governmental offices and such Intellectual Property filings as may be requested by the Administrative Agent to the extent necessary or reasonably advisable to perfect the Administrative Agent’s security interest in the Intellectual Property.
(xviii)    Ad Hoc Noteholder Group. The Administrative Agent shall have received a list of all members of the Ad Hoc Noteholder Group, which list the Administrative Agent may conclusively rely on for all purposes.
(xix)    Strategic Planning Committee. The Parent Guarantor’s board of directors (the “Parent Board”) shall have duly adopted and enacted an amended and restated charter for its strategic planning committee (the “Strategic Planning Committee”), which charter shall be delivered to the Administrative Agent and reasonably satisfactory to the Required Lenders.
(xx)    Patriot Act. The Administrative Agent and the Lenders shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information reasonably requested by the Administrative Agent and the Lenders under applicable “know your

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customer” rules and regulations and Anti-Terrorism Laws, including the USA Patriot Act, so long as such information is requested at least ten (10) Business Days prior to the Closing Date.
(xxi)    Notice of Borrowing and Flow of Funds Memorandum. The Administrative Agent shall have received a Notice of Borrowing no later than 3:00 P.M. two (2) Business Day in advance of the Closing Date (or such later time or date as the Administrative Agent may agree in its reasonable discretion) together with a flow of funds memorandum.
For purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Section 4.02    Conditions Precedent to Drawings of Delayed Draw Term Loans. The obligations of the Lenders to make Delayed Draw Term Loans is subject to the satisfaction of the following conditions (the making of such Loans by a Lender being conclusively deemed to be its satisfaction or waiver):
(i)    Notice. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.06(b).
(ii)    Delayed Draw Loan Exposure. Immediately after giving effect to any such borrowing of a Delayed Draw Term Loan after the Closing Date, the aggregate Delayed Draw Loan Exposure shall not exceed the Delayed Draw Term Commitment then in effect.
(iii)    No Default, Representations and Warranties. With respect to each borrowing of Delayed Draw Term Loan, at the time thereof and also after giving effect thereto: (i) there shall exist no Default or Event of Default, and (ii) all representations of the Credit Parties contained herein or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such borrowing of a Delayed Draw Term Loan, except to the extent such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made (except to the extent such representation or warranty is qualified by “materiality” or “Material Adverse Effect” or a similar term, in which case such representation and warranty shall be true and correct in all respects).
(iv)    Fees. The Borrower shall have paid all costs, fees, expenses (including reasonable, documented, out-of-pocket legal fees and expenses) and other compensation payable to the Administrative Agent and the Lenders to the extent then due.
(v)    Milestones. Each of the Milestones as set forth in Sections 6.16(c)(i)(A), (ii), (iii), (iv), (v)(A) and (vi) have been satisfied.

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(vi)    Officer’s Certificate. The Administrative Agent shall have received an officer’s certificate executed by a Financial Officer of the Parent Guarantor certifying that each of the conditions in this Section 4.02 have been satisfied.
(vii)    Designated Securities Account. The Borrower shall have established the Designated Securities Account with the Securities Intermediary on terms reasonably satisfactory to the Required Lenders and the Administrative Agent.
Section 4.03    Conditions Satisfied.(i)     The acceptance of the benefits of the Term Loans on the Closing Date shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all of the applicable conditions specified in Section 4.01 have been satisfied as of the times referred to in such Section.
ARTICLE V.

REPRESENTATIONS AND WARRANTIES
In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans provided for herein on the Closing Date, the Parent Guarantor and the Borrower (with respect to themselves and on behalf of the Restricted Subsidiaries) make, on the Closing Date, the following representations and warranties to, and agreements with, the Administrative Agent and the Lenders, all of which shall survive the execution and delivery of this Agreement:
Section 5.01    Corporate Status. The Parent Guarantor and each of its Restricted Subsidiaries (i) is a duly incorporated, organized or formed (as applicable) and validly existing corporation, company, partnership or limited liability company, as the case may be, (ii) is in good standing or in full force and effect under the laws of the jurisdiction of its formation, (iii) has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (iv) is duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified or authorized except, in the case of clauses (ii), (iii), and (iv) where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 5.02    Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is party. Each Credit Party has duly executed and delivered each Loan Document to which it is party and each Loan Document to which it is party, subject to the Legal Reservations and Non-U.S. Perfection Requirements, constitutes the legal, valid and binding agreement and obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

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Section 5.03    No Violation. Neither the execution, delivery and performance by any Credit Party of the Loan Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to such Credit Party or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than the Liens created pursuant to the Security Documents) upon any of the property or assets of such Credit Party pursuant to the terms of (A) any Material Contract, or (B) any other promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other agreement or other instrument, to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject which evidences Material Indebtedness, or (iii) will violate any provision of the Organizational Documents of such Credit Party, in each case referred to in clauses (i), (ii) and (iii) where the contravention, conflict or violation thereof would reasonably be expected to have a Material Adverse Effect.
Section 5.04    Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize or is required as a condition to (i) the execution, delivery and performance by any Credit Party of any Loan Document to which it is a party or any of its obligations thereunder or (ii) the legality, validity, binding effect or enforceability of any Loan Document to which any Credit Party is a party, except (x) the filing and recording of financing statements and other documents necessary in order to perfect the Liens created by the Security Documents, subject to the Funding Conditions Provision, the Agreed Security Principles, the Legal Reservations and the Non-U.S. Perfection Requirements and (y) those orders, consents, approvals, licenses, authorizations, or validations received, or filings, recordings or registrations filed, or exemptions granted, if any.
Section 5.05    Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Parent Guarantor, threatened in writing with respect to any Credit Party or any of their respective Restricted Subsidiaries or against any of their respective properties (i) that have had, or would reasonably be expected to have, a Material Adverse Effect, or (ii) that question the validity or enforceability of any of the Loan Documents, or of any action to be taken by any Credit Party pursuant to any of the Loan Documents.
Section 5.06    Use of Proceeds; Margin Regulations; Sanctions.
(a)    The proceeds of all Term Loans shall be utilized to (a) pay the fees, costs and expenses incurred in connection with the Transactions and (b) provide working capital and funds for other general corporate purposes.
(b)    No part of the proceeds of any Borrowing will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System. No Credit Party is engaged in the business of extending credit for the purpose

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of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Parent Guarantor or of the Parent Guarantor and its consolidated Restricted Subsidiaries that are subject to any “arrangement” (as such term is used in Section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.
(c)    The Borrower will use commercially reasonable efforts such that no proceeds borrowed under any Loan will be used in a manner which would constitute a “use of proceeds in Switzerland” as interpreted by the Swiss Federal Tax Administration for purposes of Swiss Withholding Tax, except and to the extent that a written confirmation or tax ruling countersigned by the Swiss Federal Tax Administration has been obtained (in a form satisfactory to the Required Lenders) confirming that the intended “use of proceeds in Switzerland” does not result in interest payments in respect of any Loan becoming subject to a withholding or deduction for Swiss Withholding Tax.
(d)    The Borrower will not use any part of the proceeds of any Borrowing directly or indirectly, (i) to fund any unlawful activities or business of or with any Sanctioned Person, or in any Sanctioned Country, in each case in violation of applicable Sanctions or (ii) in any other manner that would constitute or give rise to a violation of Sanctions by any Person, including any Lender. The representation set forth in this Section 5.06(d) is not made by the Parent Guarantor or the Borrower or for the benefit of any Lender to the extent that it would violate or expose the Parent Guarantor or the Borrower or any such Lender to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time in the Federal Republic of Germany or the European Union and that is applicable to the Parent Guarantor, the Borrower or such Lender, as applicable (including without limitation EU Regulation (EC) 2271/96 and Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung – AWV))).
Section 5.07    Approved Budget. The Approved Budget was prepared on behalf of the Parent Guarantor in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made in light of the conditions existing at the time the Approved Budget was created; provided that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Parent Guarantor’s projected consolidated results as set forth therein will actually be realized, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results for the periods covered by the Approved Budget may differ materially from the Approved Budget.
Section 5.08    [Reserved].
Section 5.09    No Material Adverse Change. Since the Closing Date, there has been no change in the financial condition, business, properties and assets of the Parent Guarantor and its Restricted Subsidiaries, taken as a whole, except for changes none of which, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect; provided that, for purposes of this Section 5.09, any such change resulting from any event or circumstance that has been publicly disclosed by the Parent Guarantor as of the Closing Date shall not be deemed to constitute a Material Adverse Effect.

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Section 5.10    Tax Returns and Payments. Each Credit Party has filed all U.S. federal and state income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it that have become due, other than (x) those not yet delinquent or those being contested in good faith and (y) as described on Schedule 5.10. No claims or investigations are being asserted against Credit Parties with respect to Taxes, where such claim or investigation would have a Material Adverse Effect, unless the same are being disputed in good faith by appropriate means or adequate reserves are being maintained in respect of such claims. Each Credit Party has established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. No Credit Party knows of any proposed assessment for additional federal, foreign, state or provincial taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Parent Guarantor and its Restricted Subsidiaries have made, would reasonably be expected to have a Material Adverse Effect.
Section 5.11    Title to Properties, etc. Each Credit Party has good and marketable title, in the case of owned Real Property, and good title (or valid Leaseholds, in the case of any leased property), in the case of all other property, to all of its properties and assets free and clear of Liens other than Permitted Liens or as a result of a Directed Divestment In Trust. Schedule 5.11 sets forth a complete list of each Real Property owned by the Credit Parties in fee simple on the Closing Date having a fair market value in excess of $10,000,000.
Section 5.12    Lawful Operations, etc. Each Credit Party and each Restricted Subsidiary: (i) holds all necessary foreign, federal, state, provincial, local and other governmental licenses, registrations, certifications, permits and authorizations necessary to conduct its business and own its properties (except as a result of any Directed Divestment with respect to any Interoute German Asset); and (ii) is in full compliance with all requirements imposed by law, regulation or rule, whether foreign, federal, state or local, that are applicable to it, its operations, or its properties and assets, including applicable requirements of Environmental Laws, except for any failure to obtain and maintain in effect, or noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 5.13    Environmental Matters.
(a)    Each Credit Party and each of their Subsidiaries is in compliance with all applicable Environmental Laws, except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not reasonably be expected to have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the conduct of the business of each Credit Party and each of their Subsidiaries under any Environmental Law have been secured and each Credit Party and each of their Subsidiaries is in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith would not reasonably be likely to have a Material Adverse Effect. No Credit Party nor any of their Subsidiaries has received written notice, and no Authorized Officer of such Credit Party or Subsidiary knows, that it is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or

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decree issued pursuant to Environmental Laws to which such Credit Party or such Subsidiary is a party or that would affect the ability of such Credit Party or such Subsidiary to operate any Real Property, except in each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect. There are no Environmental Claims pending or, to the knowledge of any Credit Party, threatened in writing wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property owned, leased or operated by the Credit Parties or their Subsidiaries as to which any Credit Party or any such Subsidiary has received written notice, that would reasonably be expected: (i) to form the basis of an Environmental Claim against any Credit Party or any of their Subsidiaries or any Real Property of a Credit Party or any of their Subsidiaries; or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.
(b)    To the knowledge of the Credit Parties, Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Credit Parties or any of their Subsidiaries or (ii) released on or about any such Real Property, in each case where such occurrence or event is not in compliance with or would give rise to liability of the Parent Guarantor or its Subsidiaries under Environmental Laws and would reasonably be expected to have a Material Adverse Effect.
Section 5.14    Compliance with ERISA, etc.
(a)    Compliance by the Credit Parties with the provisions hereof and Borrowings contemplated hereby will not involve any non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The Credit Parties, their Subsidiaries and each ERISA Affiliate, except for such non-compliance that would not reasonably be expected to have a Material Adverse Effect (i) has fulfilled all obligations under the minimum funding standards of ERISA and the Code with respect to each U.S. Plan that is not a Multi-Employer Plan or a Multiple Employer Plan, (ii) has satisfied all contribution obligations in respect of each Multi-Employer Plan and each Multiple Employer Plan, (iii) is in compliance with all other applicable provisions of ERISA and the Code with respect to each U.S. Plan and (iv) has not incurred any liability under Title IV of ERISA with respect to any U.S. Plan, or any trust established thereunder. No U.S. Plan or trust created thereunder has been terminated, there have been no Reportable Events, with respect to any U.S. Plan or trust created thereunder, in each case, which termination or Reportable Event will or would reasonably be expected to have a Material Adverse Effect, and no U.S. Plan has incurred an ERISA Event which ERISA Event will or would reasonably be expected to have a Material Adverse Effect. No Credit Party or any Subsidiary of a Credit Party nor any ERISA Affiliate is at the date hereof, or has been at any time within the five (5) years preceding the date hereof, an employer required to contribute to any Multi-Employer Plan or Multiple Employer Plan. No Credit Party nor any Subsidiary of a Credit Party nor any ERISA Affiliate has any contingent liability with respect to any post-retirement “welfare benefit plan” (as such term is defined in ERISA) except as has been disclosed to the Administrative Agent and the Lenders in writing.

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(b)    Each Non-U.S. Plan has been registered (to the extent required) and maintained in good standing with the applicable regulatory authorities. Each Non-U.S. Plan has been maintained, operated and administered in material compliance with its terms and the requirements of all applicable laws and all Non-U.S. Plans required to be funded have been funded in accordance with all applicable laws, in each case, except as would not reasonably be expected to have a Material Adverse Effect. No Non-U.S. Plan has been wound-up or terminated prior to the Closing Date for which any Credit Party or any Subsidiary of any Credit Party has any material liabilities or obligations.
(c)    Neither the Parent Guarantor nor any of its Subsidiaries is or has at any time been an employer (for the purposes of sections 38 to 51 of the United Kingdom Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the United Kingdom Pensions Schemes Act 1993).
(d)    Neither the Parent Guarantor nor any of its Subsidiaries is or has at any time been “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the United Kingdom Pensions Act 2004) such an employer.
(e)    With respect to each Canadian Pension Plan: (a) no steps have been taken to terminate any Canadian Pension Plan (wholly or in part) which could result in any Credit Party or any Subsidiary of a Credit Party being required to make a material additional contribution to such plan; (b) no material contribution failure has occurred with respect to any Canadian Pension Plan sufficient to give rise to a Lien under any applicable pension benefits laws of any jurisdiction; (c) no condition exists and no event or transaction has occurred with respect to any Canadian Pension Plan which is reasonably likely to result in any Credit Party or any Subsidiary of a Credit Party incurring any material liability, fine or penalty under any applicable law; (d) all contributions (including employee contributions made by authorized payroll deductions) that are required to be made in accordance with all applicable laws, any applicable collective agreement and the terms of each Canadian Pension Plan have been made in a timely fashion; (e) each Canadian Pension Plan has been established, registered and administered, as applicable, in accordance with applicable laws in all material respects, and no event has occurred and no conditions exist with respect to any Canadian Pension Plan that has resulted or could reasonably be expected to result in any Canadian Pension Plan having its registration revoked or refused by any Governmental Authority or being required to pay any material Taxes, fines or penalties under any applicable law. No Credit Party nor any Subsidiary of a Credit Party sponsors, participates in, contributes to, nor has it ever sponsored, participated in or contributed to any Canadian Defined Benefit Pension Plan.
Section 5.15    Intellectual Property, etc. Each Credit Party and each Restricted Subsidiary has obtained or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for the present conduct of its business, without, to the knowledge of the Borrower, any conflict with the rights of others, except for such patents, trademarks, service marks, trade names, copyrights, licenses and rights, the loss of which, and such conflicts that, in any such case individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, Schedule 5.15 sets forth a complete list of (i) all material trade names and service marks and (ii) all registered patents, trademarks and copyrights

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(other than such patents, trademarks and copyrights that have been abandoned or lapsed), in the case of each of clauses (i) and (ii), with respect to owned Intellectual Property.
Section 5.16    Investment Company Act, etc. No Credit Party nor any of its Restricted Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the Federal Power Act, as amended or any applicable Federal or state public utility law.
Section 5.17    Insurance. The Credit Parties and their Restricted Subsidiaries maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are usually insured against in the same general area by similarly situated companies of similar size and engaged in the same or a similar business and operating in the same or similar locations and in each case in compliance with the terms of Section 6.03.
Section 5.18    Centre of Main Interests and Establishments. For the purposes of Regulation (EU) No. 2015/848 of the European Parliament and of the Council of 20 May 2015 on Insolvency Proceedings (recast) (the “European Insolvency Regulation”), the centre of main interests (as that term is used in Article 3(1) of the European Insolvency Regulation) of each Non-U.S. Subsidiary (other than Non-U.S. Subsidiaries incorporated in Switzerland) is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(10) of the European Insolvency Regulation) in any other jurisdiction.
Section 5.19    Security Interests, etc.
(a)    Subject to the Funding Conditions Provision, the Legal Reservations and the Agreed Security Principles, once executed and delivered, each of the Security Documents creates, as security for the applicable Obligations, a valid and enforceable, and, upon making the filings and recordings referenced in Section 5.19(b) and any Non-U.S. Perfection Requirements, perfected security interest in and Lien on all of the Collateral subject thereto from time to time, in favor of the Administrative Agent for the benefit of the Secured Creditors named therein, superior to and prior to the rights of all third persons and subject to no other Liens (except that the Collateral under the Security Documents may be subject to Permitted Liens) and no filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document that shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof.
(b)    Subject to the Funding Conditions Provision, the Legal Reservations and the Agreed Security Principles all recording, stamp, intangible, notarial or other similar taxes or fees required to be paid by any Person under applicable legal requirements or other laws applicable to the property encumbered by the Security Documents in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement thereof have been paid, in each case, except to the extent failure to pay such recording, stamp, intangible, notarial or other similar taxes or fees would not reasonably be expected to result in an Material Adverse Effect. Notwithstanding anything contained herein, on the

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Closing Date, the only Liens on and security interests in any Collateral that are required to be provided or perfected on the Closing Date are set forth in the Funding Conditions Provision.
Section 5.20    True and Complete Disclosure. To the best of the Parent Guarantor’s knowledge, the written factual information (taken as a whole), including any supplements and updates thereto, heretofore or contemporaneously furnished by or on behalf of any Credit Party to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein (other than projections, budgets, forecasts, estimates and other forward looking information, pro forma financial information and information of a general economic or industry specific nature) is, and all other such written factual information (taken as a whole), including any supplements and updates thereto, hereafter furnished by or on behalf of such Person in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified (unless such information specifically refers to an earlier date, in which case it shall be true and accurate in all material respects on and as of such earlier date) and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.
Section 5.21    [Reserved].
Section 5.22    Capitalization. As of the Closing Date after giving effect to the Transaction, Schedule 5.22 sets forth, in all material respects, a true, complete and accurate description of the equity capital structure of each of the Parent Guarantor’s Subsidiaries (other than Immaterial Subsidiaries) showing, for each such Person, accurate ownership percentages of the equityholders of record. Except as set forth on Schedule 5.22, as of the Closing Date (a) there are no material preemptive rights, outstanding subscriptions, warrants or options to purchase any Equity Interests of any Credit Party and (b) there are no material obligations of any Credit Party to redeem or repurchase any of its Equity Interests. The Equity Interests of each Credit Party described on Schedule 5.22 (i) are validly issued and fully paid and non-assessable (to the extent such concepts are applicable to the respective Equity Interests and subject to the assessability of the shares to a Nova Scotia unlimited company under the Companies Act (Nova Scotia)) and (ii) are owned of record and beneficially as set forth on Schedule 5.22, free and clear of all Liens (other than Permitted Liens or as a result of any Directed Divestment In Trust). The Organizational Documents of each such Person whose Equity Interests are subject to the Liens created under the Loan Documents with the exception of any Equity Interests in any such Person existing under any laws of Canada do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Liens created under the Loan Documents.
Section 5.23    [Reserved].
Section 5.24    Anti-Terrorism and Anti-Money Laundering Law Compliance.
(a)    Each Credit Party and each Subsidiary of each Credit Party is and will remain in compliance with all applicable Sanctions and Anti-Corruption Laws and in material compliance with all applicable Anti-Terrorism Laws.

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(b)    No Credit Party and no Subsidiary of any Credit Party and no director, officer or, to the knowledge of the Parent Guarantor, employee, agent or Affiliate of any Credit Party or any of its Subsidiaries is a Sanctioned Person.
(c)    The Borrower will not use any part of the proceeds of any Loan, directly or indirectly, for any unlawful payments to any Person, government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act 2010 or any other applicable Anti-Corruption Laws.
(d)    The representation set forth in Section 5.24(a) is not made by the Parent Guarantor or the Borrower or for the benefit of any Lender to the extent it would violate or expose the Parent Guarantor or the Borrower or any such Lender to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time in the Federal Republic of Germany or the European Union and that is applicable to the Parent Guarantor, the Borrower or such Lender, as applicable (including without limitation EU Regulation (EC) 2271/96 and Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung – AWV))).
Section 5.25    Communications Matters.
(a)    U.S. Communications Matters.
(i)    Schedule 5.25(a)(i) sets forth a list, as of the Closing Date, of the U.S. Communications Licenses, including the licensee, file number, call sign, or other designation, as applicable, and the expiration date of each U.S. Communications License held by the Parent Guarantor or any of its Subsidiaries, or pursuant to which such Person is authorized to engage in any activity subject to the jurisdiction of a local, state or federal U.S. Governmental Authority, listed separately for each such Governmental Authority that granted or issued such U.S. Communications License, in each case except for certain U.S. Communications Licenses the loss of which would not reasonably be expected to have a Material Adverse Effect. Each of the Parent Guarantor and its Subsidiaries holds all material U.S. Communications Licenses necessary for the Parent Guarantor and each of its Subsidiaries in all material respects to operate the U.S. portion of its business and assets and engage in all activities necessary for the operation of the U.S. portion of its business and assets, except where the failure to hold a required U.S. Communications License could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Credit Party or any Subsidiary of any Credit Party operates under, uses or requires any U.S. Communications License held by any Person who is not a Credit Party to operate the U.S. portion of its business or assets or engage in any activities necessary for the operation of the U.S. portion of its business or assets, except where such use of any such U.S. Communications License could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ii)    The U.S. Communications Licenses are in full force and effect and constitute the valid, legal, binding and enforceable obligations of the Parent Guarantor and each Subsidiary that is a

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party thereto, except where the failure to have, or the suspension or cancellation of, any of the U.S. Communications Licenses could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. True and correct copies of all written U.S. Communications Licenses as of the Closing Date have been made available to the Administrative Agent and the Lenders and are as set forth in Schedule 5.25(a)(i) hereto (except for certain U.S. Communications Licenses the loss of which would not reasonably be expected to have a Material Adverse Effect). The Parent Guarantor and its Subsidiaries, and all activities using the U.S. Communications Licenses, are in compliance in all material respects with the U.S. Communications Licenses, and no suspension, modification, termination or cancellation of any of the U.S. Communications Licenses is pending or, to the knowledge of the Parent Guarantor, threatened, except, in each case, where the failure to so comply, or the suspension, modification, termination or cancellation of, any of the U.S. Communications Licenses could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(iii)    Except as set forth on Schedule 5.25(a)(iii), the operation of the business and assets of the Parent Guarantor and its Subsidiaries is in material compliance with the U.S. Communications Laws, including any laws restricting foreign ownership of a telecommunications company. All required material reports, fees, including all Regulatory Assessments, filings, applications, notices, and other submissions of the Parent Guarantor and its Subsidiaries to the FCC and any U.S. Governmental Authority with jurisdiction over telecommunications matters, are true and correct in all material respects and have been filed and paid. Neither the Parent Guarantor nor any of its Subsidiaries has received any written notice, or has any knowledge that the operation of the U.S. portion of its business or assets is not or has failed to be in compliance in all material respects with the U.S. Communications Laws or the U.S. Communications Licenses. No material deficiencies have been asserted by the FCC, any other U.S. Governmental Authority, or any other Person with respect to any aspect of the business or assets of the Parent Guarantor and its Subsidiaries subject to the jurisdiction of the FCC or such U.S. Governmental Authority, which have not been timely cured or are in the process of being timely cured. No event has occurred and is continuing which could reasonably be expected to result in the imposition of a material forfeiture or the suspension, revocation, termination or adverse modification of any U.S. Communications License or materially or adversely affect any rights of the Parent Guarantor or its Subsidiaries or any holder thereunder.
(iv)    Each of the Parent Guarantor and its Subsidiaries is in compliance in all material respects with each of the CALEA Requirements, CPNI Requirements and USF Requirements, that are applicable to such Person and the conduct of its business or assets. All required material reports, fees, filings, applications and other submissions of the Parent Guarantor and its Subsidiaries to the FCC, the Universal Service Administrative Company, and any other U.S. Governmental Authority, or any other entity with respect to such requirements are true and correct in all material respects and have been timely filed. Each of the Parent Guarantor and its Subsidiaries has timely taken all material actions necessary to comply with each of the foregoing CALEA Requirements, CPNI Requirements and USF Requirements, as applicable.
(v)    Except as set forth on Schedule 5.25(a)(v), neither the Parent Guarantor nor any of its Subsidiaries has received any written notice or has any knowledge that it is not or has failed to be in

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compliance in all material respects with any of the CALEA Requirements, CPNI Requirements, or USF Requirements that are applicable to such Person or the conduct of its business or assets. No material deficiencies have been asserted by the FCC, any U.S. Governmental Authority, or any other Person with respect to such requirements which have not been timely cured.
(b)    Non-U.S. Communications Matters.
(i)    Schedule 5.25(b)(i) sets forth a list, as of the Closing Date, of the Non-U.S. Communications Licenses, including the licensee, file number, call sign, or other designation, as applicable, and the expiration date of each Non-U.S. Communications License held by the Parent Guarantor or any of its Restricted Subsidiaries, or pursuant to which such Person is authorized to engage in any activity subject to the jurisdiction of any non-U.S. Governmental Authority, listed separately for each such Governmental Authority that granted or issued such Non-U.S. Communications License, in each case except for certain Non-U.S. Communications Licenses the loss of which would not reasonably be expected to have a Material Adverse Effect. Except for the Non-U.S. Communications Licenses listed on Schedule 5.25(b)(i) as “pending” which have been applied for by the Parent Guarantor or any of its Subsidiaries but not yet received, each of the Parent Guarantor and its Subsidiaries holds all Non-U.S. Communications Licenses necessary for the Parent Guarantor and its Subsidiaries in all material respects to operate the non-U.S. portion of its business and assets and engage in all activities necessary for the operation of the non-U.S. portion of its business and assets. No Credit Party or any Subsidiary of any Credit Party operates under, uses or requires any Non-U.S. Communications License held by any Person who is not a Credit Party to comply with the immediately preceding sentence, except where such use of any such Non-U.S. Communications License could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ii)    The Non-U.S. Communications Licenses were validly issued, are in full force and effect without conditions except for such conditions as are generally applicable to holders of such Non-U.S. Communications Licenses and constitute the valid, legal, binding and enforceable obligation of the Parent Guarantor and each Subsidiary that is a party thereto, except where the failure to have, or the suspension or cancellation of, any of the Non-U.S. Communications Licenses could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. True and correct copies of all written Non-U.S. Communications Licenses as of the Closing Date have been made available to the Administrative Agent and are as set forth in Schedule 5.25(b)(i) hereto (except for certain Non-U.S. Communications Licenses the loss of which would not reasonably be expected to have a Material Adverse Effect). The Parent Guarantor and its Subsidiaries, the operation of the non-U.S. portion of its business and assets and all other activities using the Non-U.S. Communications Licenses, are in compliance in all material respects with the Non-U.S. Communications Licenses, and no suspension, modification, termination or cancellation of any of the Non-U.S. Communications Licenses is pending or, to the knowledge of the Parent Guarantor, threatened, except, in each case, where the failure to so comply, or the suspension, modification, termination or cancellation of, any of the Non-U.S. Communications Licenses could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(iii)    Except as set forth on Schedule 5.25(b)(iii), the operation of the business and assets of the Parent Guarantor and its Subsidiaries is in material compliance with the Non-U.S. Communications Laws, including any laws restricting foreign ownership of a telecommunications company. All required material reports, fees, including all Regulatory Assessments, filings, applications, notices, and other submissions of the Parent Guarantor and its Subsidiaries to any non-U.S. Governmental Authority, including the CRTC and ISEDC, with jurisdiction over telecommunications matters, are true and correct in all material respects and have been filed and paid. Neither the Parent Guarantor nor any of its Subsidiaries has received any written notice, or has any knowledge that the conduct of the non-U.S. portion of its business or assets is not or has failed to be in compliance in all material respects with the Non-U.S. Communications Laws or the Non-U.S. Communications Licenses. No material deficiencies have been asserted by any non-U.S. Governmental Authority or any other Person with respect to any aspect of the business or assets of the Parent Guarantor and its Subsidiaries subject to the jurisdiction of such non-U.S. Governmental Authority, which have not been timely cured or are in the process of being timely cured. No event has occurred and is continuing which could reasonably be expected to result in the imposition of a material forfeiture or the suspension, revocation, termination or adverse modification of any Non-U.S. Communications License or materially or adversely affect any rights of the Parent Guarantor or its Subsidiaries or any holder thereunder.
(iv)    Except as set forth on Schedule 5.25(b)(iv), neither the Parent Guarantor nor any of its Subsidiaries has received any written notice or has any knowledge that it is not or has failed to be in compliance in all material respects with any foreign requirements equivalent to the CALEA Requirements, CPNI Requirements or USF Requirements, including the Canadian Contribution Regime Requirements, that are applicable to such Person or such Person’s business or assets. No material deficiencies have been asserted by any Governmental Authority, including the CRTC or ISEDC, or any other Person with respect to such requirements which have not been timely cured.
Section 5.26    Licenses, Approvals and Rights-of-Way. Neither the Parent Guarantor nor any of its Restricted Subsidiaries is a party to or has knowledge of any investigation, inquiry, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or Governmental Authority or any non-governmental regulatory body or of any other proceedings which could in any manner threaten or adversely affect the validity or continued effectiveness of the material Licenses and Rights-of-Way of the Parent Guarantor or any of its Restricted Subsidiaries or give rise to any order of forfeiture or material monetary penalty. Each of the Parent Guarantor and its Restricted Subsidiaries holds all Licenses and Rights-of-Way necessary for each of the Parent Guarantor and its Restricted Subsidiaries in all material respects to operate its business and engage in all activities necessary for the operation of its business and assets. The Parent Guarantor and the Borrower have no reason to believe that such Licenses and Rights-of-Way will not be renewed in the ordinary course. Each of the Parent Guarantor and its Restricted Subsidiaries has filed in a timely manner all material reports, applications, notices, registrations, renewals, documents, instruments and any other material information of whatever type required to be filed, and has paid all material fees, including all Regulatory Assessments, required to be paid by it pursuant to applicable rules and regulations or requests of every regulatory body having jurisdiction over any of its Licenses or Rights-of-Way or that

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are related to the Licenses or the Rights-of-Way. Neither the Parent Guarantor nor any of its Restricted Subsidiaries utilizes or relies on any License or Right-of-Way held by any Person who is not a Credit Party. The term “Licenses” as included in this Section 5.26 excludes U.S. Communications Licenses and Non-U.S. Communications Licenses.
Section 5.27    No Immunity. No Credit Party nor any of their respective Restricted Subsidiaries or assets is entitled to immunity from suit, execution, attachment or other legal process and in any proceedings in relation to the Loan Documents to which it is a party and no Credit Party nor any of their respective Restricted Subsidiaries will be entitled to claim immunity for itself or any of its assets arising from suit, execution or other legal process.
ARTICLE VI.

AFFIRMATIVE COVENANTS
The Parent Guarantor and the Borrower hereby covenant and agree that on the Closing Date and thereafter so long as this Agreement is in effect and until such time as the Commitments have been terminated, no Notes remain outstanding and the Loans, together with interest, fees and all other Obligations incurred hereunder and under the other Loan Documents, have been paid in full (excluding any contingent indemnity and reimbursement obligations which survive termination of the Loan Documents and in respect of which no claim has been made), as follows:
Section 6.01    Reporting Requirements. The Parent Guarantor will furnish to the Administrative Agent and each Lender:
(a)    Annual Financial Statements. Not later than 90 days after the close of each fiscal year of the Parent Guarantor ending on or after December 31, 2020 (or, solely, in the case of the fiscal year of the Parent Guarantor ending December 31, 2020, not later than ~~August 17, 2021~~the occurrence of an RSA Termination Event (which date may be extended by the Required Lenders in writing (which writing may be in the form of an e-mail from the Ad Hoc Lender Group Advisors))), the audited consolidated balance sheets of the Parent Guarantor and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations, of stockholders’ equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the opinion with respect to such consolidated financial statements of such independent public accountants of recognized national standing selected by the Parent Guarantor, which opinion shall be unqualified (other than in respect of Non-U.S. Subsidiaries of the Parent Guarantor, for which such accountants may rely on the audited financial statements of other accountants in a manner consistent with past practices), in each case which such financial statements (A) shall be certified by a Financial Officer that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Parent Guarantor and its consolidated Subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with GAAP, or (B) contain such statements as are customarily

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included in unqualified reports of independent accountants. Any such financial statements that are filed pursuant to and are accessible through the SEC’s EDGAR system will be deemed to have been provided in accordance with this clause (a) so long as the Administrative Agent and each Lender have received notification of the same.
(b)    Quarterly Financial Statements. Not later than 45 days after the close of each of the first three fiscal quarters in each fiscal year of the Parent Guarantor (commencing with the fiscal quarter ending March 31, 2021) (or, solely, in the case of the fiscal quarters of the Parent Guarantor ending March 31, 2021 and June 30, 2021, not later than ~~August 17, 2021~~the occurrence of an RSA Termination Event (which date may be extended by the Required Lenders in writing (which writing may be in the form of an e-mail from the Ad Hoc Lender Group Advisors))), the unaudited consolidated balance sheets of the Parent Guarantor and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of operations, of stockholders’ equity and of cash flows for such quarterly period and for the fiscal year to date, and setting forth, in the case of such unaudited consolidated statements of operations, of stockholders’ equity and of cash flows, comparative figures for the related periods in the prior fiscal year, and which shall be certified on behalf of the Parent Guarantor by a Financial Officer, subject to changes resulting from normal year-end audit adjustments and the absence of footnotes. Any such financial statements that are filed pursuant to and are accessible through the SEC’s EDGAR system will be deemed to have been provided in accordance with this clause (b) so long as the Administrative Agent and each Lender have received notification of the same.”
(c)    Officer’s Compliance Certificates. At the time of the delivery of the financial statements provided for in subparts (a) and (b) above, (i) a certificate (a “Compliance Certificate”), substantially in the form of Exhibit E, signed by a Financial Officer to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the actions the Credit Parties have taken or proposes to take with respect thereto, and (ii) a management’s discussion and analysis with respect to such financial statements for such period.
(d)    Budget and Variance Reports.
(i)    By no later than 5:00 p.m., New York City time, on Thursday, January 28, 2021 and the Thursday of each fourth full calendar week ending thereafter, deliver to the Administrative Agent, the Ad Hoc Lender Group Advisors, the Ad Hoc Noteholder Group Advisors and each Private-Side Lender, a budget in a form consistent with the then-Approved Budget (an “Updated Budget”), which shall be deemed to be satisfactory to, and consented to by, the Required Lenders unless the Ad Hoc Lender Group Advisors object thereto in writing (with an e-mail from the Ad Hoc Lender Group Advisors being sufficient) by 5:00 p.m., New York City time, on the day that is five (5) calendar days thereafter. Once such Updated Budget is satisfactory or deemed satisfactory to the Required Lenders in accordance with the foregoing, the Updated Budget shall become the Approved Budget.
(ii)    By no later than 5:00 p.m., New York City time, on Thursday of each calendar week (commencing with Thursday, December 31, 2020 (each such Thursday or later time, a “Report Date”)), deliver to the Administrative Agent, the Ad Hoc Lender Group Advisors, the Ad Hoc

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Noteholder Group Advisors and each Private-Side Lender, a line-item by line-item variance report that is in a form consistent with variance reports that have been provided to the Ad Hoc Lender Group Advisors prior to the Closing Date (each a “Variance Report”), setting forth, in reasonable detail, descriptions of any material variances between actual amounts for each line-item in the Approved Budget for the cumulative four week period then-ended versus projected amounts set forth in the applicable Approved Budget for each line-item included therein on a cumulative basis for such cumulative four week period.
(iii)    By no later than 5:00 p.m., New York City time, on the last Thursday of each calendar month, deliver to the Administrative Agent, the Ad Hoc Lender Group Advisors, the Ad Hoc Noteholder Group Advisors and each Private-Side Lender, a report containing the key performance indicators and other information set forth in the KPI Report relating to the most recently ended calendar month; provided that the KPI Report for the month of November 2020 shall be delivered to the aforementioned parties by no later than January 14, 2021.
(e)    Notices. Promptly, and in any event within five (5) Business Days, after any Credit Party or any Restricted Subsidiary obtains knowledge thereof, notice of:
(i)    the occurrence of any event that constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto;
(ii)    the commencement of, or any other material development concerning, any litigation or governmental or regulatory proceeding pending against any Credit Party or any Restricted Subsidiary if the same would be reasonably likely to have a Material Adverse Effect;
(iii)    any amendment or waiver of the terms of, or notice of default under, (x) the Subordinated Debt Documents governing Subordinated Indebtedness constituting Material Indebtedness or (y) the Junior Lien Debt Documents governing Junior Lien Indebtedness constituting Material Indebtedness; or
(iv)    any event that would reasonably be expected to have a Material Adverse Effect.
(f)    ERISA Event, Non-U.S. Plan Event, Canadian Pension Plan Event.
(i)    Promptly, and in any event within ten (10) Business Days after any Credit Party or any Subsidiary of a Credit Party, as applicable, knows of the occurrence of any ERISA Event or any Canadian Pension Plan Event, the Parent Guarantor will deliver to the Administrative Agent and each of the Lenders a certificate of an Authorized Officer of the Parent Guarantor setting forth the full details as to such occurrence and the action, if any, that such Credit Party or such Subsidiary of such Credit Party or such ERISA Affiliate, as applicable, is required or proposes to take, together with any notices required or proposed to be given by such Credit Party or such Subsidiary of such Credit Party or the ERISA Affiliate to or filed with the PBGC, a U.S.

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Plan participant, a Canadian Pension Plan participant, the U.S. Plan administrator or any other party.
(ii)    Promptly, and in any event within ten (10) Business Days after any Credit Party or any Subsidiary of a Credit Party knows of the occurrence of any Non-U.S. Plan Event, the Parent Guarantor will deliver to the Administrative Agent and each of the Lenders a certificate of an Authorized Officer of the Parent Guarantor setting forth the full details as to such occurrence and the action, if any, that such Credit Party or such Subsidiary of such Credit Party is required or proposes to take, together with any notices required or proposed to be given by such Credit Party or such Subsidiary of such Credit Party with respect thereto.
(iii)    Promptly, and in any event within ten (10) Business Days after any Credit Party or any Subsidiary of a Credit Party receives any actuarial report in relation to any Non-U.S. Plan or Canadian Pension Plan at such times as such actuarial reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees or other applicable administrator of any relevant schemes or to any Credit Party or any Subsidiary of a Credit Party), such Credit Party or Subsidiary shall deliver to the Administrative Agent a copy of such actuarial report.
(iv)    Promptly, and in any event within ten (10) Business Days after any Credit Party or any Subsidiary of a Credit Party knows of the occurrence of any material change in the rate of contributions to any Non-U.S. Plans paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise), the Parent Guarantor shall notify the Administrative Agent of the full details of such change.
(g)    SEC Reports and Registration Statements. Promptly after transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and all annual, quarterly or current reports that any Credit Party or any Subsidiary files with the SEC on Form 10-K, 10-Q or 8-K (or any successor forms). Any such documents that are filed pursuant to and are accessible through the SEC’s EDGAR system will be deemed to have been provided in accordance with this clause (g) so long as the Administrative Agent and each Lender have received notification of the same.
(h)    Information Relating to Collateral. At the time of the delivery of the annual financial statements provided for in subpart (a) above, a certificate of an Authorized Officer of the Parent Guarantor (i) outlining all material insurance coverage maintained as of the date of such report by the Credit Parties and all material insurance coverage planned to be maintained by the Credit Parties in the immediately succeeding fiscal year and (ii) certifying that no Credit Party has taken any actions (and is not aware of any actions so taken) to terminate any UCC financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the security interests and Liens

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under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).
(i)    Other Notices. Promptly after the receipt thereof, copies of all notices of an event of default received by any Credit Party from the holders of any Material Indebtedness or any trustee with respect thereto and of all written notices relating to German Tax Obligations or determinations with respect thereto received from the German Federal Central Tax Office (Bundeszentralamt für Steuern).
(j)    Violation of Anti-Terrorism Laws. Promptly (i) if any Credit Party obtains knowledge that any Credit Party or any Person that owns, directly or indirectly, any Equity Interests of or any other beneficial interest in any Credit Party, becomes the target of any of the Anti-Terrorism Laws or Sanctions, such Credit Party will notify the Administrative Agent and (ii) upon the written request of the Administrative Agent or any Lender (through the Administrative Agent), such Credit Party will provide any information the Administrative Agent or such Lender believes is reasonably necessary to be delivered in order for the Administrative Agent or Lender to comply with the USA Patriot Act or Sanctions or to demonstrate compliance with any reporting requirement under any other applicable Anti-Terrorism Law.
(k)    Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the financial statements referred to in Section 5.07, the consolidated financial statements of the Parent Guarantor and its Subsidiaries delivered pursuant to Section 6.01(a) or 6.01(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant thereto had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for the financial statements from the immediately preceding reporting period in form and substance satisfactory to the Required Lenders.
(l)    Mandatory Prepayments. Promptly, and in any event within three (3) Business Days, the Borrower shall provide the Administrative Agent with notice of any event or action resulting in a mandatory prepayment under Section 2.13(c).
(m)    Other Information. Promptly upon the reasonable written request therefor (and in any event within ten (10) days of such request), such other information or documents (financial or otherwise) relating to any Credit Party or any Significant Subsidiary as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request from time to time.
(n)    2024 Notes Communications. Within two (2) Business Days of receiving any notice (including any notice of default or event of default), letter or other written communication from the Ad Hoc Noteholder Group or the Ad Hoc Noteholder Group Advisors to the Borrower or its advisors, the Borrower shall provide such notice, letter or other formal written communication to the Ad Hoc Lender Group Advisors.
~~(o)    Infrastructure Sale Notices. The Parent Guarantor shall notify the Administrative Agent, the Private-Side Lenders and the Ad Hoc Lender Group Advisors (who may share such notice with any Lender that (i) is party to a confidentiality agreement with the Parent Guarantor (a “Confidentiality~~

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~~Agreement”) and (ii) consents to receipt of such information pursuant to a Confidentiality Agreement (which notice shall, if sent prior to the “Public Disclosure Time” as defined in such Confidentiality Agreement, be subject to the cleansing provisions of such Confidentiality Agreement)) of the material terms of any amendment, waiver, supplement, or other modification to the Existing Infrastructure Sale Agreement or any Replacement Infrastructure Sale Agreement (such notice, a “Sale Amendment Notice”) as soon as reasonably practicable but in no event less than two (2) Business Days in advance of the effectiveness of any such amendment, waiver, supplement or other modification to the Existing Infrastructure Sale Agreement or any Replacement Infrastructure Sale Agreement, which for the avoidance of doubt, shall include any waiver of any Condition under the Existing Infrastructure Sale Agreement. In addition, the Parent Guarantor shall notify the Administrative Agent, the Private-Side Lenders and the Ad Hoc Lender Group Advisors (who may share such notice with any Lender that (i) is party to a Confidentiality Agreement and (ii) consents to receipt of such information pursuant to a Confidentiality Agreement (which notice shall, if sent prior to the “Public Disclosure Time” as defined in such Confidentiality Agreement, be subject to the cleansing provisions of such Confidentiality Agreement)) as soon as reasonably practicable but in no event less than five (5) Business Days prior to the occurrence of Completion (as defined in the Existing Infrastructure Sale Agreement) (such notice, a “Sale Completion Notice”).”~~
Section 6.02    Books, Records and Inspections. Each Credit Party will, and will cause each Restricted Subsidiary to, (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Credit Party or such Restricted Subsidiary, as the case may be, in accordance with GAAP; and (ii) permit officers and designated representatives of the Administrative Agent or any of the Lenders to visit and inspect any of the properties or assets of such Credit Party and/or such Restricted Subsidiary in whomsoever’s possession (but only to the extent such Credit Party or such Restricted Subsidiary, as applicable, has the right to do so to the extent in the possession of another Person), to examine the books of account of such Credit Party or such Restricted Subsidiary, as applicable, and make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of such Credit Party and/or such Restricted Subsidiary, as applicable, with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any of the Lenders (through the Administrative Agent) may request; provided, that such visits and inspections shall be limited to one (1) visit and inspection per fiscal year so long as no Event of Default has occurred and is continuing; provided, further, that a Responsible Officer of the Borrower shall be afforded a reasonable opportunity to be present during all such meetings, inspections and discussions and such discussions with any accountants shall be subject to the execution of any customary indemnity, non-reliance letter or similar letter requested by such accountants.
Section 6.03    Insurance.
(a)    Each Credit Party will, and will cause each of the Restricted Subsidiaries to, (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are usually insured against in the same general area by similarly situated companies of similar size and engaged in

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the same or a similar business and operating in the same or similar locations, and (ii) forthwith upon the Administrative Agent’s or any Lender’s written request, furnish to the Administrative Agent or such Lender such information about such insurance as the Administrative Agent or such Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to the Administrative Agent or such Lender and certified by an Authorized Officer of the Parent Guarantor.
(b)    Each Credit Party will at all times keep its respective property that is subject to the Lien of any Security Document insured in favor of the Administrative Agent, for the benefit of the Secured Creditors and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Credit Parties) (i) shall be endorsed to the Required Lenders’ satisfaction for the benefit of the Administrative Agent (including by naming the Administrative Agent as loss payee (with respect to Collateral) or, to the extent permitted by applicable law, as an additional insured), (ii) shall state that such insurance policies shall not be canceled without 30 days’ prior written notice thereof (or ten (10) days’ prior written notice in the case of cancellation for the non-payment of premiums) by the respective insurer to the Administrative Agent, and (iii) shall in the case of any such certificates or endorsements in favor of the Administrative Agent, be delivered to or deposited with the Administrative Agent; provided, that no such certificates or endorsements shall be required to be delivered prior to the date required by Section 6.15.
(c)    Each Credit Party shall maintain at all times, with respect to any Mortgaged Real Property that is a Flood Hazard Property, the flood insurance required by Section 6.10(d)(ii)(D), and shall deliver to the Administrative Agent evidence of such insurance in form and substance reasonably satisfactory to the Required Lenders, including annual renewals of such insurance.
(d)    If any Credit Party shall fail to maintain any insurance in accordance with this Section 6.03, or if any Credit Party shall fail to so endorse and deliver or deposit all endorsements or certificates with respect thereto (in each case, after giving effect to any applicable grace periods), the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Parent Guarantor agrees to reimburse the Administrative Agent on written demand for all costs and expenses of procuring such insurance.
Section 6.04    Payment of Taxes and Claims. Each Credit Party will pay and discharge, and will cause each of its Restricted Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, when due, and all lawful claims that, if unpaid, might become a Lien or charge upon any properties of any Credit Party or any of their respective Restricted Subsidiaries; provided, however, that no Credit Party nor any of their respective Restricted Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if (i) (A) it has maintained adequate reserves with respect thereto in accordance with GAAP and (B) in the case of a tax or claim that has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such tax or claim or (ii) the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, each Credit Party will, and will cause each of its

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Restricted Subsidiaries to, pay in full all of its wage obligations in accordance with the Fair Labor Standards Act (29 U.S.C. Sections 206207), with respect to its employees subject thereto, and any comparable provisions of applicable law, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Notwithstanding the foregoing, any item disclosed on Schedule 5.10 shall not result in a breach of this Section 6.04 so long as the relevant Credit Party exerts good faith effort to otherwise enable the Parent Guarantor and the Borrower to be able to make the representations and warranties in Section 5.10 with respect to such Credit Party, without giving effect to clause (y) of the first sentence of Section 5.10.
Section 6.05    Corporate Franchises. Each Credit Party will do, and will cause each of its Restricted Subsidiaries to do, or cause to be done, all things necessary or reasonably advisable to preserve and keep in full force and effect (i) its corporate existence, rights and authority and (ii), qualification, franchises, licenses, permits, intellectual property rights and governmental approvals and authorizations, except, in the case of this clause (ii), where the failure to do so would not reasonably be expected to result in a Material Adverse Effect; provided, however, that nothing in this Section 6.05 shall be deemed to prohibit any transaction permitted by Section 7.02.
Section 6.06    Good Repair. Except as would not reasonably be expected to have a Material Adverse Effect, each Credit Party will, and will cause each of its Restricted Subsidiaries to, ensure that its properties and equipment used or useful in its business in whomsoever’s possession they may be, are kept in reasonably good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, in each case, to the extent and in the manner customary for companies in similar businesses.
Section 6.07    Compliance with Statutes; Non-U.S. Plans; Canadian Pension Plans.
(a)    Compliance with Statutes. Each Credit Party will, and will cause each of its Restricted Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property, including all applicable Environmental Laws, other than those the noncompliance with which would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect. The Parent Guarantor will, in its reasonable business judgment, maintain in effect and enforce policies and procedures designed to ensure compliance by the Parent Guarantor, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and Anti-Terrorism Laws applicable to the Credit Parties and their Subsidiaries.
(b)    Non-U.S. Plans in the United Kingdom and Ireland.
(i)    The Parent Guarantor shall ensure that neither it nor any of its Restricted Subsidiaries is or has been at any time an employer (for the purposes of sections 38 to 51 of the United Kingdom Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the United Kingdom Pension Schemes Act 1993) or

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“connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the United Kingdom Pensions Act 2004) such an employer.
(ii)    The Parent Guarantor shall ensure that all pension schemes operated by or maintained for the benefit of itself, any of its Restricted Subsidiaries and/or any of their employees are fully funded based on the statutory funding objective under sections 221 and 222 of the United Kingdom Pensions Act 2004 and that no action or omission is taken by the Parent Guarantor or any of its Restricted Subsidiaries in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including the termination or commencement of winding-up proceedings of any such pension scheme or the Parent Guarantor or any of its Restricted Subsidiaries ceasing to employ any member of such a pension scheme).
(iii)    The Parent Guarantor shall ensure that all pension schemes operated by or maintained for itself or any Credit Party organized under the laws of Ireland which are defined benefit pension schemes are fully funded on the basis of applicable Irish legislative requirements and that no action is taken or omission is made by the Parent Guarantor or any such Credit Party in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including the termination or commencement of winding-up proceedings of any such pension scheme or the Parent Guarantor or any of its Restricted Subsidiaries ceasing to employ any member of such a pension scheme).
(c)    Canadian Pension Plans. Each Credit Party will, and will cause each of its Restricted Subsidiaries to, ensure that it does not establish or otherwise incur any obligations or liabilities with respect to any Canadian Defined Benefit Pension Plan.
Section 6.08    Compliance with Environmental Laws. Without limitation of the covenants contained in Section 6.07:
(a)    Each Credit Party will comply, and will cause each of its Restricted Subsidiaries to comply, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by such Credit Party or any of its Restricted Subsidiaries, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, except to the extent that such compliance with Environmental Laws is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, or where non-compliance would not reasonably be expected to have a Material Adverse Effect.
(b)    Each Credit Party will keep or cause to be kept, and will cause each of its Restricted Subsidiaries to keep or cause to be kept, all Real Property free and clear of any Liens imposed pursuant to applicable Environmental Laws other than Permitted Liens.
(c)    No Credit Party nor any of its Restricted Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Credit Parties or any of

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their Restricted Subsidiaries or transport or arrange for the transportation of Hazardous Materials to or from any such Real Property other than in compliance with applicable Environmental Laws and in the ordinary course of business, except to the extent that any noncompliance with Environmental Laws is being contested in good faith and by appropriate proceedings for which adequate reserves have been established to the extent required by GAAP, or where non-compliance would not reasonably be expected to have a Material Adverse Effect.
(d)    If required to do so under any binding and applicable order of any Governmental Authority, each Credit Party will undertake, and cause each of its Restricted Subsidiaries to undertake any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Credit Parties or any of their Restricted Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders of all Governmental Authorities, except to the extent that such Credit Party or such Restricted Subsidiary contesting such order in good faith and by appropriate proceedings for which adequate reserves have been established to the extent required by GAAP, or where non-compliance with any such order would not reasonably be expected to have a Material Adverse Effect.
Section 6.09    Certain Subsidiaries to Join in Guaranty.
(a)    U.S. Subsidiaries. In the event that at any time after the Closing Date, any Credit Party acquires, creates or has any U.S. Subsidiary (other than an Excluded Subsidiary (unless the Borrower elects to designate such Excluded Subsidiary as a U.S. Subsidiary Guarantor by providing written notice to the Administrative Agent of its intent to designate such Subsidiary as a U.S. Subsidiary Guarantor)) that is not already a party to a U.S. Subsidiary Guaranty, such Credit Party will promptly, but in any event within 60 days (or such later date as the Administrative Agent agrees to in its reasonable discretion), cause such Subsidiary to deliver to the Administrative Agent (i) a U.S. Subsidiary Guaranty, duly executed by such U.S. Subsidiary, pursuant to which such U.S. Subsidiary becomes a U.S. Subsidiary Guarantor, (ii) resolutions of the Board of Directors or equivalent governing body of such U.S. Subsidiary, certified by the Secretary or an Assistant Secretary of such U.S. Subsidiary, as duly adopted and in full force and effect, authorizing the execution and delivery of such U.S. Subsidiary Guaranty and the other Loan Documents to which such U.S. Subsidiary is or will be a party, together with such other corporate documentation and an opinion of counsel as the Required Lenders shall reasonably request, in each case, in form and substance reasonably satisfactory to the Required Lenders and (iii) all such documents, instruments, agreements, and certificates as are similar to those described in Section 6.10.
(b)    Non-U.S. Subsidiaries. Subject to the Agreed Security Principles, in the event that at any time after the Closing Date, any Credit Party acquires, creates or has any Non-U.S. Subsidiary (other than an Excluded Subsidiary (other than an Excluded Subsidiary that the Borrower elects to designate as a Guarantor by providing written notice to the Administrative Agent of its intent to designate such Subsidiary as a Guarantor; provided, that if the jurisdiction of organization of such Subsidiary is not the same as the jurisdiction of organization of any existing Subsidiary Guarantor, the Administrative Agent shall have consented to the designation of such Subsidiary as a Guarantor (which consent may be

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withheld in its reasonable discretion))) that is not already a party to a Non-U.S. Subsidiary Guaranty, such Credit Party will promptly, but in any event within 60 days (or such later date as the Administrative Agent agrees to in its reasonable discretion), cause such Subsidiary to deliver to the Administrative Agent (i) a Non-U.S. Subsidiary Guaranty, duly executed by such Subsidiary, pursuant to which such Subsidiary becomes a Guarantor, (ii) resolutions of the Board of Directors or equivalent governing body of such Subsidiary (and, in addition, in respect of any company incorporated in Sweden (a “Swedish Party”) a board resolution of the direct parent company of the Swedish Party approving all the Loan Documents to be entered into by that Swedish Party), certified by the Secretary or an Assistant Secretary or other officer of such Subsidiary, as duly adopted and in full force and effect, authorizing the execution and delivery of such Non-U.S. Subsidiary Guaranty and the other Loan Documents to which such Subsidiary is or will be a party, together with such other corporate documentation and an opinion of counsel as the Required Lenders shall reasonably request, in each case, in form and substance reasonably satisfactory to the Required Lenders and (iii) all such documents, instruments, agreements, and certificates as are similar to those described in Section 6.10.
(c)    Subject to the Agreed Security Principles, in the event that any Person becomes a Non-U.S. Subsidiary of the Parent Guarantor and the ownership interests of such Non-U.S. Subsidiary are owned by the Parent Guarantor or by any Subsidiary Guarantor, the Parent Guarantor shall, or shall cause such Subsidiary Guarantor to, deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Section 6.10, and the Parent Guarantor shall take, or shall cause such Subsidiary Guarantor to take, all of the actions required under Section 6.10.
Section 6.10    Additional Security; Further Assurances; Real Property Matters; Etc..
(a)    Additional Security. Subject in the case of any Non-U.S. Assets (as defined in the Agreed Security Principles) to the Agreed Security Principles and subpart (b) below, if any Credit Party acquires, owns or holds a fee simple ownership interest in (i) any Real Property on which a Landing Site is located, to the extent that such Real Property has a fair market value in excess of $10,000,000 for any such Real Property and $50,000,000 in the aggregate for all such owned Real Property not covered by a Mortgage (in each case, with fair market value determined at the time of acquisition and agreed to by the Required Lenders), or (ii) any personal property that is not at the time included in the Collateral, the Borrower will, in the case of each of clauses (i) and (ii) above, promptly notify the Administrative Agent in writing of such event, identifying the property or interests in question and referring specifically to the rights of the Administrative Agent and the Lenders under this Section, and the applicable Credit Party will, within 60 days (or within 120 days in the case of any owned Real Property located in the United States, or within 150 days in the case of any owned Real Property located in a jurisdiction other than the United States) following request by the Administrative Agent (at the direction of the Required Lenders) (or such later date as the Administrative Agent (at the direction of the Required Lenders) agrees to in its reasonable discretion), grant to the Administrative Agent for the benefit of the Secured Creditors a Lien on such Real Property or such personal property pursuant to the terms of such security agreements, assignments, Mortgages or other documents as the Required Lenders reasonably deem appropriate (collectively, the “Additional Security Documents”) or a joinder in any existing Security Document. Furthermore, the Borrower or such other Credit Party shall cause to be delivered to the Administrative

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Agent such opinions of local counsel, resolutions (including any necessary member or shareholder resolutions) and other related documents (including, in the case of any Real Property that becomes subject to a Mortgage, all of the items required to be provided with respect to each Mortgaged Real Property pursuant to Section 6.10(d)(ii) or 6.10(d)(iii) below, as applicable) as may be reasonably requested in writing by the Required Lenders in connection with the execution, delivery and recording of any such Additional Security Document or joinder, all of which documents shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.
(b)    [Reserved].
(c)    Further Assurances. Subject to the limitations set forth in Section 6.09 and this Section 6.10, the Credit Parties will, and will cause each of their respective Restricted Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent (or, if the Priming Facility Intercreditor Agreement and/or any other intercreditor agreement is in effect, its agents, designee or bailee, in each case pursuant to the Priming Facility Intercreditor Agreement and/or such other intercreditor agreement) from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as may be necessary or as the Administrative Agent or the Required Lenders may reasonably require, including any documents, instruments and filings required by the Assignment of Claims Act of 1940 (provided, that the Borrower and the Credit Parties shall be deemed to have satisfied their obligations under this Section 6.10(c) with respect to the Assignment of Claims Act of 1940 upon delivery of forms signed solely by the Credit Parties). Notwithstanding the foregoing, the Administrative Agent (at the direction of the Required Lenders) may elect, in its reasonable discretion, not to require a pledge of, or take a security interest in, those assets as to which the Required Lenders shall determine, in their reasonable discretion, that the costs (including adverse tax consequences) of obtaining such Lien, pledge or security interest (including any mortgage, stamp, intangibles or other tax) exceed the benefit to the Lenders of the security afforded thereby.
(d)    Real Property Matters.
(i)    Subject to the Funding Conditions Provision and Section 6.10(a)(i), the Credit Parties shall deliver to the Administrative Agent: (A) within 120 days after the Closing Date (or such later date as agreed to by the Administrative Agent in its reasonable discretion), a Mortgage, in form and substance reasonably satisfactory to the Administrative Agent, with respect to each Mortgaged Real Property that is owned in fee simple by a U.S. Credit Party as of the Closing Date (or such later date as agreed to by the Administrative Agent in its reasonable discretion) and located in the United States; and (B) within 150 days after the Closing Date (or such later date as agreed to by the Administrative Agent in its reasonable discretion), a Mortgage, in form and substance satisfactory to the Administrative Agent, with respect to each Mortgaged Real Property that is owned in fee simple by a Credit Party as of the Closing Date and located in a jurisdiction outside of the United States.

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(ii)    Subject to Section 6.10(a)(i), the Credit Parties shall deliver to the Administrative Agent with respect to each Mortgaged Real Property located in the United States or Canada, no later than the date such parcel of Real Property becomes subject to a Mortgage (or within such other time limits as specified below), all of the following:
(A)    an American Land Title Association (ALTA) (or equivalent in the case of any Real Property located in Canada) mortgagee title insurance policy or policies, or unconditional commitments therefor (a “Title Policy”) issued by a title insurance company reasonably satisfactory to the Required Lenders (a “Title Company”), in an amount not less than the amount reasonably required therefor by the Required Lenders (not to exceed the book value of such Real Property), insuring fee simple title to, or a valid leasehold interest in, such Real Property vested in the applicable Credit Party and assuring the Required Lenders that the applicable Mortgage creates a valid and enforceable first priority mortgage lien on the respective Real Property encumbered thereby, subject only to Permitted Liens, which Title Policy shall include an endorsement for mechanics’ liens, for revolving, “variable rate” and future advances under this Agreement and for any other matters reasonably requested by the Required Lenders;
(B)    if a mortgage recording or similar tax is imposed on the amount secured by such Mortgage, then the amount secured by such Mortgage shall be limited to the amount determined by the Required Lenders in accordance with Section 6.10(d)(ii)(A) of such Real Property, as reasonably determined by the Credit Parties, and no appraisals shall be required unless required pursuant to applicable legal requirements;
(C)    copies of all recorded documents listed as exceptions to title or otherwise referred to in the Title Policy or in such title report relating to such Real Property;
(D)    with respect to any owned Real Property located in the United States, no later than thirty (30) Business Days prior to the date on which such parcel of Real Property becomes subject to a Mortgage, (1) evidence, which may be in the form of a letter or other certification from the Title Company or from an insurance broker, surveyor, engineer or other provider, as to (x) whether such Real Property is a Flood Hazard Property, and (y) if such Real Property is a Flood Hazard Property, (a) whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) the applicable Credit Party’s written acknowledgment of receipt of written notification from the Required Lenders as to the fact that such Real Property is a Flood Hazard Property and whether the community in which such Flood Hazard property is located is participating in the National Flood Insurance Program, and (c) evidence that the applicable Credit Party has obtained flood insurance in respect of such Flood Hazard Property on terms and in such amounts required to comply with the Flood Disaster Protection Act (as amended from time to time) or other applicable law, including the applicable regulations of the Board of Governors of the Federal Reserve System;

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(E)    to the extent required by the Title Company for deletion of the so-called “survey exception”, a survey of such Real Property, certified by a licensed professional surveyor in a manner sufficient for the Title Company to remove such “survey exception”, or survey coverage in the Title Policy satisfactory to the Required Lenders, acting reasonably;
(F)    a certificate of the Parent Guarantor identifying any Phase I, Phase II or other environmental report received in draft or final form by any Credit Party during the three-year period prior to the date of execution of the Mortgage relating to such Real Property and/or the operations conducted therefrom, or stating that no such draft or final form reports have been received by any Credit Party, together with true and correct copies of all such environmental reports so listed (in draft form, if not finalized); and
(G)    an opinion of local counsel admitted to practice in the jurisdiction in which such Real Property is located, satisfactory in form and substance to the Required Lenders, as to the validity and effectiveness of such Mortgage as a lien on such Real Property encumbered thereby (or in the case of any such Real Property located in Canada, as to the enforceability of such Mortgage), provided, that such opinion may assume, and no additional opinion will be required with respect to the power, authority, authorization and due execution and delivery by the applicable Credit Party of such Mortgage.
(iii)    Subject to the Agreed Security Principles and Section 6.10(a)(i), the Credit Parties shall deliver to the Administrative Agent with respect to each Mortgaged Real Property located in a jurisdiction other than the United States or Canada, no later than the date such parcel of Real Property becomes subject to a Mortgage, all such title insurance, flood insurance (to the extent required by applicable law), Phase I or equivalent environmental reports, surveys, documents, instruments, agreements, opinions and certificates are customarily required by lenders under similar financings with secured assets in the applicable country and as are reasonably agreed upon by the parties to the EMEA Facility Security Documents, in each case in form reasonably satisfactory to the Required Lenders with respect to each such Real Property to create in favor of the Administrative Agent, for the benefit of the Secured Creditors, a valid and, subject to any filing and/or recording referred to herein, perfected first priority security interest (where applicable) in such Real Property.
(iv)    Subject to Section 6.10(a)(i), with respect to each Mortgaged Real Property located in the United States, no later than thirty (30) Business Days prior to the date on which such parcel of Real Property becomes subject to a Mortgage, the Required Lenders shall deliver (A) to the Administrative Agent, a completed standard “life of loan” flood hazard determination form, (B) if such Real Property is a Flood Hazard Property, (1) to the Parent Guarantor, notice of that fact and, if applicable, notice that flood insurance coverage under the National Flood Insurance Program is not available because the community in which the Real Property is located does not participate in the National Flood Insurance Program, (2) to the Administrative Agent, evidence of the receipt by the Parent Guarantor of such notice and (C) to the Administrative Agent, if such notice is required to be provided to the Parent Guarantor and flood insurance is available in the community in which such Real

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Property is located, evidence of the required flood insurance. Notwithstanding anything to the contrary herein, no Mortgage shall be required to be executed with respect to any Real Property pursuant to the terms hereof or any other Loan Documents unless and until each Lender has confirmed to the Administrative Agent in writing its satisfaction with flood insurance due diligence and compliance.
(e)    Closing Date Collateral. To the extent that any security interests (including the creation or perfection thereof) in any Collateral cannot be provided or perfected on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so (other than (1) grants of security interests in Collateral subject to the UCC that may be perfected by the filing of UCC financing statements (but excluding transmitting utility financing statements, which, if applicable, will be required to be filed within ten (10) Business Days following the Closing Date)) and (2) the filing of short-form security agreements with the United States Patent and Trademark Office or the United States Copyright Office (as applicable), the provision and/or perfection of security interests therein shall not constitute a condition precedent to the availability of the Credit Facility on the Closing Date, but shall be required to be provided and/or perfected pursuant to arrangements and timing to be mutually agreed by the Required Lenders and the Borrower, each acting reasonably, within ninety (90) days following the Closing Date (or (x) one hundred twenty (120) days following the Closing Date in the case of any actions necessary to provide and/or perfect a security interest that is required to be granted and perfected in any facility constituting Real Property that is owned by a U.S. Credit Party and located in the United States (or, in any case, such longer period as may be agreed by the Required Lenders)) and (y) one hundred fifty (150) days following the Closing Date in the case of any actions necessary to provide and/or perfect a security interest that is required to be granted and perfected in any facility constituting Real Property that is owned by a Non-U.S. EMEA Credit Party and located in its jurisdiction of organization (solely, in each case, to the extent that the creation or perfection of such security interest is required under the applicable Loan Documents or, in each case such later date as may be agreed by the Administrative Agent (at the direction of the Required Lenders)) (collectively, the “Funding Conditions Provision”); provided that:
(i)    [reserved];
(ii)    except as otherwise provided in this Agreement and with respect to any actions required in any non-U.S. jurisdiction in order to provide or perfect any security interests in such Collateral, within 120 days following the Closing Date (or such later date as agreed to by the Administrative Agent in its reasonable discretion), the Parent Guarantor, the Borrower and each Closing Date Subsidiary Guarantor shall have duly executed and delivered (A) such Non-U.S. Security Agreements or other Security Documents and such other agreements, instruments and documents relating to the Collateral owned by the Parent Guarantor, the Borrower or such Closing Date Subsidiary Guarantor, in form, substance and scope comparable to the collateral documentation executed by the Parent Guarantor, the Borrower or such Closing Date Subsidiary Guarantor in connection with the Existing Credit Agreement, or otherwise reasonably satisfactory to the Administrative Agent, and (B) such resolutions (including any necessary member or shareholder resolutions), certificates, legal opinions and other related documents as may be reasonably requested by the Required Lenders in connection with the execution, delivery and recording of any such Non-U.S. Security Agreements or other Security Documents, all of which

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documents shall be in form and substance reasonably satisfactory to the Administrative Agent; and
(iii)    in respect of any Restricted Subsidiary incorporated in the United Kingdom (or political subdivision thereof) whose shares are the subject to Liens created by the Security Documents (a “Charged Company”), the Administrative Agent shall have received either:
(A)    a certificate of an authorized signatory of the Parent Guarantor certifying that:
(I)    each of it and its Restricted Subsidiaries has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the United Kingdom Companies Act 2006 from that Charged Company; and
(II)    no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the United Kingdom Companies Act 2006) has been issued in respect of those shares, together with a copy of the “PSC register” (within the meaning of section 790C(10) of the United Kingdom Companies Act 2006) of that Charged Company which is certified by an Authorized Officer of the Parent Guarantor to be correct, complete and not amended or superseded as at a date no earlier than the Closing Date; or
(B)    a certificate of an Authorized Officer of the Parent Guarantor certifying that such Charged Company is not required to comply with Part 21A of the United Kingdom Companies Act 2006.
(f)    Taxes. The Credit Parties shall have paid or caused to be paid all costs and expenses payable in connection with all of the actions set forth in Section 6.10(d), including but not limited to (A) all mortgage, intangibles or similar taxes or fees, however characterized, payable in respect of this Agreement, the execution and delivery of the Notes, any of the Mortgages or any of the other Loan Documents or the recording of any of the same or any other documents related thereto; and (B) all expenses and premiums of the Title Company in connection with the issuance of such policy or policies of title insurance and to all costs and expenses required for the recording of the Mortgages or any other Loan Documents or any other related documents in the appropriate public records.
Section 6.11    Maintenance of Ratings. The Parent Guarantor shall use commercially reasonable efforts to obtain (within 30 days of the Closing Date) and maintain public corporate credit and corporate family ratings (but not any particular level) of the Parent Guarantor from S&P, Fitch and Moody’s, respectively, and public ratings and public recovery ratings (but not any particular level) from S&P, Fitch and Moody’s for the credit facilities provided pursuant to this Agreement.
Section 6.12    Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 5.06 only to support obligations of the Parent Guarantor or its Subsidiaries.

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Section 6.13    Designated Securities Account. The Parent Guarantor shall:
(a)    cause the Designated Securities Account to remain subject to a valid, perfected first priority security interest in favor of the Administrative Agent and otherwise established in a manner reasonably satisfactory to the Required Lenders; and
(b)    cause all proceeds of the Delayed Draw Term Loan that were deposited in the Designated Securities Account pursuant to Section 2.07(d) and that have not been or are not in the process of being Withdrawn from the Designated Securities Account in accordance with Section 2.12 of this Agreement to be invested in Approved Cash Equivalents, it being understood and agreed that (x) the existence of U.S. Dollars in the Designated Securities Account that are not being Withdrawn shall not constitute a violation of this Section 6.13 so long as such U.S. Dollars are substantially concurrently converted into or invested in Approved Cash Equivalents in the Designated Securities Account and (y) the Parent Guarantor shall be entitled to all dividends, interest, gains and other profits with respect to assets held in the Designated Securities Account.
Section 6.14    United Kingdom People with Significant Control Regime. Each Credit Party shall (and the Parent Guarantor shall ensure that each of its Restricted Subsidiaries will):
(a)    within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the United Kingdom Companies Act 2006 from any company incorporated in the United Kingdom (or any political subdivision thereof) whose shares are the subject of Liens under the Security Documents; and
(b)    promptly provide the Administrative Agent with a copy of such notice.
Section 6.15    Post-Closing Obligations. Each Credit Party shall deliver the documents and take the actions, as applicable, set forth on Schedule 6.15 within the time periods specified therein.
Section 6.16    Additional Covenants. The Parent Guarantor shall:
(a)    host one conference call with Private-Side Lenders at a time to be agreed between the Parent Guarantor and the Required Lenders every two weeks beginning with the week ending Saturday, January 9, 2021 to discuss cash flows, operations and the status and process of the disposition of the Infrastructure Business and accounting review; provided that the Parent Guarantor shall not be required to disclose any information which, in the good faith determination of the Parent Guarantor, if disclosed may result in a waiver of attorney-client privilege or the violation of any confidentiality agreement, non-disclosure agreement or similar agreement;
(b)    (i) cause the Strategic Planning Committee to perform duties consistent with its constitutional documents, (ii) cause Alvarez & Marsal North America LLC to provide weekly updates to the Strategic Planning Committee with respect to the progress and status of the plan described in clause (c)(iii) of this Section 6.16, and (iii) provide to the Private-Side Lenders the information described in

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Sections 6.3(b) and (c) of the Existing Infrastructure Sale Agreement substantially concurrently with the delivery of such information to the Buyer (as defined in the Existing Infrastructure Sale Agreement);
(c)    satisfy the following milestones on or before the dates indicated below (collectively, the “Milestones”):
(i)    (A) use commercially reasonable efforts to cause, as promptly as practicable (but in no event later than January 8, 2021), two additional directors (the “Additional Directors”) to be appointed to the Parent Board and the Strategic Planning Committee and one observer (the “Additional Observer”) to be appointed to the Strategic Planning Committee, which Additional Directors and Additional Observer shall be appointed by the Parent Board from a list of at least six (6) candidates provided prior to the execution of this Agreement by the Steering Committee, or shall otherwise be acceptable to the Steering Committee;
(B) on or prior to March 8, 2021, deliver to the Ad Hoc Lender Group Advisors, the Ad Hoc Noteholder Group Advisors and the Ad Hoc 2020 EMEA Term Lender Group Advisors a good faith proposal with respect to a deleveraging transaction;
(C) work in good faith to enter into an agreement (the “Support Agreement”) on or prior to March 31, 2021, among (w) the Credit Parties and any other Subsidiaries reasonably agreed among the parties thereto, (x) a majority (based on holdings of Term Loans) of the Ad Hoc Lender Group, (y) a majority (based on holdings of Term Loans) of the Ad Hoc Noteholder Group and (z) solely to the extent such Support Agreement contemplates that the Term Loans held by the Ad Hoc 2020 EMEA Term Lender Group would not be repaid in full in cash, a majority (based on holdings of Term Loans) of the Ad Hoc 2020 EMEA Term Lender Group, which Support Agreement provides for the deleveraging of the Parent Guarantor’s consolidated capital structure and which Support Agreement is either (I) acceptable to I Squared Capital or (II) not inconsistent with the terms of the Existing Infrastructure Sale Agreement; and
(D) in connection with entry into any such Support Agreement, each of the Forbearance Agreements shall be modified in a manner reasonably acceptable to the Requisite Forbearing Lenders (as defined in the Lender Forbearance Agreement) and the Requisite Forbearing Noteholders (as defined in the Noteholder Forbearance Agreement), as applicable, and the Parent Guarantor, including to (I) extend the forbearance therein through September 30, 2021 (which may be subject to interim milestones to be included in the Support Agreement) and (II) provide that any breach of such Support Agreement that is not waived or cured in accordance with the terms thereof shall constitute a “Termination Event” under such Forbearance Agreements;
(ii)    immediately following the appointment of the Additional Directors to the Strategic Planning Committee, cause one of the currently serving members of the Strategic Planning Committee to resign from the Strategic Planning Committee;

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(iii)    not later than January 15, 2021, the Parent Guarantor shall propose to the Steering Committee an additional candidate for appointment to the Parent Board, which candidate shall be “independent” under the rules of the New York Stock Exchange and shall also have relevant transactional/restructuring experience (the “New Independent Director”), and unless the Steering Committee reasonably objects in writing to the proposed New Independent Director within 24 hours of being provided the name and background of such proposed New Independent Director (which objection shall be based solely on the grounds that the proposed candidate is not “independent” under the rules of the New York Stock Exchange or does not have relevant transactional/restructuring experience), the Steering Committee shall be deemed to have approved the New Independent Director’s appointment to the Parent Board;
(iv)    promptly after the New Independent Director has been appointed to the Parent Board, the Parent Board shall appoint the New Independent Director to the Strategic Planning Committee and, immediately after such appointment to the Strategic Planning Committee is effective, one of the then-serving members of the Strategic Planning Committee (who is not an Additional Director) shall resign from the Strategic Planning Committee and become an observer to the Strategic Planning Committee;
(v)    (A) use commercially reasonable efforts to host, by no later than January 8, 2021, a conference call between the financial advisor to the Ad Hoc Lender Group, the financial advisor to the Ad Hoc Noteholder Group, the financial advisor to the Parent Guarantor and I Squared Capital to discuss the Existing Infrastructure Sale Agreement and the Infrastructure Business;
(B) on or prior to February 15, 2021, deliver to the Ad Hoc Lender Group Advisors and the Ad Hoc Noteholder Group Advisors:
(I)    proposed cleansing materials;
(II)    a five-year business plan for RemainCo (which shall include the Parent Guarantor and its Subsidiaries solely for the period until the anticipated date of consummation of the transactions contemplated by the Existing Infrastructure Sale Agreement and not thereafter) (such plan, a “Business Plan”) that (x) has been approved by the Strategic Planning Committee and the Parent Board and (y) shall include:
(1)    an overview of the industry (including competitive landscape, positioning, key trends and relevant benchmarks);
(2)    an overview of RemainCo and its business segments (including key segments, geographies, products, customers (small and medium business, larger accounts) and key vendor relationships);

(3)    the following financial information:

(a)    [reserved];

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(b)    five-year projections provided on a monthly basis for the fiscal years ended December 31, 2021 and December 31, 2022, and annually thereafter, in respect of RemainCo;

(c)    [reserved]; and

(d)    key assumptions/drivers underlying the plan, including (i) sales, installs, credits and churn, (ii) corporate overhead, (iii) maintenance capital expenditures, success-based capital expenditures, capitalized labor, information technology and product development capital expenditures, (iv) capital investment plan detail and strategy, (v) working capital and (vi) tax, in each case, in a format with sufficient detail and in respect of such periods and assumptions/drivers as may be reasonably requested by the Ad Hoc Lender Group Advisors or the Ad Hoc Noteholder Group Advisors; and

(4)    Business Plan sensitivities (including upside, growth initiatives and downside risks), in a format with sufficient detail and in respect of such periods and sensitivities as may be reasonably requested by the Ad Hoc Lender Group Advisors or the Ad Hoc Noteholder Group Advisors; and

(C)    the following financial information:
(I)    a preliminary draft of the unaudited consolidated balance sheets of the Parent Guarantor and its consolidated Subsidiaries as at December 31, 2020 and the related unaudited consolidated statements of operations, of stockholders’ equity and of cash flows for the fiscal year ended December 31, 2020 (subject to change as a result of accounting review and matters related thereto); and
(II)    projected consolidated balance sheets on a monthly basis for the fiscal years ended December 31, 2021 and December 31, 2022, and on an annual basis for the next three fiscal years thereafter and the related statements of operations and of cash flows, in each case, of RemainCo (which monthly projections for the fiscal year ended December 31, 2021 shall include the Parent Guarantor and its Subsidiaries solely for the period until the anticipated date of consummation of the transactions contemplated by the Existing Infrastructure Sale Agreement and not thereafter), including detailed income statement with bridge to EBITDA and adjusted EBITDA, corporate overhead breakdown and detailed cash flow line items (in .xls format) (in each case, presented in a manner consistent with the 2021 budget materials previously provided to the Ad Hoc Lender Group Advisors and the Ad Hoc Noteholder Group Advisors);
(vi)    on or prior to January 31, 2021, produce a plan to the Ad Hoc Lender Group and Ad Hoc Noteholder Group with respect to the Borrower’s tax strategy and implementation of balance

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sheet recapitalization, which shall be reasonably acceptable to a majority of the Ad Hoc Lender Group and a majority of the Ad Hoc Noteholder Group; and
(vii)    deliver to the Ad Hoc Lender Group Advisors and the Ad Hoc Noteholder Group Advisors the KPMG VDD Reports (as defined in the Existing Infrastructure Sale Agreement) within five (5) Business Days after the delivery thereof to the Buyer; provided that, (i) the Ad Hoc Lender Group Advisors and the Ad Hoc Noteholder Group Advisors execute applicable “hold harmless” letters on customary terms for the benefit of KPMG and (ii) KPMG consents to the delivery of such KPMG VDD Reports to the Ad Hoc Lender Group Advisors and the Ad Hoc Noteholder Group Advisors, it being understood that the Parent Guarantor will use commercially reasonably efforts to obtain KPMG’s consent to the delivery of the KPMG VDD Reports to the Ad Hoc Lender Group Advisors and the Ad Hoc Noteholder Group Advisors following their execution of applicable “hold harmless” letters;
(d)    host (i) at least one conference call and any applicable follow-up calls as reasonably requested by the Ad Hoc Lender Group Advisors or the Ad Hoc Noteholder Group Advisors, among the Parent Guarantor’s management, the Ad Hoc Lender Group Advisors and the Ad Hoc Noteholder Group Advisors and (ii) subject to execution of confidentiality agreements, one conference call, as reasonably requested by the Ad Hoc Lender Group Advisors or the Ad Hoc Noteholder Group Advisors, among the Parent Guarantor’s management, the Ad Hoc Lender Group Advisors, the Ad Hoc Noteholder Group Advisors and the lenders represented by the Ad Hoc Lender Group Advisors and the members of the Ad Hoc Noteholder Group, in each case, to discuss the Business Plan and related information as outlined in Section 6.16(c)(v) above; and
(e)    consistent with past practice, the Parent Guarantor will provide the Ad Hoc Lender Group Advisors and the Ad Hoc Noteholder Group Advisors with legal and business diligence including:
(i)    as it becomes available, an analysis for cost-reduction opportunities;
(ii)    as it becomes available, information regarding RemainCo’s relationship with InfraCo, including break-outs of projected payments to or from, as the case may be, RemainCo and InfraCo;
(iii)    conference calls, as reasonably requested by the Ad Hoc Lender Group Advisors or the Ad Hoc Noteholder Group Advisors, to address key performance indicators, product margins, pipeline, any Infrastructure Sale Agreement and the anticipated structure of the transitional services agreements that will be entered into in connection with any Infrastructure Sale Agreement;
(iv)    as it becomes available, the unaudited consolidated balance sheet of RemainCo as at December 31, 2020 and each fiscal quarter thereafter and the related unaudited consolidated statements of operations, of stockholders’ equity and of cash flows of RemainCo for the fiscal year ending December 31, 2020 and each fiscal quarter thereafter, and setting forth comparative figures for the prior fiscal year; and

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(v)    as they become available, any estimates and the final purchase price (including any price adjustment calculations) under any Infrastructure Sale Agreement.
ARTICLE VII.

NEGATIVE COVENANTS
Each of the Parent Guarantor and the Borrower hereby covenants and agrees, that on the Closing Date and thereafter for so long as this Agreement is in effect and until such time as the Commitments have been terminated, no Notes remain outstanding and the Loans, together with interest, fees and all other Obligations incurred hereunder and under the other Loan Documents, have been paid in full (excluding any contingent indemnity and reimbursement obligations which survive termination of the Loan Documents and in respect of which no claim has been made) as follows:
Section 7.01    Changes in Business. No Credit Party nor any of its Restricted Subsidiaries will engage in any business other than the businesses engaged in by the Credit Parties and its Restricted Subsidiaries on the Closing Date and any other business reasonably related, complementary or ancillary thereto. With respect to each Credit Party and Restricted Subsidiary subject to the European Insolvency Regulation and each Credit Party which is a U.K. Entity, no such Credit Party will, nor will it permit any of its Restricted Subsidiaries to, knowingly, without the prior written consent of the Administrative Agent, change its centre of main interests (as that term is used in Article 3(1) of the European Insolvency Regulation) or its place of central administration unless it is changing to a centre of main interests and place of central administration located in the same country as the original centre of main interests.
Section 7.02    Consolidation, Merger, Acquisitions, Asset Sales, etc. No Credit Party will, nor will any Credit Party permit any of its Restricted Subsidiaries to, (i) wind up, liquidate or dissolve its affairs, (ii) enter into any transaction of merger, consolidation or amalgamation, (iii) make or otherwise effect any Acquisition, (iv) make or otherwise effect any Asset Sale, except that each of the following shall be permitted:
(a)    (i) the merger, consolidation or amalgamation of (A) any Restricted Subsidiary of the Parent Guarantor with or into the Parent Guarantor or the Borrower; provided, that the Parent Guarantor or the Borrower is the surviving or continuing or resulting corporation; (B) any Restricted Subsidiary of the Parent Guarantor with or into any Subsidiary Guarantor; provided, that the surviving or continuing or resulting corporation is a Subsidiary Guarantor; or (C) any Subsidiary of the Parent Guarantor that is not a Credit Party with or into any other Subsidiary of the Parent Guarantor that is not a Credit Party or (ii) any Holding Company Merger; provided, that substantially concurrently with the consummation of such Holding Company Merger, (x) New Parent shall provide a guarantee of the Obligations in a form reasonably satisfactory to the Administrative Agent, (y) New Parent shall deliver to the Administrative Agent the documents required of a U.S. Subsidiary or Credit Party under Sections 6.09(a) and 6.10 (including in respect of the Equity Interests of the Parent Guarantor held by the New Parent. but excluding, for the avoidance of doubt, any Security Document in regard of the Equity Interests of New

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Parent), in each case, in a form reasonably satisfactory to the Administrative Agent and (z) the Administrative Agent (acting at the direction of the Required Lenders), New Parent and Parent Guarantor shall negotiate in good faith to execute amendments to the Loan Documents such that the representations and warranties, covenants, events of default and other similar provisions herein and therein that currently apply to the Parent Guarantor also apply to New Parent; provided, further, that this Section 7.02(a) shall supersede any provisions in Section 11.12 to the contrary;
(b)    so long as no Specified Event of Default has occurred and is continuing, or would result therefrom, any Asset Sale by (i) any U.S. Credit Party to any other U.S. Credit Party, (ii) any Restricted Subsidiary that is not a Credit Party to any Credit Party; (iii) any Non-U.S. Subsidiary of the Parent Guarantor that is a Credit Party to any other Credit Party, or (iv) any Restricted Subsidiary that is not a Credit Party to any other Restricted Subsidiary that is not a Credit Party; provided, that to the extent any such Asset Sale constitutes an Investment, it shall be permitted under Section 7.05 (other than Section 7.05(q));
(c)    any transaction permitted pursuant to Section 7.05 or 7.06;
(d)    the Parent Guarantor or any of its Restricted Subsidiaries may consummate any Asset Sale, provided, that (i) the consideration for each such Asset Sale represents fair market value and at least 75% of such consideration consists of cash, (ii) in the case of any Asset Sale (other than the I Squared Infrastructure Sale (as such term is defined in the RSA) if consummated prior to the occurrence of a RSA Termination Event and in accordance with the RSA) involving consideration in excess of $20,000,000, at least three (3) Business Days prior to the date of completion of such Asset Sale, the Parent Guarantor shall have delivered to the Administrative Agent an officer’s certificate executed by an Authorized Officer, which certificate shall contain (A) a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated sale price or other consideration for such transaction, and (B) a certification that no Event of Default has occurred and is continuing, or would result from consummation of such transaction and (iii) the Parent Guarantor or such Restricted Subsidiary uses the proceeds of such Asset Sale to prepay the Loans as and to the extent required by Section 2.13(c)(v);
(e)    [reserved];
(f)    [reserved];
(g)    in addition to any Asset Sale permitted herein, the Parent Guarantor or any of its Restricted Subsidiaries may consummate other Asset Sales in an amount not to exceed, in any fiscal year, the greater of (x) $100,000,000 and (y) an amount equal to 20% of Pro Forma EBITDA for the Testing Period most recently ended, provided, that the Parent Guarantor or such Restricted Subsidiary uses the proceeds of such Asset Sale to prepay the Loans as and to the extent required by Section 2.13(c)(v);
(h)    [reserved];

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(i)    so long as no Event of Default has occurred and is continuing, or would result therefrom, any Restricted Subsidiary other than the Borrower may dissolve, liquidate or wind up its affairs (x) if the Parent Guarantor determines in good faith that such dissolution, liquidation or winding up is in the best interests of the Credit Parties taken as a whole and (y) so long as, if such Restricted Subsidiary is a Guarantor, the assets or business of such Restricted Subsidiary shall be transferred to, or otherwise owned and conducted by, a Credit Party;
(j)    Ordinary Course Dispositions;
(k)    the settlement, termination or unwinding of any Hedging Obligations or Permitted Equity Derivative;
(l)    dispositions of Equity Interests in any Subsidiary prior to the time such Subsidiary becomes a wholly-owned Subsidiary, in each case pursuant to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or the exercise of warrants, options or other securities convertible into or exchangeable for the Equity Interests of such Subsidiary, so long as such rights, plans, warrants, options or other securities were not entered into or issued in connection with or in contemplation of such person becoming a Subsidiary; and
(m)    subject to the Infrastructure Reorganization Principles, the Parent Guarantor and/or its Restricted Subsidiaries may consummate any of the following to the extent necessary to consummate an Infrastructure Reorganization and/or any other transaction contemplated pursuant to an Infrastructure Sale Agreement (in each case, excluding the disposition of all or any portion of the Infrastructure Business to a Person that is not an Affiliate of the Parent Guarantor): (i) in the case of any Restricted Subsidiary (other than the Borrower), wind up, liquidate or dissolve its affairs; (ii) enter into any transaction of merger, consolidation or amalgamation among the Parent Guarantor and/or the Restricted Subsidiaries; (iii) make or otherwise effect any Acquisition among the Parent Guarantor and/or the Restricted Subsidiaries; and (iv) make or otherwise effect any Asset Sale among the Parent Guarantor and/or the Restricted Subsidiaries.
Section 7.03    Liens. No Credit Party will, nor will any Credit Party permit its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind of such Credit Party or such Restricted Subsidiary whether now owned or hereafter acquired, except that the foregoing shall not apply to:
(a)    any Standard Permitted Lien;
(b)    Liens in existence on the Closing Date that are listed in Schedule 7.03 hereto and any renewals or extensions thereof; provided, that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.04(b), and (iii) the direct or any contingent obligor with respect thereto is not changed;
(c)    Liens securing Indebtedness permitted pursuant to Section 7.04(c); provided, that (i) any such Liens attach only to the property being financed pursuant to such Indebtedness, (ii) do not encumber

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any other property of any Credit Party or their Restricted Subsidiaries, (iii) the principal amount of the Indebtedness secured by any such Lien shall not exceed the cost of the property secured by such Lien, and (iv) the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets;
(d)    any Lien granted to the Administrative Agent securing any of the Obligations or any other Indebtedness of the Credit Parties under the Loan Documents;
(e)    [reserved];
(f)    Liens on cash collateral and certificates of deposit securing Indebtedness permitted pursuant to Section 7.04(q) in an amount not to exceed $1,000,000 at any time;
(g)    Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary), in each case, on or after the Closing Date (provided, that (x) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (y) such Lien does not extend to or cover any assets or property other than the assets or property subject to such Lien prior to the date such assets or property is acquired or such Person becomes a Restricted Subsidiary, as applicable, and (z) to the extent such Lien is securing indebtedness, such secured indebtedness is otherwise permitted to be incurred pursuant to Section 7.04);
(h)    the Microsoft Permitted Liens and Key Customer Liens;
(i)    Liens securing Indebtedness permitted pursuant to Sections 7.04(s);
(j)    Liens on the Collateral owned by any U.S. Credit Party securing Junior Lien Indebtedness permitted pursuant to Section 7.04(k);
(k)    other Liens of the Parent Guarantor and its Restricted Subsidiaries in an aggregate outstanding principal amount not to exceed the greater of (x) $40,000,000 and (y) an amount equal to 7.5% of Pro Forma EBITDA for the most recently ended Testing Period; provided, that such Liens are junior in priority to the Liens securing the Obligations, subject to an intercreditor agreement reasonably satisfactory to the Required Lenders and the assets or property subject to such Liens constitute Collateral;
(l)    Liens on any Equity Interests of Unrestricted Subsidiaries in existence as of the Closing Date;
(m)    Liens securing Indebtedness permitted pursuant to Section 7.04(l) and other obligations under the Loan Documents (as defined in the Existing Credit Agreement); provided, that such Liens are subject to the Priming Facility Intercreditor Agreement;
(n)    Liens incurred in connection with an Infrastructure Reorganization consummated in accordance with the Infrastructure Reorganization Principles and/or the disposition of all or any portion of

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the Infrastructure Business pursuant to an Infrastructure Sale Agreement; provided that any Lien incurred pursuant to this clause (n) does not secure Indebtedness; and
(o)    Liens including any netting or set-off as a result of a fiscal unity (fiscale eenheid) for Dutch corporate income tax purposes or Dutch VAT purposes between Restricted Subsidiaries incorporated in the Netherlands.
Section 7.04    Indebtedness. No Credit Party will, nor will any Credit Party permit any of its Restricted Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Credit Parties or any of their respective Restricted Subsidiaries, except:
(a)    Indebtedness incurred under this Agreement and the other Loan Documents;
(b)    the Indebtedness existing on the Closing Date and set forth on Schedule 7.04 hereto and any Permitted Refinancing thereof;
(c)    Indebtedness of the Credit Parties and their Restricted Subsidiaries incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed or capital assets, including Capitalized Lease Obligations and Purchase Money Indebtedness in an aggregate amount at any one time outstanding not to exceed the greater of (x) $120,000,000 and (y) an amount equal to 20% of Pro Forma EBITDA for the most recently ended Testing Period;
(d)    Indebtedness of Non-Credit Parties in an aggregate amount at any one time outstanding not to exceed the greater of (x) $60,000,000 and (y) an amount equal to 10% of Pro Forma EBITDA for the most recently ended Testing Period;
(e)    any intercompany loans and/or notes (i) made by the Parent Guarantor or any of its Restricted Subsidiaries to the Parent Guarantor or any of its Restricted Subsidiaries, as applicable, to the extent existing on the Closing Date (provided, that such intercompany loans were not incurred in connection with the Transactions), (ii) made by any Non-Credit Party to any other Non-Credit Party, (iii) made by any U.S. Credit Party to any other U.S. Credit Party, (iv) made by any Credit Party to any U.S. Credit Party, (v) made by a Credit Party to any other Credit Party, (vi) made by any U.S. Credit Party to any Credit Party in an aggregate principal amount not to exceed the greater of (x) $125,000,000 and (y) an amount equal to 25% of Pro Forma EBITDA for the most recently ended Testing Period, (vii) made by a Credit Party to any Non-Credit Party in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $60,000,000 and (y) an amount equal to 10% of Pro Forma EBITDA for the most recently ended Testing Period and/or (viii) among the Parent Guarantor and/or any Restricted Subsidiary in connection with or related to an Infrastructure Reorganization consummated in accordance with the Infrastructure Reorganization Principles; provided, that all such intercompany loans are subject to the Intercompany Subordination Agreement;
(f)    (i) Indebtedness of the Parent Guarantor and its Subsidiaries under Hedge Agreements; provided, that such Hedge Agreements have been entered into in the ordinary course of business and not

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for speculative purposes and (ii) Indebtedness consisting of obligations under any Permitted Equity Derivatives;
(g)    Indebtedness constituting Guaranty Obligations permitted by Section 7.05;
(h)    [reserved];
(i)    unsecured Indebtedness; provided, that (i) no Event of Default shall exist and be continuing at the time such Indebtedness is assumed or incurred or would result therefrom, (ii) on a Pro Forma Basis immediately after giving effect to the assumption or incurrence of such Indebtedness and any related transactions, the Consolidated Total Net Leverage Ratio does not exceed 6.00:1.00 (excluding, solely for the purposes of this calculation, the cash proceeds of any such Indebtedness being incurred at such time), (iii) the final maturity of such Indebtedness shall not be earlier than 91 days after the latest Maturity Date then in effect, (iv) the weighted average life to maturity of such Indebtedness shall not be shorter than 91 days after the weighted average life to maturity of any outstanding Term Loans; provided, that (x) the aggregate outstanding principal amount of Indebtedness incurred pursuant to this Section 7.04(i) of the Non-U.S. EMEA Credit Parties (or any of them) shall not exceed the EMEA Ratio Debt Cap and (y) the amount of such Indebtedness incurred by Non-Credit Parties shall not exceed $25,000,000 in the aggregate at an time outstanding and (v) such Indebtedness is subject to subordination on terms reasonably satisfactory to the Required Lenders;
(j)    Indebtedness arising from agreements of any Credit Party or any of their Restricted Subsidiaries providing for indemnification, adjustment of purchase price, working capital adjustments or similar adjustments (including earn-out obligations), in each case, whether or not evidenced by a note, and incurred or assumed in connection with any Asset Sale or Investment permitted under this Agreement (any such obligations, “Deferred Acquisition Obligations”);
(k)    other Indebtedness of the Parent Guarantor and its Restricted Subsidiaries in an aggregate outstanding principal amount not to exceed $5,000,000; provided, that, to the extent such Indebtedness is secured, the Liens securing such Indebtedness are junior in priority to the Liens securing the Obligations, subject to an intercreditor agreement reasonably satisfactory to the Required Lenders, and the assets or property subject to such Liens constitute Collateral;
(l)    Indebtedness outstanding under the Existing Credit Agreement;
(m)    Indebtedness incurred in favor of insurance companies (or their financing affiliates) in connection with the financing of insurance premiums in the ordinary course of business;
(n)    Indebtedness in respect of netting services, overdraft protections and otherwise in connection with Deposit Accounts to the extent incurred in the ordinary course of business;
(o)    Indebtedness consisting of obligations to make payments and/or promissory notes issued by any Credit Party to finance the purchase or redemption of Equity Interests of the Parent Guarantor to

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the extent the applicable Restricted Payment is not permitted by Section 7.06(d)(B); provided, that any such Indebtedness shall be subject to the maximum cash consideration set forth in Section 7.06(d)(B);
(p)    obligations in respect of surety, stay, customs and appeal bonds, bid or performance bonds and performance and completion guaranties and obligations of a like nature (including letters of credit related thereto), worker’s compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance obligations, trade contracts, governmental contracts and leases, in each case incurred in the ordinary course of business and not in connection with the borrowing of money;
(q)    reimbursement obligations with respect to (x) the letters of credit existing on the Closing Date and set forth on Schedule 7.04(q) hereto and (y) banker acceptances, bank guarantees or other similar instruments or obligations incurred in the ordinary course of business;
(r)    the 2024 Notes outstanding on the Closing Date;
(s)    to the extent constituting Indebtedness, deposits and advance payments received from customers in the ordinary course of business consistent with past practices;
(t)    Indebtedness (including any guaranties) incurred in connection with granting any IRU or entering into similar arrangements conveying capacity, including put rights granted in connection therewith;
(u)    non-cash accruals of interest, accretion or amortization of original issue discount and/or pay-in-kind interest with respect to Indebtedness permitted under this Section 7.04;
(v)    Indebtedness arising by operation of law as a result of the existence of a fiscal unity (fiscale eenheid) for Dutch corporate income tax purposes or Dutch VAT purposes between Restricted Subsidiaries incorporated in the Netherlands;
(w)    Indebtedness of any Restricted Subsidiary incorporated in the Netherlands pursuant to a declaration of joint and several liability in respect of another Restricted Subsidiary used for the purpose of Section 2:403 of the Dutch Civil Code (and any residual liability under such declaration arising pursuant to Section 2:404(2) of the Dutch Civil Code);
(x)    [reserved];
(y)    reimbursements owed to officers, directors, managers, consultants and employees of the Parent Guarantor or any Restricted Subsidiary for business expenses of the Parent Guarantor or any Restricted Subsidiary in the ordinary course of business;
(z)    Indebtedness under daylight borrowing facilities incurred in connection with any refinancing of Indebtedness (including by way of set-off or exchange) so long as any such Indebtedness is repaid within three (3) days of the date on which such Indebtedness is incurred;

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(aa)    Indebtedness incurred in the ordinary course of business as a result of the operation of capitalized property leases which relate to data centers and/or points of presences only;
(bb)    Indebtedness under any agreement in relation to the provision of fiber cable or duct incurred in the ordinary course of business that has the commercial effect of a trade creditor arrangement but which is treated as a finance lease for accounting purposes; and
(cc)    any Indebtedness incurred in relation to any part time worker arrangements in accordance with the German Old-Age Employee Part Time Act (Altersteilzeitgesetz) pursuant to section 7(b) of book IV of the German Social Act (Sozialgeetzbuch).
Section 7.05    Investments and Guaranty Obligations. No Credit Party will, nor will any Credit Party permit any of its Restricted Subsidiaries to, directly or indirectly, (i) make or commit to make any Investment or (ii) be or become obligated under any Guaranty Obligations, except:
(a)    Investments by the Parent Guarantor or any of its Restricted Subsidiaries in cash, Cash Equivalents or Investment Grade Securities;
(b)    any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;
(c)    the Parent Guarantor and its Restricted Subsidiaries may acquire and hold receivables and similar items owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
(d)    any Permitted Creditor Investment;
(e)    loans and advances to officers, directors, consultants, managers and employees for business-related travel expenses, moving expenses, costs of replacement homes, business machines or supplies, automobiles and other similar expenses, in each case incurred in the ordinary course of business, provided, the aggregate outstanding amount of all such loans and advances shall not exceed $5,000,000 at any time;
(f)    Investments existing as of the Closing Date and described on Schedule 7.05 hereto;
(g)    any Guaranty Obligations of the Credit Parties or any of their respective Restricted Subsidiaries in favor of the Secured Creditors pursuant to the Loan Documents;
(h)    Investments of the Parent Guarantor and its Restricted Subsidiaries in Hedge Agreements permitted to be entered into pursuant to this Agreement;
(i)    Investments (A) of the Parent Guarantor or any of its Restricted Subsidiaries in any Subsidiary existing as of the Closing Date (including in connection with the Transactions), (B) of the Parent Guarantor or any of its Restricted Subsidiaries in any U.S. Credit Party made after the Closing Date, (C) of any Non-U.S. EMEA Credit Party in any other Credit Party made after the Closing Date,

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(D) of any Non-Credit Party in any other Non-Credit Party, (E) of (x) U.S. Credit Parties in Non-U.S. EMEA Credit Parties or (y) of Credit Parties in Non-Credit Parties, in each case under this clause (E) either (I) constituting intercompany loans permitted by Section 7.04(e) or (II) in an aggregate amount not to exceed the greater of (x) $100,000,000 and (y) an amount equal to 20% of Pro Forma EBITDA for the most recently ended Testing Period and (F) any transfer pricing arrangements constituting Investments as in existence on the Closing Date and any other transfer pricing arrangements consistent with past practice;
(j)    Investments of any Non-Credit Party in any other Restricted Subsidiary of the Parent Guarantor;
(k)    intercompany loans and advances permitted by Section 7.04(e);
(l)    [reserved];
(m)    any Guaranty Obligation incurred by any Credit Party with respect to Indebtedness of another Credit Party that is permitted by Section 7.04;
(n)    [reserved];
(o)    [reserved];
(p)    Investments constituting deposits made in connection with the purchase of goods or services in the ordinary course of business;
(q)    Investments consisting of promissory notes and other non-cash consideration, in each case received in connection with Asset Sales permitted by Section 7.02; provided, that subject to the Agreed Security Principles, the applicable Credit Party complies with the requirements of the Security Documents of which it is a party with respect to any such promissory notes or other instruments;
(r)    Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;
(s)    advances of payroll payments to employees in the ordinary course of business;
(t)    Investments represented by Permitted Bond Hedge Transactions;
(u)    Investments in connection with the Transactions;
(v)    any Guaranty Obligation or indemnity securing liabilities to part-time retirees (Altersteilzeit);
(w)    any guarantee incurred in relation to any part time worker arrangements in accordance with the German Old-Age Employee Part Time Act (Altersteilzeitgesetz) or sections 7(b), 7(e) of book IV of the German Social Act (Sozialgesetzbuch IV); and

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(x)    subject to the Infrastructure Reorganization Principles, Investments among the Parent Guarantor and/or the Restricted Subsidiaries that are necessary to consummate an Infrastructure Reorganization and/or any other transaction pursuant to an Infrastructure Sale Agreement.
Section 7.06    Restricted Payments. No Credit Party will, nor will any Credit Party permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:
(a)    the Parent Guarantor or any of its Restricted Subsidiaries may declare and pay or make Capital Distributions that are payable solely in additional shares of its common stock (or warrants, options or other rights to acquire additional shares of its common stock) so long as no Change of Control would result therefrom;
(b)    (i) any Restricted Subsidiary of the Parent Guarantor may declare and pay or make Capital Distributions to the Parent Guarantor or any other Credit Party, and (ii) any Non-Credit Party may declare and pay or make Capital Distributions to any other Non-Credit Party, the Parent Guarantor or any other Credit Party;
(c)    dividends and other distributions by any Restricted Subsidiary to the Parent Guarantor or any other Restricted Subsidiary in order to fund the consolidated or combined federal, foreign, state and local income taxes payable by the Parent Guarantor, the Borrower or any other Restricted Subsidiary on behalf of an affiliated group filing consolidated or combined returns which includes the Parent Guarantor, the Borrower or any Restricted Subsidiary;
(d)    (A) any Restricted Subsidiary may make distributions to the Parent Guarantor in the amount required for the Parent Guarantor to pay franchise, income and other taxes owing by it and (B) the Parent Guarantor may, unless an Event of Default has occurred and is continuing, make distributions to effect any repurchase, redemption, acquisition, cancellation or other retirement for value of the Equity Interests in the Parent Guarantor or its Restricted Subsidiaries or to effect the termination of options to purchase Equity Interests of the Parent Guarantor, in each instance, held by a former or current directors, officers and employees (or their estates, spouses or former spouses) of the Parent Guarantor or any of its Restricted Subsidiaries (x) upon their death, disability, retirement or termination of employment for a maximum cash consideration under this subclause (B)(x) not to exceed the greater of (i) $10,000,000 and (ii) an amount equal to 2.50% of Pro Forma EBITDA for the most recently ended Testing Period in any fiscal year (which amount under this subclause (B)(x) may, if unused in any fiscal year, be used in subsequent fiscal years) or (y) for the purpose of paying taxes due and payable by such employees on account of stock owned by such employees under the Parent Guarantor’s employee incentive plan;
(e)    [reserved];
(f)    [reserved];
(g)    [reserved];

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(h)    [reserved];
(i)    payment of regularly scheduled interest and principal payments as, in the form of payment and when due in respect of any Indebtedness, other than payments in respect of any Subordinated Indebtedness or Junior Lien Indebtedness prohibited by the subordination provisions thereof;
(j)    [reserved];
(k)    the repurchase of Equity Interests (i) deemed to occur upon the exercise of options, warrants or other convertible securities to the extent that such Equity Interests represent all or a portion of the exercise price thereof and (ii) deemed to occur upon the withholding of a portion of Equity Interests granted or awarded to any current or former officer, director, manager, employee or consultant to pay for taxes payable by such Person in connection with such grant or award (or the vesting thereof);
(l)    the payment of cash in lieu of fractional Equity Interests pursuant to the exchange or conversion of any exchangeable or convertible securities; and
(m)    [reserved].
Section 7.07    [Reserved].
Section 7.08    Limitation on Certain Restrictive Agreements. No Credit Party will, nor will any Credit Party permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist or become effective, any “negative pledge” covenant or other agreement, restriction or arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Credit Party or any of their respective Restricted Subsidiaries to create, incur or suffer to exist any Lien upon any of its property or assets as security for Indebtedness, or (b) the ability of any such Credit Party or any such Restricted Subsidiary to make Capital Distributions or any other interest or participation in its profits owned by any Credit Party or any Restricted Subsidiary, or pay any Indebtedness owed to any Credit Party or any Restricted Subsidiary, or to make loans or advances to any Credit Party or any Restricted Subsidiary, or transfer any of its property or assets to any Credit Party or any Restricted Subsidiary, except for such restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Loan Documents, (iii) customary provisions restricting subletting, assignments or other transfers contained in leases, licenses, joint venture agreements and similar agreements granted to customers in the ordinary course of business (provided, that such restrictions are limited to the property or assets secured by such liens or the property or assets subject to such leases, license, joint venture agreements or similar agreements, as the case may be), (iv) customary provisions restricting the transfer or further encumbering of assets subject to Liens permitted under Section 7.03(c), (v) customary restrictions under any agreement or instrument governing any Indebtedness permitted pursuant to Section 7.04, (vi) restrictions affecting any Non-Credit Party under any agreement or instrument governing any Indebtedness of such Non-Credit Party permitted pursuant to Section 7.04, and customary restrictions contained in “comfort” letters and guarantees of any such Indebtedness, (vii) any document relating to Indebtedness secured by a Lien permitted by Section 7.03, insofar as the provisions thereof limit grants

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of junior liens on the assets securing such Indebtedness, (viii) any Operating Lease or Capital Lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other Person, (ix) [reserved], (x) any restrictions existing on the date hereof and set forth on Schedule 7.08, (xi) the 2024 Notes Indenture and all agreements executed in connection therewith, (xii) any restrictions existing at the time any Subsidiary becomes a Subsidiary of the Parent Guarantor, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Parent Guarantor, (xiii) the Existing Credit Agreement and all agreements executed in connection therewith, and (ix) any document relating to an Infrastructure Reorganization and/or any of the other transactions contemplated by an Infrastructure Sale Agreement.
Section 7.09    Transactions with Affiliates. No Credit Party will, nor will any Credit Party permit any of its Restricted Subsidiaries to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Parent Guarantor, any of its Restricted Subsidiaries, and, in the case of a Restricted Subsidiary, the Parent Guarantor or another Restricted Subsidiary) other than in the ordinary course of business and pursuant to the reasonable requirements of such Credit Party’s or such Restricted Subsidiary’s business and upon fair and reasonable terms no less favorable to such Credit Party or such Restricted Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate, except (i) provision of services outside the United States and sales of goods to an Affiliate for use or distribution outside the United States in each case that in the good faith judgment of the Credit Parties substantially complies with any applicable legal requirements of the Code, (ii) [reserved], (iii) the lease of real property between and among the Parent Guarantor and its Subsidiaries or between and among any Subsidiary of the Parent Guarantor and any other Subsidiary, in each case consistent with past practice or (iv) agreements and transactions with and payments to officers, directors, employees and shareholders that are either (A) entered into in the ordinary course of business and not prohibited by any of the other provisions of this Agreement, or (B) entered into outside the ordinary course of business, approved by the directors or shareholders of the Parent Guarantor, and not prohibited by any of the other provisions of this Agreement or in violation of any law, rule or regulation.
Section 7.10    Modification of Organizational Documents; Certain Agreements.
(a)    No Credit Party will amend, modify, supplement, waive or otherwise change, or consent or agree to any amendment, modification, supplement, waiver or other change to, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in any Credit Party’s Organizational Documents that would reasonably be expected to adversely affect the Administrative Agent and the Lenders in any material respect and the Parent Guarantor will not amend, modify, supplement, waive or otherwise change the charter of the Strategic Planning Committee as in effect on the Closing Date without the prior written consent of the Required Lenders.
(b)    No Credit Party will, nor shall it permit any of its Restricted Subsidiaries to, amend, modify, supplement, waive or otherwise change, or consent or agree to any amendment, modification, supplement, waiver or other change to, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in any Subordinated Debt Document or Junior Lien Debt

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Document governing or evidencing Subordinated Indebtedness or Junior Lien Indebtedness, as applicable, that constitutes Material Indebtedness (other than any amendment, modification, supplement, waiver or other change (x) which does not adversely affect the Administrative Agent or the Lenders in any material respect or (y) for which no fee is payable to the holders of such Subordinated Indebtedness or Junior Lien Indebtedness, as applicable, and that (i) extends the maturity or reduces the amount of any repayment, prepayment or redemption of the principal of such Subordinated Indebtedness or Junior Lien Indebtedness, as applicable, (ii) reduces the rate or extends any date for payment of interest, premium (if any) or fees payable on such Subordinated Indebtedness or Junior Lien Indebtedness, as applicable or (iii) makes the covenants, events of default or remedies in such Subordinated Debt Documents or Junior Lien Debt Document, as applicable, less restrictive on any applicable Credit Party).
Section 7.11    Anti-Terrorism Laws; Sanctions; Anti-Corruption Laws.
(a)    No Credit Party or any of its Subsidiaries shall become a Sanctioned Person.
(b)    The Borrower shall not, directly or indirectly, use any part of the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any of its Subsidiaries, joint ventures, partners or other Persons, (i) to fund any unlawful activities or business of or with any Sanctioned Person, or in any Sanctioned Country, in each case, in violation of Sanctions, (ii) in any other manner that would constitute or give rise to a violation of Sanctions by any Person, including any Lender or (iii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.
(c)    The covenant set forth in Section 7.11(b) is not made by the Parent Guarantor or the Borrower or for the benefit of any Lender to the extent it would violate or expose the Parent Guarantor or the Borrower or any such Lender to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time in the Federal Republic of Germany or the European Union and that is applicable to the Parent Guarantor, the Borrower or such Lender, as applicable (including without limitation EU Regulation (EC) 2271/96 and Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung – AWV))).
Section 7.12    Fiscal Year. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, change its fiscal year end from December 31.
Section 7.13    Financial Covenants.
(a)    The Borrower shall not permit (i) the sum of (x) the aggregate amount of Unrestricted Cash and (y) the total unused Delayed Draw Term Commitments then in-effect to be less than $60,000,000 at any time or (ii) (A) on or before February 4, 2021, the aggregate amount of Unrestricted Cash to be less than $40,000,000 at any time and (B) thereafter, the aggregate amount of Unrestricted Cash to be less than $50,000,000 at any time. Notwithstanding anything to the contrary in this Agreement, assets held in the Designated Securities Account shall be deemed Unrestricted Cash for the purposes of this Section 7.13(a).

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(b)    Commencing with Saturday, January 16, 2021, and on each second Saturday thereafter, the Borrower shall not permit any negative variance between the actual amounts for aggregate receipts and for all ordinary and non-ordinary course disbursements (other than “professional fees”, German Tax Obligations and, for each Variance Testing Period ending after Saturday, July 3, 2021, any amounts included within “Belgium Tax Obligations” and/or “U.K. Contingent Tax Obligations”) in the Approved Budget for any Variance Testing Period versus the projected amounts set forth in the applicable Approved Budget (or, as applicable, the corresponding projections contained in the prior Approved Budget) for aggregate receipts and for ordinary and non-ordinary course disbursements (other than “professional fees”, German Tax Obligations and, for each Variance Testing Period ending after Saturday, July 3, 2021, any amounts included within “Belgium Tax Obligations” and/or “U.K. Contingent Tax Obligations”) included therein on a cumulative basis for such Variance Testing Period to be greater than 15%, in each case, determined based on the Variance Report delivered for the Report Date in the week immediately following such Saturday (the “Permitted Variance”).
(c)    Commencing with Saturday, July 17, 2021, and on each second Saturday thereafter, the Borrower shall not permit any negative variance between the actual amounts for aggregate disbursements in respect of “Belgium Tax Obligations” and/or “U.K. Contingent Tax Obligations” in the Approved Budget for any Variance Testing Period versus the projected amounts set forth in the applicable Approved Budget (or, as applicable, the corresponding projections contained in the prior Approved Budget) for aggregate disbursements in respect of “Belgium Tax Obligations” and/or “U.K. Contingent Tax Obligations”, as applicable, included therein on a cumulative basis for such Variance Testing Period to be greater than 15%, in each case, determined based on the Variance Report delivered for the Report Date in the week immediately following such Saturday.
(d)    In the event the Borrower or any of its Subsidiaries receives a binding assessment issued by the General Administration of Taxation in respect of the Belgian Tax Obligations or Her Majesty’s Revenue and Customs in respect of the U.K. Contingent Tax Obligations, the Borrower will, in each case, promptly (and in any event, no later than two (2) Business Days after receipt thereof) deliver a copy of such assessment to the Ad Hoc Lender Group Advisors and the Ad Hoc Noteholder Group Advisors together with notice of the date on which such binding assessment will be paid.
Section 7.14    Additional Covenants. Except with the written consent of the Required Lenders, no Credit Party shall, nor shall any Credit Party permit any of its Restricted Subsidiaries to:
(a)    make any payments of principal of the 2024 Notes prior to their scheduled maturity (whether directly or by way of exchange, defeasance, covenant defeasance or otherwise) in whole or in part, in cash, property, new Indebtedness or securities or otherwise (other than by the issuance of Equity Interests of the Parent Guarantor that are not Disqualified Equity Interests), unless any such payment of principal constitutes a Permitted Refinancing or is made with the proceeds of a Permitted Refinancing; or
(b)    permit any Non-U.S. Subsidiary Guarantor or the Borrower to incur any Indebtedness (directly or by providing any guaranty) on or after the Closing Date under Sections 7.04(d), (g) (or, in the case of any guaranty, Section 7.05(m)), (h), (i), (l) or (r); or

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(c)    violate Sections 7.07(b)(i), (b)(ii) or (b)(iii) of the Existing Credit Agreement (whether or not such provisions are in effect as a result of the delivery of the Compliance Certificate for the fiscal quarter of the Parent Guarantor ending March 31, 2021, and without giving effect to any amendments, waivers or other modifications to such provisions following the Closing Date).
ARTICLE VIII.

EVENTS OF DEFAULT
Section 8.01    Events of Default. Any of the following specified events shall constitute an Event of Default (each an “Event of Default”):
(a)    Payments: the Borrower shall (i) default in the payment when due (whether at maturity, on a date fixed for a scheduled repayment, on a date on which a required prepayment is to be made (unless such payment is otherwise declined), upon acceleration or otherwise) of any principal of the Loans; or (ii) default, and such default shall continue for five (5) or more days, in the payment when due of any interest on the Loans, any fees or any other Obligations when required to do so hereunder; or
(b)    Representations, etc.: any representation, warranty or statement made by any Credit Party herein or in any other Loan Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect (without duplication as to any materiality modifiers, qualifications, or limitations applicable thereto) on the date as of which made, deemed made, or confirmed; or
(c)    Certain Covenants: the Parent Guarantor or the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in (1) Sections 6.01(e) and (f), Section 6.01(j), Section ~~6.01(o), Section~~ 6.05(i), Section 6.13 or Article VII of this Agreement, (2) Sections 6.01(a)-(c), 6.04, 6.09, 6.10, or 6.15 of this Agreement and such default is not remedied for a period of ten (10) days or (3) Sections 6.01(d), 6.01(n) or 6.16 of this Agreement and such default is not remedied for a period of three (3) Business Days; or
(d)    Other Covenants: any Credit Party shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Loan Document (other than those referred to in Section 8.01(a) or (b) or (c) above) and such default is not remedied within 30 days after the earlier of (i) an Authorized Officer of any Credit Party obtaining knowledge of such default or (ii) the Parent Guarantor receiving written notice of such default from the Administrative Agent or the Required Lenders (any such notice to be identified as a “notice of default” and to refer specifically to this paragraph); or
(e)    Cross Default Under Other Agreements; Hedge Agreements: the Parent Guarantor or any Significant Subsidiary shall (i) default in any payment with respect to any Material Indebtedness (other than the Obligations), and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness; or (ii) default in the observance or performance of any agreement or condition relating to any Material Indebtedness or contained in any

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instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Material Indebtedness to become due prior to its stated maturity; or any such Material Indebtedness of the Parent Guarantor or any Significant Subsidiary shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); provided, that (x) this clause (e) shall not apply to (A) secured Indebtedness that becomes due and is actually paid as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale, transfer or repayment of Indebtedness is permitted hereunder or (B) default that is remedied by the applicable Person, waived by the holders of the applicable Indebtedness or in respect of which the requisite number of creditors have agreed to forbear from exercising remedies as a result of such default, but in the case of any such forbearance, only to the extent that such agreement is in effect and not terminated; provided that the occurrence of any default under such agreement or any event or condition giving the forbearing parties the right to terminate such agreement shall constitute an Event of Default hereunder and (y) with respect to any Indebtedness which is convertible into Equity Interests and permitted hereunder, the conversion of such Indebtedness into Equity Interests in accordance with the terms thereof shall not constitute, for purposes of this clause (e)(ii), an event or condition which would allow the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity; or (iii) without limitation of the foregoing clauses, default in any payment obligation under a Hedge Agreement, and such default shall continue after the applicable grace period, if any, specified in such Hedge Agreement or any other agreement or instrument relating thereto and as a result of such payment default, “termination value” (as defined in such Hedge Agreement) owed by such Credit Party is in excess of $50,000,000; or
(f)    Invalidity of Loan Documents: subject to the Legal Reservations and the Non-U.S. Perfection Requirements, at any time after any Loan Document is executed and delivered and for any reason other than as expressly permitted hereunder or under such Loan Document or satisfaction in full of all the Obligations, (i) such Loan Document or any material provision thereof shall cease to be in full force and effect, or (ii) the Parent Guarantor or any of its Subsidiaries shall assert that such Loan Document or any material provision thereof is invalid; or
(g)    Invalidity of Liens: subject to the Legal Reservations and the Non-U.S. Perfection Requirements (i) any security interest or Lien purported to be created by any Security Document shall cease to be in full force and effect (other than (A) in accordance with the terms hereof and thereof or (B) in connection with the satisfaction in full of the Obligations in accordance with the terms hereof), or shall cease to give the Administrative Agent, for the benefit of the applicable Secured Creditors, the Liens, rights, powers and privileges in any Collateral having a fair market value, individually or in the aggregate, in excess of $10,000,000, purported to be created and granted under such Security Documents (including a perfected first priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in such Security Document)) other than to the extent resulting from (x) an action by the Administrative Agent directly resulting in the execution or filing of an erroneous UCC financing statement amendment, termination or assignment or any other equivalent document in any

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jurisdiction of organization of any Credit Party or any jurisdiction whose laws govern the provisions of security interests in assets of such Credit Party or (y) the failure of the Administrative Agent to maintain possession of any collateral delivered to the Administrative Agent pursuant to and as required by the Loan Documents, or (ii) the Parent Guarantor or any of its Subsidiaries shall assert that any security interest or Lien purported to be created by any Security Document is invalid (other than in accordance with the terms hereof and thereof); or
(h)    Judgments: (i) one or more judgments, orders or decrees (or any settlement of any claim that, if breached, would result in a judgment order or decree) shall be entered against the Parent Guarantor or any Significant Subsidiary involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not effectively reserved its rights) of $50,000,000 or more in the aggregate for all such judgments, orders, decrees and settlements for the Parent Guarantor and all Significant Subsidiaries, and any such judgments or orders or decrees or settlements shall not have been vacated, discharged or stayed or bonded pending appeal within 45 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or (ii) one or more judgments, orders, decrees or settlements shall be entered against the Parent Guarantor or any Significant Subsidiary involving a required divestiture of any material properties, assets or business reasonably estimated to have a fair value in excess of $50,000,000, and any such judgments, orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 45 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or
(i)    Insolvency Event: any Insolvency Event shall occur with respect to the Parent Guarantor, the Borrower or any Significant Subsidiary; or
(j)    ERISA Event, Non-U.S. Plan Event or Canadian Pension Plan Event: any ERISA Event, Non-U.S. Plan Event or Canadian Pension Plan Event shall have occurred and either (a) such event or events would reasonably be expected to have a Material Adverse Effect or (b) there shall result from any such event or events the imposition of a Lien in excess of $50,000,000 on the assets of the Parent Guarantor or any Significant Subsidiary; or
(k)    Change of Control: if there occurs a Change of Control; or
(l)    German Tax Liability: the Parent Guarantor or any Subsidiary shall make (or cause to be made) payments in respect of German Tax Obligations (inclusive of interest and penalties) in excess of €10,700,000 in the aggregate; or
(m)    Designated Securities Account. The proceeds of the Delayed Draw Term Loan shall have been expended or Withdrawn from the Designated Securities Account in a manner which is not in accordance in all material respects with the Approved Budget or this Agreement, absent the consent of the Required Lenders; or

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(n)    ~~Completion Date. Completion (as defined in the Existing Infrastructure Sale Agreement) occurs on any date earlier than the date that is twenty (20) Business Days after the date on which the last Condition (as defined in the Existing Infrastructure Sale Agreement) is satisfied or waived, in accordance with Section 7.1(a)(i) of the Existing Infrastructure Sale Agreement without the prior written consent of the Required Lenders.~~[Reserved]; or
(o)    Other Tax Obligations: the Parent Guarantor or any Subsidiary shall expend or apply any amounts contained in the line-item “tax (one time)” in the Approved Budget for any other purpose, other than satisfaction and/or payment of the specific liability to which such specified amount relates; provided that any ordinary and non-ordinary course disbursements made during any Variance Testing Period that are subject to the covenant in Section 7.13(b) shall be subject to the Permitted Variance for such Variance Testing Period; or
(p)    ~~Infrastructure Sale Notices: any Credit Party shall deliver a Sale Amendment Notice or Sale Completion Notice pursuant to Section 6.01(o); provided that the delivery of a Sale Amendment Notice or Sale Completion Notice pursuant to Section 6.01(o)~~RSA Termination: a RSA Termination Event occurs; provided that such RSA Termination Event shall not constitute an Event of Default unless and until the Required Lenders confirm in writing that such ~~delivery~~RSA Termination Event constitutes an Event of Default under this Section 8.01(p).
Section 8.02    Remedies. Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent (i) may, in its discretion, or (ii) shall, upon the written request of the Required Lenders, by written notice to the Parent Guarantor, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Parent Guarantor or any other Credit Party in any manner permitted under applicable law:
(a)    declare the Commitments terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind;
(b)    declare the principal of and any accrued interest in respect of all Loans and all other Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Parent Guarantor;
(c)    [reserved]; or
(d)    exercise any other right or remedy available under any of the Loan Documents or applicable law;
provided, that if an Event of Default specified in Section 8.01(i) shall occur, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a) or (b) above shall occur automatically without the giving of any such notice.

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Section 8.03    Application of Certain Payments and Proceeds.
(a)    All payments and other amounts received by the Administrative Agent or any Lender through the exercise of remedies hereunder or under the other Loan Documents from any Credit Party and all proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pledged by the Credit Parties shall, unless otherwise required by applicable law, be applied as follows:
(i)    first, to the payment of that portion of the Obligations constituting fees, indemnities and expenses and other amounts (including attorneys’ fees and amounts due under Article III) payable to the Administrative Agent in its capacity as such;
(ii)    second, to the payment of that portion of the Obligations constituting fees, indemnities and expenses (including attorneys’ fees and amounts due under Article III) payable to each Lender, ratably among them in proportion to the aggregate of all such amounts;
(iii)    third, to the payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the aggregate of all such amounts;
(iv)    fourth, pro rata to the payment of that portion of the Obligations constituting unpaid principal of the Loans ratably among the Lenders in proportion to the aggregate of all such amounts;
(v)    fifth, to the payment of all other Obligations of the Credit Parties owing under or in respect of the Loan Documents that are then due and payable to the Secured Creditors, ratably based upon the respective aggregate amounts of all such Obligations owing to them on such date; and
(vi)    finally, any remaining surplus after all of the Obligations have been paid in full, unless required to be distributed pursuant to Section 4.1 of the Priming Facility Intercreditor Agreement, to the Parent Guarantor or to whomsoever shall be lawfully entitled thereto.
It is understood and agreed that if a Triggering Event occurs, including as a result of the occurrence of an Event of Default, the Make-Whole Premium determined as of the date of such Triggering Event will also be due and payable and will be treated and deemed as though the Term Loans were prepaid as of such date and shall constitute part of the Obligations for all purposes herein (subject to the Make-Whole Premium Exceptions) in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s loss as a result thereof. Any Make-Whole Premium payable pursuant to Section 2.13(g) shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of the Triggering Event, and the Borrower agrees that it is reasonable under the circumstances currently existing. The Make-Whole Premium, if any, shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed

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in lieu of foreclosure or by any other means. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING MAKE-WHOLE PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION, EXCEPT AS A RESULT OF A MAKE-WHOLE PREMIUM EXCEPTION. The Borrower expressly agrees that (A) the Make-Whole Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) the Make-Whole Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (C) there has been a course of conduct between Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Make-Whole Premium, (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph, (E) its agreement to pay the Make-Whole Premium is a material inducement to the Lenders, (F) the Make-Whole Premium represents a good faith, reasonable estimate of liquidated damages (including without limitation a calculation of the lost profits or other damages, and are a proportionate quantification of the actual loss of the anticipated stream of interest payments upon an early prepayment or acceleration of the Term Loans) of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such Triggering Event for various reasons (including, without limitation, because such damages would depend on, among other things, (1) when the Lenders might otherwise be repaid and (2) future changes in interest rates which are not readily ascertainable on the Closing Date), (G) to the extent it becomes due and payable in accordance with the terms of this Agreement, the Make-Whole Premium represents additional consideration for providing the Term Loans, and (H) the Make-Whole Premium is not a penalty to punish the Borrower for their early prepayment of the Term Loans or for the occurrence of any Event of Default or acceleration. It is expressly acknowledged and agreed that the Make-Whole Premium for purposes of this Agreement and the foregoing paragraph includes the premium set forth in clause (b) of the definition of “Make-Whole Premium”.
ARTICLE IX.

THE ADMINISTRATIVE AGENT
Section 9.01    Appointment.
(a)    Each Lender hereby irrevocably designates and appoints the Administrative Agent to act as specified herein and in the other Loan Documents, and each such Lender hereby irrevocably authorizes the Administrative Agent for such Lender and exempt the Administrative Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) to the extent legally possible to it, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Article. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those

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expressly set forth herein or in the other Loan Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this Article IX are solely for the benefit of the Administrative Agent and the Lenders, and no Credit Party shall have any rights as a third-party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Credit Parties or any of their respective Subsidiaries.
(b)    Each Lender hereby further irrevocably authorizes the Administrative Agent on behalf of and for the benefit of the Lenders, to be the agent for and representative of the Lenders with respect to the Guaranty Agreements, the Security Documents, the Collateral and any other Loan Document. Each Lender irrevocably authorizes the Administrative Agent to accept, for and on behalf of the Lender, any parallel debt obligations with the Credit Parties pursuant to which the Administrative Agent shall have its own, independent right to demand payment of the amounts payable by each Credit Party in connection with the Obligations. Subject to Section 11.12, without further written consent or authorization from Lenders, the Administrative Agent may execute any documents or instruments necessary to (i) release any Lien (x) encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 11.12) have otherwise consented or (y) upon the termination of the Commitments and the payment in full (other than contingent indemnification obligations and unasserted expense reimbursement obligations) of all Obligations, (ii) subordinate any Lien (x) permitted pursuant to Section 7.03(c) (and subject to the limitations therein on the date hereof) to secured Capital Lease Obligations or Purchase Money Indebtedness or (y) to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 11.12) have otherwise consented, or (iii) release any Subsidiary Guarantor from a Guaranty Agreement (w) if all of the Equity Interests of such Subsidiary Guarantor owned by any Credit Party are sold in a sale permitted under the Loan Documents (including pursuant to a waiver or consent), (x) if such Subsidiary Guarantor becomes an Excluded Subsidiary in accordance with the terms of this Agreement, (y) upon the termination of the Commitments and the payment in full (other than contingent indemnification obligations and unasserted expense reimbursement obligations) of all Obligations or (z) with respect to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 11.12) have otherwise consented. Upon request by the Administrative Agent at any time, the Required Lenders (or such other Lenders as may be required to give consent under Section 11.12) will confirm in writing the Administrative Agent’s authority to release, reconvey or subordinate any Lien or particular types or items of Collateral pursuant to this Section 9.01(b). In no event shall the Administrative Agent by obligated to executed or deliver any release, subordination or reconveyance of Collateral or any Subsidiary Guarantor unless it shall have received a certificate executed by an Authorized Officer of the applicable Credit Party certifying that such release, subordination or re-conveyance is authorized or permitted by this Agreement and the other Loan Documents.
(c)    Solely for the purposes of English law and (where applicable) Scots law, the Administrative Agent declares that pursuant to the terms of the U.K. Security Documents it shall hold the

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U.K. Security Property as security trustee for the U.K. Secured Parties on the terms contained in this Agreement and the U.K. Security Documents. Each of the parties to this Agreement acknowledges and agrees to such appointment of the Administrative Agent as security trustee and agrees that the Administrative Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the U.K. Security Documents (and no others shall be implied).
(d)    Solely for the purposes of Irish law, the Administrative Agent declares that pursuant to the terms of the Irish Security Documents it shall hold the Irish Security Property as security trustee for the Secured Creditors on the terms contained in this Agreement and the Irish Security Documents. Each of the parties to this Agreement acknowledges and agrees to such appointment of the Administrative Agent as security trustee and agrees that the Administrative Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Irish Security Documents (and no others shall be implied).
(e)    Solely for the purposes of Swiss law:
(i)    The Administrative Agent shall:-
(A)    hold and administer any non-accessory Collateral (nicht-akzessorische Transaktionssicherheit) governed by Swiss law as indirect representative (indirekter Stellvertreter) in its own name but on behalf and for the benefit of the Secured Creditors; and
(B)    hold and administer any accessory Collateral (akzessorische Transaktionssicherheit) (e.g. a right of pledge) governed by Swiss law (a “Swiss Accessory Security”) for itself (including as creditor of any parallel debt obligations) and as direct representative (direkter Stellvertreter) in the name and on behalf of the Secured Creditors.
(ii)    Each Secured Creditor (other than the Administrative Agent) hereby appoints the Administrative Agent as its direct representative (direkter Stellvertreter) and authorises the Administrative Agent (whether or not by or through employees or agents):-
(A)    to accept, execute and deliver in its name and on its behalf as its direct representative (direkter Stellvertreter) any Security Documents creating a Swiss Accessory Security;
(B)    to accept, execute and deliver in its name and on its behalf as its direct representative (direkter Stellvertreter) any amendments, confirmations and/or alterations to any Security Documents creating a Swiss Accessory Security and to administer, exercise such rights, remedies, powers and discretions as are delegated to or conferred upon the Administrative Agent thereunder together with such powers and discretions as are reasonably incidental thereto;
(C)    to effect in its name and on its behalf as its direct representative (direkter Stellvertreter) any release of any Swiss Accessory Security created under any Security Documents in accordance with this Agreement; and

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(D)    to take such other action in its name and on its behalf as its direct representative (direkter Stellvertreter) as may from time to time be authorized under or in accordance with the Loan Documents.
(f)    Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce any Guaranty Agreement, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Lenders in accordance with the terms hereof and all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Secured Creditors (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled (either directly or through one or more acquisition vehicles), upon instruction from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations (other than obligations owing to the Administrative Agent) as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale.
(g)    Solely for the purpose of German law,
(i)    the Administrative Agent shall: (x) hold and administer any Security Documents governed by German law which is security assigned (Sicherungseigentum/Sicherungsabtretung) or otherwise transferred under a non-accessory security right (nicht-akzessorische Sicherheit) to it as trustee (treuhänderisch) for the benefit of the Secured Creditors; and (y) administer any Security Document governed by German law which is pledged (Verpfändung) or otherwise transferred to any Secured Creditor under an accessory security right (akzessorische Sicherheit) as agent.
(ii)    Each Secured Creditor (other than the Administrative Agent) hereby authorises the Administrative Agent (whether or not by or through employees or agents): (x) to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Administrative Agent under the Security Documents together with such powers and discretions as are reasonably incidental thereto; (y) to take such action on its behalf as may from time to time be authorised under or in accordance with the Security Documents; and (z) to accept and enter into as its attorney (Stellvertreter) any pledge or other creation of any accessory security right granted in favour of such Secured Creditor as security for the Obligations under German law and to agree to and execute on its behalf as its attorney (Stellvertreter) any amendments, confirmations and/or alterations to any Security Documents governed by German law which creates a pledge or any other accessory security right (akzessorische Sicherheit) including the release or confirmation of release of such Security Documents.
(iii)    Each of the Secured Creditors (other than the Administrative Agent) hereby relieves the Administrative Agent from the restrictions pursuant to section 181 of the German Civil

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Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Secured Creditor. A Secured Creditor which is barred by its constitutional documents or by-laws from granting such exemption shall notify the Administrative Agent accordingly.
(iv)    Each Secured Creditor (other than the Administrative Agent) hereby ratifies and approves all acts and declarations previously done by the Administrative Agent on such Secured Creditor’s behalf (including for the avoidance of doubt any declarations made by the Administrative Agent as representative without power of attorney (Vertreter ohne Vertretungsmacht) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of any Secured Creditor as future pledgee or otherwise).
(v)    Each of the Secured Creditors (other than the Administrative Agent) hereby authorises the Administrative Agent to (sub-)delegate any powers granted to it under this Section 9.01(f) to any attorney it may elect in its discretion and to grant powers of attorney to any such attorney (including the exemption from self-dealing and representing several persons (in particular from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch) (in each case to the extent legally possible))).
For greater certainty, and without limiting the powers of the Administrative Agent, each Lender, on its own behalf and on behalf of its Affiliates, hereby irrevocably appoints and authorizes the Administrative Agent to act as the hypothecary representative of the Secured Creditors (as contemplated in Article 2692 of the Civil Code of Québec) in order to enter into, to take and to hold, on their behalf and for their benefit, hypothecs granted by any Credit Party on property pursuant to the laws of the Province of Québec in order to secure obligations of any Credit Party hereunder or under any other Loan Document and to exercise such powers and duties that are conferred upon the Administrative Agent thereunder. The execution by the Administrative Agent, acting as such hypothecary representative, prior to this Agreement of any deeds of hypothec is hereby ratified and confirmed. The constitution of the Administrative Agent as hypothecary representative shall be deemed to have been ratified and confirmed by (on its own behalf and on behalf of its Affiliates) each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of any Secured Creditors’ rights and obligations under this Agreement or the other Loan Documents by the execution of an assignment, including an Assignment Agreement, or other agreement pursuant to which it becomes such assignee or participant. The Administrative Agent, acting as hypothecary representative shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of the Administrative Agent in this Agreement, which shall apply mutatis mutandis to the Administrative Agent acting as hypothecary representative.
Section 9.02    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, sub-agents, delegates, co-security trustees (in the case of the U.K. Security Documents, the Irish Security Documents or the Northern Irish Security Documents) or attorneys-in-fact, and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for

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the negligence or misconduct of any agents, sub-agents, delegates, co-security trustees (in the case of the U.K. Security Documents, the Irish Security Documents or the Northern Irish Security Documents) or attorneys-in-fact selected by it with reasonable care. All of the rights, benefits and privileges (including the exculpatory and indemnification provisions) of Section 9.03 shall apply to any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory and rights to indemnification) and shall have all of the rights, benefits and privileges of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Credit Party, any Lender or any other Person and no Credit Party, Lender or any other Person shall have the rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.
Section 9.03    Exculpatory Provisions. Neither the Administrative Agent nor any of its Related Parties nor any Receiver shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Related Parties’ own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Credit Parties or any of their respective Subsidiaries or any of their respective officers contained in this Agreement, any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for any failure of any Credit Party or any of its officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Credit Parties or any of their respective Subsidiaries. The Administrative Agent shall not be responsible for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Credit Parties or any of their respective Subsidiaries to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default. The Administrative Agent shall not be responsible for the creation, perfection or priority of any Lien, or security interest created or purported

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to be created under the Security Documents, or for any failure of any Credit Party or any other party to any Loan Document to perform its obligations thereunder. The Administrative Agent shall not have any duty or responsibility in respect of (i) any recording, filing, or depositing of this Agreement, any other Loan Document or any other agreement or instrument, monitoring or filing any financing statement or continuation statement evidencing a security interest, the maintenance of any such recording, filing or depositing or to any re-recording, re-filing or re-depositing of any thereof, or otherwise monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to any Lien or Collateral, (ii) the acquisition or maintenance of any insurance or (iii) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral. No provision of this Agreement or any other Loan Document shall require the Administrative Agent to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it. The Administrative Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law. The rights, privileges, protections, immunities and benefits given to Administrative Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable: (i) by the Administrative Agent in each Loan Document and any other document related hereto or thereto to which it is a party and (ii) the entity serving as the Administrative Agent in each of its capacities hereunder and in each of its capacities under any Loan Document whether or not specifically set forth therein and each agent, custodian and other Person employed to act hereunder and under any Loan Document or related document, as the case may be. Notwithstanding anything contained in this Agreement or any Loan Document to the contrary, the Administrative Agent shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of London Interbank Offered Rate or the Adjusted Eurocurrency Rate (or other applicable benchmark interest rate), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any date on which such rate may be required to be transitions or replaced in accordance with the terms of the Loan Documents, applicable law or otherwise, (ii) to select, determine or designate any replacement to such rate, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any modifier to any replacement or successor index, or (iv) to determine whether or what any amendments to this Agreement or the other Loan Documents are necessary or advisable, if any, in connection with any of the foregoing. The Administrative Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement or any other Loan Document as a result of the unavailability of London Interbank Offered Rate or the Adjusted Eurocurrency Rate (or other applicable benchmark interest rate), including as a result of any inability, delay, error or inaccuracy on the part of any other party, including without limitation the Required Lenders or the Credit Parties, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties. The Administrative Agent shall not have any liability for any interest rate published by any publication that is the source for determining the interest rates of the Loans, including but not limited to

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Bloomberg (or any successor source) and the Bloomberg or Reuters screen (or any successor source), or for any rates compiled by the ICE Benchmark Administration or any successor thereto, or for any rates published on any publicly available source, including without limitation the Federal Reserve Bank of New York’s Website, or in any of the foregoing cases for any delay, error or inaccuracy in the publication of any such rates, or for any subsequent correction or adjustment thereto. In no event shall the Administrative Agent be liable for any failure or delay in the performance of its obligations under this Agreement or any other Loan Document because of circumstances beyond its control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, epidemics or pandemics or other health crises, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Agreement or the other Loan Documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Administrative Agent’s control whether or not of the same class or kind as specified above. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for any indirect, special, punitive or consequential damages (including but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action. The Administrative Agent shall not be liable for interest on any money received by it and any amounts on deposit with the Administrative Agent shall remain uninvested.
Section 9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying and acting upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, e-mail or other electronic transmission, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Parent Guarantor or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request or the consent of the Required Lenders or all of the Lenders (to the extent required by Section 11.12), as applicable, and such request or consent and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Notwithstanding anything contained in this Agreement or the other Loan Documents to the contrary, without limiting any rights, protections, immunities or indemnities afforded to the Administrative Agent hereunder, phrases such as

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“satisfactory to the Administrative Agent,” “approved by the Administrative Agent,” “acceptable to the Administrative Agent,” “as determined by the Administrative Agent,” “consented to by the Administrative Agent”, “designed by the Administrative Agent”, “specified by the Administrative Agent”, “in the Administrative Agent’s discretion,” “selected by the Administrative Agent,” “elected by the Administrative Agent,” “requested by the Administrative Agent,” “in the opinion of the Administrative Agent,” and phrases of similar import that authorize or permit the Administrative Agent to approve, disapprove, determine, act, evaluate or decline to act in its discretion shall be subject to the Administrative Agent receiving written direction from the Required Lenders or, to the extent required by Section 11.12, all Lenders (or such other percentage or threshold set forth in Section 11.12), to take such action or to exercise such rights. The right of the Administrative Agent to perform any discretionary act enumerated in this Agreement or any Loan Document shall not be construed as a duty.
Section 9.05    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Parent Guarantor referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” If the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent shall have no obligations to take any action with respect to such Default or Event of Default and shall incur no liability therefor.
Section 9.06    Non-RelianceSection 9.07    . Each Lender expressly acknowledges that neither the Administrative Agent nor any of its Related Parties has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Credit Parties or their respective Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and their Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and their Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Credit Parties and their Subsidiaries that may come into the possession of the Administrative Agent or any of its Related Parties. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments,

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notices, communications or other information received by the Administrative Agent from any Credit Party the Requisite Lenders, any Lender or any other Person under or in connection with this Agreement or any other Loan Document, except as expressly provided in this Agreement or any other Loan Document to which it is a party.
Section 9.07    No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Credit Parties or their respective Subsidiaries, any of their respective Affiliates or agents, the Loan Documents or the transactions hereunder: (a) any identity verification procedures, (b) any record keeping, (c) any comparisons with government lists, (d) any customer notices or (e) any other procedures required under the CIP Regulations or such other laws.
Section 9.08    USA Patriot Act. Each Lender or assignee or participant of a Lender that is not organized under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (a) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (b) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (i) within ten (10) days after the Closing Date, and (ii) at such other times as are required under the USA Patriot Act. In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Administrative Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with it. Accordingly, each of the parties agrees to provide to the Administrative Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Administrative Agent to comply with Applicable Law.
Section 9.09    Indemnification. The Lenders agree to indemnify the Administrative Agent and its Related Parties, ratably according to their pro rata share of the Term Loans, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent or such Related Parties in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent or such

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Related Parties under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower, but without limitation of the Borrower’s obligation to do so; provided, however, that no Lender shall be liable to the Administrative Agent or any of its Related Parties for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent’s or such Related Parties’ gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to the Administrative Agent or any such Related Parties for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of all Obligations and the earlier resignation or removal of the Administrative Agent.
Section 9.10    The Administrative Agent in Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties, their respective Subsidiaries and their Affiliates as though not acting as Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.
Section 9.11    Successor Administrative Agent. The Administrative Agent may resign at any time upon not less than 30 days’ prior written notice to the Lenders and the Borrower. Such resignation shall take effect upon the earlier of (i) the appointment of a successor Administrative Agent pursuant to this Agreement and (ii) 5:00 P.M. (New York City time) on the 30th day following receipt by the Borrower, the Lenders of the written resignation notice. Upon receipt of any such written notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower, to appoint a successor (other than any Person that is a Disqualified Lender), which consent of the Borrower shall not be unreasonably withheld, delayed or conditioned and which shall not be required during the continuance of a Specified Event of Default (other than with respect to the appointment of any Person that is a Competitor, which shall require the consent of the Borrower under all circumstances). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, with the consent of the Borrower, which consent shall not be unreasonably withheld, delayed or conditioned and which shall not be required during the continuance of a Specified Event of Default (other than with respect to the appointment of any Person that is a Competitor, which shall require the consent of the Borrower under all circumstances), appoint a successor Administrative Agent who shall not be a Disqualified Lender; provided, however, that if the Administrative Agent shall notify the Borrower and the Lenders that no such successor is willing to accept such appointment, then such resignation shall nonetheless become effective in accordance with such notice and the terms hereof. Upon the effective time of the resignation of the Administrative Agent, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any

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collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed or, if no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, shall deliver such collateral security to any of the Lenders) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed in writing between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article, Section 11.01 and Section 11.02 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
For purposes of any Security Document expressed to be governed by the laws of the Netherlands, any resignation by the Administrative Agent is not effective with respect to its rights under any parallel debt obligations until all rights and obligations with respect to such parallel debt obligations have been assigned to and assumed by the successor Administrative Agent. The Administrative Agent will reasonably cooperate in assigning its right under the parallel debt obligations to any such successor agent and will reasonably cooperate in transferring all rights under any Security Document expressed to be governed by the laws of the Netherlands (as the case may be) to such successor agent.
Section 9.12    No Other Agents. Each Lender acknowledges that it has not relied, and will not rely, on any Lender in deciding to enter into this Agreement or in taking or not taking any action hereunder.
Section 9.13    U.K. Security Documents, Irish Security Documents and Northern Irish Security Documents.
(a)    Winding up of U.K. Security Trust. If (x) all of the Obligations and all other obligations secured by the Loan Documents have been fully and finally discharged and (y) none of the Lenders is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Loan pursuant to the Loan Documents the trusts set out in this Agreement and the U.K. Security Documents in relation to the U.K. Security Documents shall be wound up and the Administrative Agent shall release, without recourse or warranty, all of the Liens created under the U.K. Security Documents and the rights of the Administrative Agent under each of the U.K. Security Documents.

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(b)    U.K. Powers Supplemental. Solely with respect to the U.K. Security Documents, the rights, powers and discretions conferred upon the Administrative Agent by this Agreement in respect of the U.K. Security Documents shall be supplemental to the Trustee Act 1925, and the Trustee Act 2000 and the Trusts (Scotland) Act 1921 and in addition to any which may be vested in the Administrative Agent by general law or otherwise.
(c)    U.K. Disapplication. Section 1 of the Trustee Act 2000 shall not apply to the duties of the Administrative Agent in relation to the trusts constituted by this Agreement in respect of the U.K. Security Documents. Solely with respect to the U.K. Security Documents, where there are any inconsistencies between the Trustee Act 1925, the United Kingdom Trustee Act 2000, the Trusts (Scotland) Act 1921, the Trustee Act (Northern Ireland) 1958 or the Trustee Act (Northern Ireland) 2001 of Northern Ireland and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.
(d)    Irish Powers Supplemental. Solely with respect to the Irish Security Documents, the rights, powers and discretions conferred upon the Administrative Agent by this Agreement in respect of the Irish Security Documents shall be supplemental to the Irish Trustee Act 1893 (as amended) and in addition to any which may be vested in the Administrative Agent by general law, regulation or otherwise.
(e)    Irish Disapplication. Solely with respect to the Irish Security Documents, where there are any inconsistencies between the Irish Trustee Act 1893 (as amended) and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail.
(f)    Northern Irish Powers Supplemental. Solely with respect to the Northern Irish Security Documents, the rights, powers and discretions conferred upon the Administrative Agent by this Agreement in respect of the Northern Irish Security Documents shall be supplemental to the Trustee Act (Northern Ireland) 1958 and the Trustee Act (Northern Ireland) 2001 (as amended) and in addition to any which may be vested in the Administrative Agent by general law, regulation or otherwise.
(g)    Northern Irish Disapplication. Section 1 of the Trustee Act (Northern Ireland) 2001 shall not apply to the duties of the Administrative Agent in relation to the trusts constituted by this Agreement in respect of the Northern Irish Security Documents. Solely with respect to the Northern Irish Security Documents, where there are any inconsistencies between the Trustee Act (Northern Ireland) 1958 or the Trustee Act (Northern Ireland) 2001 (as amended) and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act (Northern Ireland) 2001, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.
Section 9.14    Agency for Perfection. The Administrative Agent and each Lender hereby appoints the Administrative Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets that, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and the

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Administrative Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Administrative Agent and the Lenders as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent’s instructions. Without limiting the generality of the foregoing, each Lender hereby appoints the Administrative Agent for the purpose of perfecting the Administrative Agent’s Liens on the Deposit Accounts or on any other deposit accounts or securities accounts of any Credit Party. Each Credit Party by its execution and delivery of this Agreement hereby consents to the foregoing.
Section 9.15    Proof of Claim. The Lenders and the Borrower hereby agree that after the occurrence and during the continuance of an Event of Default pursuant to Section 8.01(i), in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, examinership, administration, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of the Subsidiary Guarantors, the Administrative Agent shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their agents and counsel and all other amounts due the Lenders and the Administrative Agent hereunder) allowed in such judicial proceeding; and
(b)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, administrator, sequestrator, examiner or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent and other agents hereunder. Nothing herein contained shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding. Further, nothing contained in this Section 9.15 shall affect or preclude the ability of any Lender to (i) file and prove such a claim in the event that the Administrative Agent has not acted within ten (10) days prior to any applicable bar date and (ii) require an amendment of the proof of claim to accurately reflect such Lender’s outstanding Obligations.

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Section 9.16    Posting of Approved Electronic Communications.
(a)    Delivery of Communications. Each Credit Party hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to such Credit Party that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent or to the Lenders pursuant to the Loan Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Notice of Borrowing or a Notice of Continuation or Conversion, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Loan or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, each Credit Party agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.
(b)    Platform. Each Credit Party further agrees that Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks, SyndTrak or a substantially similar electronic transmission system (the “Platform”).
(c)    No Warranties as to Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE INDEMNITEES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE INDEMNITEES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT HAVE ANY LIABILITY TO ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET.
(d)    Delivery Via Platform. The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its electronic mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan

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Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s electronic mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such electronic mail address. The Administrative Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Administrative Agent’s reliance upon and compliance with any Communications notwithstanding such Communications conflict or are inconsistent with a subsequent Communications. The party providing Communications agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Administrative Agent, including without limitation the risk of the Administrative Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.
(e)    No Prejudice to Notice Rights. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
Section 9.17    Credit Bidding. Each Lender hereby irrevocably authorizes the Administrative Agent, based upon the instruction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 thereof, at any sale thereof conducted under the provisions of the Bankruptcy Code (including Section 363 of the Bankruptcy Code) or any applicable bankruptcy, insolvency, reorganization or other similar law (whether domestic or foreign, and including any Debtor Relief Law) now or hereafter in effect, or at any sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable law.
Section 9.18    Priming Facility Intercreditor Agreement. The Administrative Agent is authorized to enter into the Priming Facility Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements or other modifications thereto) and the parties hereto acknowledge that the Priming Facility Intercreditor Agreement will be binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Priming Facility Intercreditor Agreement and (b) hereby authorizes and instructs the Administrative Agent to enter into the Priming Facility Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements or other modifications thereto) and subject the Liens on the Collateral securing the Obligations to the provisions of the Priming Facility Intercreditor Agreement.
Section 9.19    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, and not, for

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the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

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Section 9.20    Parallel Obligations. Notwithstanding any other provision of this Agreement, the Borrower hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent, as creditor in its own right and not as representative of the other Secured Creditors, sums equal to and in the currency of each amount payable by the Borrower to Secured Creditors with respect to the Loan and the other Obligations under the Loan Documents as and when that amount falls due for payment under the relevant Loan Document or would have fallen due but for any discharge resulting from failure of another Secured Creditors to take appropriate steps, in insolvency proceedings affecting such Credit Party, to preserve its entitlement to be paid that amount (the “Parallel Obligation”). The Administrative Agent shall have its own independent right to demand payment of the amounts payable by the Borrower under this Section 9.20, irrespective of any discharge of the Borrower’s obligation to pay those amounts to the other Secured Creditors resulting from failure by them to take appropriate steps, in insolvency proceedings affecting such Credit Party, to preserve their entitlement to be paid those amounts. Any amount due and payable by a Borrower to the Administrative Agent under this Section 9.20 shall be decreased to the extent that the other Secured Creditors have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Loan Documents and any amount due and payable by a Credit Party to the other Secured Creditors under those provisions shall be decreased to the extent that the Administrative Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 9.20. The rights of the Secured Creditors (other than the Administrative Agent) to receive payment of amounts payable by the Borrower under the Loan Documents are several and are separate and independent from, and without prejudice to, the rights of the Administrative Agent to receive payment under this Section 9.20.
ARTICLE X.

GUARANTY
Section 10.01    Guaranty by the Parent Guarantor. The Parent Guarantor hereby irrevocably and unconditionally guarantees, for the benefit of the Secured Creditors, all Obligations (the “Parent Guarantor Guaranteed Obligations”) and, in each case, whether now existing, or hereafter incurred or arising, including any such interest or other amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding (including under any Debtor Relief Law), regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code or under any Debtor Relief Law. Such guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectability and is in no way conditioned or contingent upon any attempt to collect from any Subsidiary or Affiliate of the Parent Guarantor, or any other action, occurrence or circumstance whatsoever. Upon failure by any Credit Party to pay punctually any of the Parent Guarantor Guaranteed Obligations, the Parent Guarantor shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any other applicable agreement or instrument.
Section 10.02    Reserved.

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Section 10.03    Guaranty Unconditional. The obligations of the Parent Guarantor under this Article X shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:
(a)    any extension, renewal, settlement, compromise, waiver or release (other than a waiver or release of the entire amount of the Parent Guarantor Guaranteed Obligations in connection with the termination in full of the Commitments and the repayment in full of the Loans and all interest, fees and all other Obligations incurred hereunder and under the other Loan Documents (other than contingent indemnification obligations and unasserted expense reimbursement obligations) concurrently with the termination of the Loan Documents) in respect to the Parent Guarantor Guaranteed Obligations under any agreement or instrument, by operation of law or otherwise;
(b)    any modification or amendment of or supplement to this Agreement, any Note or any other Loan Document;
(c)    any release, non-perfection or invalidity of any direct or indirect security for the Parent Guarantor Guaranteed Obligations under any agreement or instrument evidencing or relating to any Parent Guarantor Guaranteed Obligations;
(d)    any change in the corporate existence, structure or ownership of any Credit Party or other Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding (including under any Debtor Relief Law) affecting any Credit Party or other Subsidiary or its assets or any resulting release or discharge of any obligation of any Credit Party or other Subsidiary contained in any agreement or instrument evidencing or relating to any of the Parent Guarantor Guaranteed Obligations;
(e)    the existence of any claim, set-off or other rights that the Parent Guarantor may have at any time against any other Credit Party, the Administrative Agent, any Lender, any Affiliate of any Lender or any other Person, whether in connection herewith or any unrelated transactions;
(f)    any invalidity or unenforceability relating to or against any other Credit Party for any reason of any agreement or instrument evidencing or relating to any of the Parent Guarantor Guaranteed Obligations, or any provision of applicable law or regulation purporting to prohibit the payment by any Credit Party of any of the Parent Guarantor Guaranteed Obligations; or
(g)    any other act or omission of any kind by any other Credit Party, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this Article, constitute a legal or equitable discharge of the Parent Guarantor’s obligations under this Section other than the irrevocable payment in full of all Parent Guarantor Guaranteed Obligations.
Section 10.04    Obligations to Remain in Effect; Restoration. The Parent Guarantor’s obligations under this Article X shall remain in full force and effect until the Commitments shall have terminated, and the principal of and interest on the Notes and other Parent Guarantor Guaranteed

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Obligations, and all other amounts payable by the Borrower, any other Credit Party or other Subsidiary, under the Loan Documents or any other agreement or instrument evidencing or relating to any of the Parent Guarantor Guaranteed Obligations, shall have been paid in full (other than contingent indemnification obligations and unasserted expense reimbursement obligations). If at any time any payment of any of the Parent Guarantor Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Credit Party (including under any Debtor Relief Law), the Parent Guarantor’s obligations under this Article with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.
Section 10.05    Waiver of Acceptance, etc. The Parent Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any other Credit Party or any other Person, or against any collateral or guaranty of any other Person.
Section 10.06    Subrogation. Until the indefeasible payment in full of all of the Obligations (other than contingent indemnification obligations and unasserted expense reimbursement obligations) and the termination of the Commitments hereunder, the Parent Guarantor shall have no rights, by operation of law or otherwise, upon making any payment under this Section 10.06 to be subrogated to the rights of the payee against any other Credit Party with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any such Credit Party in respect thereof.
Section 10.07    Effect of Stay. In the event that acceleration of the time for payment of any amount payable by any Credit Party under any of the Parent Guarantor Guaranteed Obligations is stayed upon insolvency, bankruptcy or reorganization of such Credit Party (including under any Debtor Relief Law), all such amounts otherwise subject to acceleration under the terms of any applicable agreement or instrument evidencing or relating to any of the Parent Guarantor Guaranteed Obligations shall nonetheless be payable by the Parent Guarantor under this Article forthwith on demand by the Administrative Agent.
ARTICLE XI.

MISCELLANEOUS.
Section 11.01    Payment of Expenses, etc. Each Credit Party agrees to pay (or reimburse the Administrative Agent, the Lenders or their Affiliates, as the case may be) all of the following:
(i)    whether or not the transactions contemplated hereby are consummated, for all reasonable and invoiced out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, syndication, administration and execution and delivery of the Loan Documents and the documents and instruments referred to therein and the syndication of the Commitments, including without limitation all out-of-pocket expenses and fees of Milbank LLP, as legal counsel to the Ad Hoc Lender Group, Latham & Watkins LLP, as legal counsel to the Ad Hoc Noteholder Group, Paul, Weiss, Rifkind, Wharton & Garrison LLP, as legal counsel to the Ad Hoc

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2020 EMEA Term Lender Group, and Seward & Kissel LLP, as legal counsel to the Administrative Agent (limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel for the Administrative Agent, one counsel for the Lenders taken as a whole, and, if necessary, one special counsel and one firm of local counsel in each relevant material jurisdiction for the Administrative Agent and the Lenders, taken as a whole (and the in case of an actual or reasonably perceived conflict of interest, one additional conflicts counsel for the similarly affected Persons, taken as a whole(and one firm of local counsel in each relevant material jurisdiction)));
(ii)    all reasonable and invoiced out-of-pocket costs and expenses of the Administrative Agent in connection with any amendment, waiver or consent relating to any of the Loan Documents, including all out-of-pocket expenses and fees of counsel (limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of Milbank LLP, as counsel for certain of the Lenders, Latham & Watkins LLP, as counsel to certain of the other Lenders, Paul, Weiss, Rifkind, Wharton & Garrison LLP, as counsel to certain of the other Lenders and Seward & Kissel LLP, as counsel for the Administrative Agent, and, if necessary, one special counsel and one firm of local counsel in each relevant material jurisdiction for the Administrative Agent and the Lenders, taken as a whole (and the in case of an actual or reasonably perceived conflict of interest, one additional conflicts counsel for the similarly affected Persons, taken as a whole (and one firm of local counsel in each relevant material jurisdiction)));
(iii)    all reasonable, invoiced out-of-pocket costs and expenses of the Administrative Agent, the Lenders and their Affiliates in connection with the enforcement of any of the Loan Documents or the other documents and instruments referred to therein, including, in the case of the Administrative Agent, the reasonable and invoiced fees and disbursements of one counsel to the Administrative Agent and, if necessary, one special counsel and one firm of local counsel in each relevant material jurisdiction for the Administrative Agent and in respect of the Ad Hoc Lender Group, the reasonable and invoiced fees and disbursements of Milbank LLP, and in respect of the Ad Hoc Noteholder Group, the reasonable and invoiced fees and disbursements of Latham & Watkins LLP, and in respect of the Ad Hoc 2020 EMEA Term Lender Group, the reasonable and invoiced fees and disbursements of Paul, Weiss, Rifkind, Wharton & Garrison LLP;
(iv)    any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Administrative Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to any such indemnified Person) to pay such taxes;
(v)    all the actual, reasonable and documented costs and expenses of creating and perfecting Liens in favor of the Administrative Agent, for the benefit of Secured Creditors, including filing and recording fees, expenses and amounts owed pursuant to Article III, search fees, title insurance premiums and reasonable and documented fees, expenses and disbursements of counsel to the Administrative Agent and of counsel providing any opinions that the Administrative Agent or the Required Lenders may request in respect of the Collateral or the Liens created pursuant to the Security

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Documents (limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one counsel for the Administrative Agent and one counsel for the Lenders taken as a whole, and, if necessary, one special counsel and one firm of local counsel in each relevant material jurisdiction for the Administrative Agent and the Lenders, taken as a whole (and in the case of an actual or reasonably perceived conflict of interest, one additional conflicts counsel for the similarly affected Persons, taken as a whole and, if necessary, one special counsel and one firm of local counsel in each relevant material jurisdiction));
(vi)    all the actual, reasonable and documented out-of-pocket costs and fees, expenses and disbursements of any external auditors, accountants, consultants or appraisers; and
(vii)    all the actual, reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees, expenses and disbursements of external counsel and of any external appraisers, consultants, advisors and agents employed or retained by the Administrative Agent and its counsel) in connection with the custody or preservation of any of the Collateral.
Section 11.02    Indemnification.
Each Credit Party agrees to indemnify the Administrative Agent, each Lender, and their respective Affiliates and their respective directors, officers employees and agents (collectively, the “Indemnitees”) from and hold each of them harmless against any and all losses (other than lost profits), liabilities, claims, damages and reasonable and documented fees and expenses incurred by any of them as a result of, or arising out of, or in connection with any related transaction or any claim, investigation, litigation or other proceeding (whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or the Parent Guarantor or any of its Affiliates or shareholders) related to the entering into and/or performance of any Loan Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Loan Document or any of the other Transactions and to reimburse each such Indemnitee upon demand for any reasonable and documented fees and expenses, joint or several, incurred in connection with investigating or defending any of the foregoing, other than any such investigation, litigation or proceeding arising out of transactions solely between any of the Lenders, transactions solely involving the assignment by a Lender of all or a portion of its Loans and Commitments, or the granting of participations therein, as provided in this Agreement, or arising solely out of any examination of a Lender by any regulatory or other Governmental Authority having jurisdiction over it that is not in any way related to the entering into and/or performance of any Loan Document, including the reasonable documented fees, disbursements and other charges of one outside counsel for the Administrative Agent, one counsel for the Ad Hoc Lender Group, taken as a whole, one counsel for the Ad Hoc Noteholder Group, taken as a whole, one counsel for the Ad Hoc 2020 EMEA Term Lender Group, taken as a whole, and, if necessary, in each case, one special counsel and one firm of local counsel in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and one additional counsel for each similarly affected Persons, and, if necessary, one special counsel and one firm of local counsel in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions) in the event of an actual or perceived conflict incurred in connection with any such investigation, litigation or other proceeding (but excluding

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any such losses, liabilities, claims, damages or expenses of any Indemnitee to the extent (A) arising from (x) the gross negligence, willful misconduct or bad faith of such Indemnitee or such Indemnitee’s Related Parties (but in the case of any agent, advisor or other representative, only to the extent such agent or advisor was acting at the direction of the applicable Indemnitee) or (y) other than with respect to the Administrative Agent and its Related Parties, a material breach by such Indemnitee or such Indemnitee’s Related Parties of their obligations under the Loan Documents, in each case, as determined by a final non-appealable judgment of a court of competent jurisdictions) or (B) arising solely from a dispute among Indemnitees ((other than any claims against an Indemnitee in its capacity or in fulfilling its role as Administrative Agent or similar role under the Loan Documents) not involving or resulting from any action or inaction of the Parent Guarantor or any of its Affiliates).
To the extent that the undertaking to indemnify, pay or hold harmless any Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Credit Party shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities that is permissible under applicable law. For the avoidance of doubt, this Section 11.02 shall not apply to Taxes, except any Taxes that represent liabilities, losses, damages, penalties, claims, demands, costs and expenses arising from any non-Tax claims.
Section 11.03    Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, with or without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, and to the fullest extent permitted by law, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including by branches, agencies and Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of any Credit Party to such Lender under this Agreement or under any of the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over promptly to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees to promptly notify the Borrower after any such set off and application, provided, however, that the failure to give such notice shall not affect the validity of such set off and application.

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Section 11.04    Equalization.
(a)    Equalization. If at any time any Lender receives any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) that is applicable to the payment of the principal of, or interest on, the Loans or fees (other than fees that are intended to be paid solely to the Administrative Agent and amounts payable to a Lender under Article III), of a sum that with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount. The provisions of this Section 11.04(a) shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Parent Guarantor or any Subsidiary (as to which the provisions of this paragraph shall apply).
(b)    Recovery of Amounts. If any amount paid to any Lender pursuant to subpart (a) above is recovered in whole or in part from such Lender, such original purchase shall be rescinded, and the purchase price restored ratably to the extent of the recovery.
(c)    Consent of Borrower. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
Section 11.05    Notices.
(a)    Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subpart (c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
(i)    if to the Borrower or to any other Credit Party, to it at 7900 Tysons One Place, Suite 1450, McLean, VA 22102, Attention: Donna Granato, Interim Chief Financial Officer, Electronic Mail: donna.granato@gtt.net; and Attention: Chris McKee, General Counsel, Electronic Mail: chris.mckee@gtt.net;
with a copy (which in itself shall not constitute notice) to:

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AKIN GUMP STRAUSS HAUER & FELD LLP
One Bryant Park
New York, New York 10036
Attn: Lucas Charleston, Esq.
    Daniel Fisher, Esq.
Fax: (212) 872-1002
Email: lcharleston@akingump.com
    dfisher@akingump.com
(ii)    if to the Administrative Agent, to it at the Notice Office, with a copy (which shall not constitute notice) to: Seward & Kissel LLP, One Battery Park Plaza, New York, NY 10004, Attention: Gregg Bateman, Email: bateman@sewkis.com; and
(iii)    if to a Lender, to it at its address (or facsimile number) set forth next to its name on the signature pages hereto or, in the case of any Lender that becomes a party to this Agreement by way of assignment under Section 11.04 of this Agreement, to it at the address set forth in the Assignment Agreement to which it is a party;
(b)    Receipt of Notices. Notices and communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent and receipt has been confirmed by telephone. Notices delivered through electronic communications to the extent provided in subpart (c) below shall be effective as provided in said subpart (c).
(c)    Electronic Communications. Notices and other communications to the Administrative Agent or any Lender hereunder and required to be delivered pursuant to Section 6.01 may be delivered or furnished by electronic communication (including e-mail and Internet or intranet web sites) pursuant to procedures approved by the Administrative Agent in its reasonable discretion. The Administrative Agent and the Borrower may, in their reasonable discretion, agree in a separate writing to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by it, provided, that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet web site shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the web site address therefor.

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(d)    Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to each of the other parties hereto in accordance with Section 11.05(a).
Section 11.06    Successors and Assigns.
(a)    Successors and Assigns Generally. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders; provided, further, that any assignment or participation by a Lender of any of its rights and obligations hereunder shall be effected in accordance with this Section 11.06.
(b)    Participations. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to an Eligible Assignee or an Eligible Participant; provided, that in the case of any such participation,
(i)    the participant shall not have any rights under this Agreement or any of the other Loan Documents, including rights of consent, approval or waiver (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto),
(ii)    such Lender’s obligations under this Agreement (including its Commitments hereunder) shall remain unchanged,
(iii)    such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iv)    such Lender shall remain the holder of the Obligations owing to it and of any Note issued to it for all purposes of this Agreement, and
(v)    the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender’s rights and obligations under this Agreement, and, provided, further, that no Lender shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent (A) such participant is an Affiliate or an Approved Fund of the Lender granting the participations or (B) such amendment or waiver would (x) extend the final scheduled maturity or the date of any scheduled repayment of any of the Loans in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant’s participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall

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not constitute a change in the terms of any such Commitment), (y) release all or any substantial portion of the Collateral, or release any guarantor from its guaranty of any of the applicable Obligations, except in accordance with the terms of the Loan Documents, or (z) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and, provided, still further, that each participant shall be entitled to the benefits of Section 3.03 with respect to its participation as if it was a Lender, except that a participant shall (i) only deliver the forms described in Section 3.03(g) to the Lender granting it such participation, (ii) agree to be subject to the provisions of Sections 3.05(b) and 11.12(h) as if it were a Lender and (iii) not be entitled to receive any greater payment under Section 3.03 than the applicable Lender would have been entitled to receive absent the participation, except to the extent such entitlement to a greater payment arose from a Change in Law occurring after the participant became a participant hereunder and the Borrower consented to such participant. Notwithstanding the foregoing, no Lender shall knowingly grant a participation to any Person other than an Eligible Participant or Eligible Assignee if such grant of a participation to such Person together with the participations previously granted to such Person and known to the Lender exceed $3,000,000 in the aggregate. The Administrative Agent shall not be liable in the event that a participation in any Loan or Commitment is transferred or granted to any Restricted Participant or exceeds the threshold set forth in the foregoing sentence.
In the event that any Lender sells participations in a Loan, such Lender shall, acting for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name of all participants in such Loan and the principal amount of (and stated interest on) the portion of such Loan that is the subject of the participation (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of the participation in question for all purposes of this Agreement notwithstanding any notice to the contrary. A Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of a Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(c)    Assignments by Lenders.
(i)    Any Lender may assign all, or if less than all, a fixed portion, of its Loans and/or Commitments (in each case together with a proportional interest in the Security Documents governed by Swedish law, if any) and its rights and obligations hereunder to one or more Eligible Assignees, each of which shall become a party to this Agreement as a Lender by execution of an Assignment

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Agreement (together with a processing and recordation fee to the Administrative Agent of $3,500 (unless waived by the Administrative Agent in any given case)); provided, however, that
(A)    except in the case of (x) an assignment of the entire remaining amount of the assigning Lender’s Loans and/or Commitments or (y) an assignment to another Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender, the aggregate amount of the Commitment so assigned (which for this purpose includes the Loans outstanding thereunder) shall not be less than $1,000,000 in the case of any assignment in respect of the Term Loans;
(B)    in the case of any assignment to an Eligible Assignee at the time of any such assignment the Lender Register shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders; and
(C)    upon surrender of the old Notes, if any, upon request of the new Lender, new Notes will be issued, at the Borrower’s expense, to such new Lender and to the assigning Lender, to the extent needed to reflect the revised Commitments.
(ii)    To the extent of any assignment pursuant to this subpart (c), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(iii)    At the time of each assignment pursuant to this subpart (c), to a Person that is not already a Lender hereunder, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the applicable Internal Revenue Service Forms and all other documentation described in Section 3.03(g).
(iv)    With respect to any Lender, the transfer of any Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent (on behalf of and acting solely for this purpose as a non-fiduciary agent of the Borrower) with respect to ownership of such Commitment and Loans, including the name and address of the Lenders and the principal amount of the Loans (and stated interest thereon). Prior to such recordation, all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to this subpart (c).
(v)    Nothing in this Section shall prevent or prohibit (A) any Lender that is a bank, trust company or other financial institution from pledging its Notes or Loans to a Federal Reserve Bank, central banking authority or to any Person that extends credit to such Lender in support of borrowings

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made by such Lender from such Federal Reserve Bank, central banking authority or such other Person, or (B) any Lender that is a trust, limited liability company, partnership or other investment company from pledging its Notes or Loans to a trustee or agent for the benefit of holders of certificates or debt securities issued by it. No such pledge, or any assignment pursuant to or in lieu of an enforcement of such a pledge, shall relieve the transferor Lender from its obligations hereunder.
(vi)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(d)    No SEC Registration or Blue Sky Compliance. Notwithstanding any other provisions of this Section, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Parent Guarantor or the Borrower to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any State.
(e)    Representations of Lenders. Each Lender initially party to this Agreement hereby represents, and each Person that becomes a Lender pursuant to an assignment permitted by this Section will, upon its becoming party to this Agreement, represents that it is a commercial lender, other financial institution or other “accredited” investor (as defined in SEC Regulation D) that makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business; provided, however, that subject to Section 11.06(b), (c) and (f), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.
(f)    Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (“Granting Lender”) may grant to a special purpose funding vehicle (a “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided, that (x) nothing herein shall constitute a commitment by any SPC to make any Loans and (y) if an SPC elects not

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to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one (1) year and one (1) day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this clause, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section may not be amended without the written consent of the SPC. The Borrower acknowledges and agrees that, to the fullest extent permitted under applicable law, each SPC, for purposes of Sections 2.10, 2.14, 3.01, 3.03, 11.01, 11.02 and 11.03, shall be considered a Lender.
Section 11.07    No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender may have had notice or knowledge of such Default or Event of Default at the time. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that the Administrative Agent or any Lender would otherwise have.
Section 11.08    Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial; Service of Process.
(a)    THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE

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GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN IN ANY LITIGATION OR OTHER PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT (EXCEPT AS EXPRESSLY SET FORTH THEREIN), OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR THE CREDIT PARTIES IN CONNECTION HEREWITH OR THEREWITH; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND; PROVIDED, FURTHER, THAT NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.
(c)    EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 11.05. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO IN CLAUSE (b) ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THAT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.
(d)    THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH CREDIT PARTY PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE

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OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER OR SUCH CREDIT PARTY IN CONNECTION THEREWITH. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE CREDIT PARTIES, THE ADMINISTRATIVE AGENT, EACH LENDER AND ENTERING INTO THE LOAN DOCUMENTS.
(e)    The Borrower agrees that service of process in any action or proceeding brought in the State of New York may be made upon the Parent Guarantor, and the Borrower confirms and agrees that the Parent Guarantor has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service. Nothing herein shall in any way be deemed to limit the ability of the Administrative Agent to serve any such process in any other manner permitted by applicable law or to obtain jurisdiction over the Borrower in such other jurisdictions, and in such manner, as may be permitted by applicable law.
Section 11.09    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.
Section 11.10    Integration. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, for its own account and benefit and/or for the account, benefit of, and distribution to, the Lenders, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof. To the extent that there is any conflict between the terms and provisions of this Agreement and the terms and provisions of any other Loan Document (other than the Priming Facility Intercreditor Agreement), the terms and provisions of this Agreement will prevail. To the extent that there is any conflict between the terms and provisions of this Agreement or any other Loan Document and the terms and provisions of the Priming Facility Intercreditor Agreement, the terms and provisions of the Priming Facility Intercreditor Agreement will prevail.
Section 11.11    Headings Descriptive. The headings of the several Sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
Section 11.12    Amendment or Waiver; Acceleration by Required Lenders.
(a)    Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, changed, waived or otherwise modified unless such amendment, change, waiver or

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other modification is in writing and signed by the Borrower and the Required Lenders or by the Administrative Agent acting at the written direction of the Required Lenders; provided, however, that
(i)    no amendment, change, waiver or other modification shall:
(A)    increase the amount of any Commitment of any Lender hereunder, without the written consent of such Lender;
(B)    extend or postpone any Maturity Date or the maturity date provided for herein that is applicable to any Loan of any Lender or extend or postpone any scheduled expiration or termination date provided for herein that is applicable to a Commitment of any Lender, without the written consent of such Lender (other than, in each case, any amendment, change, waiver or other modification to the proviso in the definition of “Maturity Date”);
(C)    reduce the principal amount of any Loan made by any Lender, or reduce the rate or extend, defer or delay the time of payment of, or excuse the payment of, principal or interest thereon (other than as a result of (x) waiving the applicability of any post-default increase in interest rates, (y) [reserved] or (z) waiving the applicability of any mandatory prepayment (other than any mandatory prepayment made with the Net Cash Proceeds from a disposition of all or any portion of the Infrastructure Business)), without the written consent of such Lender;
(D)    [reserved];
(E)    reduce the rate or extend the time of payment of, or excuse the payment of, any fees to which any Lender is entitled hereunder, without the written consent of such Lender;
(F)    amend, change, waive or otherwise modify any of the conditions to funding set forth in Section 4.02 or the milestone set forth in Section 6.16(c)(vi) without the consent of the Required Lenders; provided that a Lender shall not be required to fund its undrawn commitment if such Lender has not consented to such amendment, change, waiver or other modification to the conditions set forth in Section 4.02 or the milestone set forth in Section 6.16(c)(vi) (for the avoidance of doubt, any Lender that declines to so fund shall not be a Defaulting Lender); and
(ii)    no amendment, change, waiver or other modification or termination shall, without the written consent of each Lender affected thereby,
(A)    release the Borrower from any of its obligations hereunder;
(B)    release the Parent Guarantor from its guaranty obligations under Article X or release any Credit Party from any Guaranty Agreement, except, in the case of a Subsidiary Guarantor, (w) in accordance with a transaction permitted under this Agreement to the extent that such release would not result in the release of all or substantially all of the value, in the aggregate, of all of the guarantees, (x) to the extent that the release of such Subsidiary Guarantor would not result in the release of Subsidiary Guarantors having a value, in the aggregate, that constitutes all

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or substantially all of the value, in the aggregate, of all Subsidiary Guarantors, collectively, (y) in the case of any U.S. Subsidiary Guarantor, to the extent that the release of such U.S. Subsidiary Guarantor would not result in the release of U.S. Subsidiary Guarantors having a value, in the aggregate, that constitutes all or substantially all of the value, in the aggregate, of the U.S. Subsidiary Guarantors, collectively or (z) subject to the Agreed Security Principles, as would not result in the release of Non-U.S. EMEA Credit Parties having a value, in the aggregate, that constitutes all or substantially all of the value, in the aggregate, of the Non-U.S. EMEA Credit Parties;
(C)    release all or any substantial portion of the Collateral, except in connection with a transaction permitted under this Agreement;
(D)    amend, change, modify or waive any provision of this Section 11.12, Section 8.03, or any other provision of any of the Loan Documents pursuant to which the consent or approval of all Lenders, or a number or specified percentage or other required grouping of Lenders or Lenders having Commitments, is by the terms of such provision explicitly required;
(E)    reduce the percentage specified in, or otherwise modify, the definition of “Required Lenders”;
(F)    except in respect of Capital Lease Obligations and Purchase Money Indebtedness permitted pursuant to Section 7.04(c) on the date hereof and secured by Liens pursuant to Section 7.03(c) (and subject to the limitations therein on the date hereof), subordinate the Administrative Agent’s Lien on any Collateral to a Lien securing any other Material Indebtedness or subordinate any Obligation in right of payment to any other Indebtedness (any such senior indebtedness, a “Priming DIP”); provided that only the consent of Required Lender shall be required to subordinate the Collateral Agent’s Lien on any Collateral to a Lien securing such Priming DIP if upon entry of a final order of a court of competent jurisdiction approving such Priming DIP, such Priming DIP shall refinance in full the Obligations hereunder and any such refinancing shall be secured on a pari passu basis in right of payment and security in respect of any “new money” post-petition financing in the applicable Insolvency Proceeding.;
(G)    consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement (other than as required with respect to the Holding Company Merger); or
(H)    amend, change, modify or waive any provision of Section 2.07(b), Section 2.14(b), Section 2.14(e) or Section 11.04 in a manner that would alter the pro rata sharing of payments required thereby (or otherwise permit any direct or indirect non-pro rata purchase, prepayment or repayment of the Loans by the Borrower or its Affiliates (including by way of open market repurchase or otherwise)),
(iii)    any amendment, change, waiver or other modification to the Fee Letter shall, in each case, be effective if in writing and signed by each of the parties thereto,

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(iv)    no amendment, change, waiver or other modification or termination shall, without the written consent of the majority of the Ad Hoc Lender Group,
(A)    modify the definition of “Ad Hoc Lender Group” (or any component definition thereof) or amend, change, waive or otherwise modify any provision that specifically inures to the benefit of the Ad Hoc Lender Group;
(B)    amend, change, waive or otherwise modify, directly or indirectly, Section 6.16(c)(i) or (v); and
(C)    any amendment, change, waiver or other modifications (1) that by its terms treats a Lender that holds Loans under the Existing Credit Agreement differently than, and adversely to, the treatment of other Lenders or (2) to the Priming Facility Intercreditor Agreement, except as may be reasonably required to implement any Priming DIP permitted by this Section 11.12;
(v)     no amendment, change, waiver or other modification or termination shall, without the written consent of the majority of the Ad Hoc Noteholder Group,
(A)    modify the definition of “Ad Hoc Noteholder Group” (or any component definition thereof) or amend, change, waive or otherwise modify any provision that specifically inures to the benefit of the Ad Hoc Lender Group; and
(B)    amend, change, waive or otherwise modify, directly or indirectly, Section 6.16(c)(i) or (v); and
(C)    any amendment, change, waiver or other modification (1) that by its terms treats a Lender that holds 2024 Notes differently than, and adversely to, the treatment of other Lenders or (2) to the Priming Facility Intercreditor Agreement, except as may be reasonably required to implement any Priming DIP permitted by this Section 11.12;
(vi)    No change, waiver or other modification or termination shall, without the written consent of the majority of the Ad Hoc 2020 EMEA Term Lender Group, modify the definition of “Ad Hoc 2020 EMEA Term Lender Group” (or any component definition thereof) or amend, change, waive or otherwise modify any provision that specifically insures to the benefit of the Ad Hoc 2020 EMEA Term Lender Group.
Any waiver or consent with respect to this Agreement given or made in accordance with this Section shall be effective only in the specific instance and for the specific purpose for which it was given or made. The Borrower shall provide notice of any amendment, change, waiver or other modification pursuant to the first paragraph of Section 11.12(a) to all Lenders within three (3) Business Days of the effectiveness thereof.
(b)    [Reserved].

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(c)    No provision of Article IX nor any other provision in this Agreement or any Loan Document affecting the rights, protections, duties or obligations of the Administrative Agent may be amended without the consent of the Administrative Agent.
(d)    To the extent the Required Lenders (or all of the Lenders, as applicable, as shall be required by this Section) waive the provisions of Section 7.02 with respect to the sale, transfer or other disposition of any Collateral, or any Collateral is sold, transferred or disposed of as permitted by Section 7.02, (i) such Collateral (but not any proceeds thereof) shall be sold, transferred or disposed of free and clear of the Liens created by the respective Security Documents; (ii) if such Collateral includes all of the capital stock of a Subsidiary Guarantor or whose stock is pledged pursuant to any Security Document, such capital stock (but not any proceeds thereof) shall be released from the applicable Security Documents and such Subsidiary shall be released from the applicable Guaranty Agreement; and (iii) the Administrative Agent is hereby irrevocably authorized by each Lender to take actions deemed appropriate by it in order to effectuate the foregoing.
(e)    In no event shall the Required Lenders, without the prior written consent of each Lender, direct the Administrative Agent to accelerate and demand payment of the Loans held by one Lender without accelerating and demanding payment of all other Loans or to terminate the Commitments of one or more Lenders without terminating the Commitments of all Lenders. Each Lender agrees that, except as otherwise provided in any of the Loan Documents and without the prior written consent of the Required Lenders, it will not take any legal action or institute any action or proceeding against any Credit Party with respect to any of the Obligations or Collateral, or accelerate or otherwise enforce its portion of the Obligations. Without limiting the generality of the foregoing, none of Lenders may exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, uniform commercial code sales or other similar sales or dispositions of any of the Collateral except as authorized by the Required Lenders. Notwithstanding anything to the contrary set forth in this Section 11.12(e) or elsewhere herein, each Lender shall be authorized to take such action to preserve or enforce its rights against any Credit Party where a deadline or limitation period is otherwise applicable and would, absent the taking of specified action, bar the enforcement of Obligations held by such Lender against such Credit Party, including the filing of proofs of claim in any insolvency proceeding.
(f)    Notwithstanding anything to the contrary contained in this Section 11.12, (w) Security Documents (including any Additional Security Documents) and related documents executed by Subsidiaries of the Parent Guarantor in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and waived with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Person if such amendment, supplement or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such Security Document or other document to be consistent with this Agreement and the other Loan Documents, (x) if following the Closing Date, the Required Lenders and the Borrower shall have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Credit Parties shall be permitted to amend such provision and such amendment shall become effective

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without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof and (y) the Administrative Agent, New Parent and the Credit Parties shall be permitted to amend the Loan Documents to implement the amendments contemplated by Section 7.02(a)(ii) in connection with a Holding Company Merger and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.
(g)    Notwithstanding the provisions of Section 11.12(a), this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Credit Parties (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof, and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
(h)    If, in connection with any proposed amendment, modification, termination, waiver or consent with respect to any provisions hereof as contemplated by this Section 11.12 that requires the consent of a greater percentage of the Lenders than the Required Lenders, the consent of the Required Lenders shall have been obtained but the consent of a Lender whose consent is required shall not have been obtained (each a “Non-Consenting Lender”), then the Borrower may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.04(c)), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations; provided, that (A) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including pursuant to Section 2.13(h) and (g)), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower, any breakage compensation under Section 3.02 and any amounts accrued and owing to such Lender under Section 3.01(a)(i), Section 3.01(c) or Section 3.03), and (B) such Eligible Assignee shall consent at the time of such assignment to each matter in respect of which such Non-Consenting Lender did not consent. Each Lender agrees that, if it becomes a Non-Consenting Lender and is being replaced in accordance with this Section 11.12(h), it shall execute and deliver to the Administrative Agent an Assignment Agreement to evidence such assignment and shall deliver to the Administrative Agent any Notes previously delivered to such Non-Consenting Lender. Notwithstanding the foregoing, each Lender hereby agrees that in the event such Non-Consenting Lender does not deliver its executed Assignment Agreement to the Administrative Agent within three (3) Business Days of a request by the Borrower to do so, such Non-Consenting Lender’s signature page shall be deemed executed without any further action on the part of the Non-Consenting Lender, the Borrower, the Administrative Agent or any other party.
(i)    Any Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent hereunder shall be restricted as set forth in the definition of “Required Lenders,” except that, subject to Section 11.12(a), (i) the Commitment of any Defaulting Lender may not be increased or

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extended without the consent of such Lender and (ii) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that (A) by its terms affects any Defaulting Lender more adversely than other affected Lenders, (B) increases or extends the Commitment of any such Defaulting Lender, (C) reduces the principal of or the rate of interest for Loans of such Defaulting Lender, or fees or other amounts payable hereunder or under any other Loan Document to such Defaulting Lender or (D) amends or modifies any provision of this paragraph shall require the consent of such Defaulting Lender.
(j)    For purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (including any scheme or similar arrangement, a “Bankruptcy Plan”) or any related disclosure statement or consenting to any such Bankruptcy Plan, each Notes Cross-holder as of the applicable record date shall be deemed to vote in the same manner and proportion as all other Lenders that are not Notes Cross-holders (other than in respect of any Bankruptcy Plan that proposes to treat the Loans (and related Obligations) of such Notes Cross-holder in a manner that is less favorable in any material respect to such Notes Cross-holder than the proposed treatment to similar Loans (and related Obligations) held by Lenders that are not Notes Cross-holders).
(k)    Prior to executing any amendment, modification or waiver, the Administrative Agent shall be entitled to receive a certificate executed by an Authorized Officer of the Borrower certifying that such amendment, modification or waiver is authorized or permitted by this Agreement and the other Loan Documents.
Section 11.13    Survival of Indemnities. All indemnities set forth herein including in Article III, Section 9.09 or Section 11.02 shall survive the execution and delivery of this Agreement and the making and repayment of the Obligations.
Section 11.14    Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender; provided, however, that the Borrower shall not be responsible for costs arising under Section 3.01 resulting from any such transfer (other than a transfer pursuant to Section 3.05) to the extent not otherwise applicable to such Lender prior to such transfer.
Section 11.15    Confidentiality.
(a)    Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Confidential Information, except that Confidential Information may be disclosed (1) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (2) to any direct or indirect contractual counterparty in any Hedge Agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section, (3) to the extent requested by any regulatory authority, (4) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided, that the Administrative Agent shall use commercially reasonable

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efforts to notify the Borrower prior to such disclosure, to the extent legally permitted to do so), (5) to any other party to this Agreement, (6) to any other creditor of any Credit Party that is a direct or intended beneficiary of any of the Loan Documents, (7) in connection with the exercise of any duties or remedies hereunder or under any of the other Loan Documents, or any suit, action or proceeding relating to this Agreement or any of the other Loan Documents or the enforcement of rights hereunder or thereunder, (8) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in any of its rights or obligations under this Agreement, or in connection with transactions permitted pursuant to Section 11.06(c)(v) or Section 11.06(f), (9) with the prior written consent of the Borrower, or (10) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section 11.15, or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than a Credit Party and not otherwise in violation of this Section 11.15.
(b)    As used in this Section, “Confidential Information” shall mean all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower; provided, however, that in the case of information received from the Borrower after the Closing Date, such information is clearly identified at the time of delivery as confidential.
(c)    Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information. The Borrower hereby agrees that the failure of the Administrative Agent or any Lender to comply with the provisions of this Section shall not relieve the Borrower, or any other Credit Party, of any of its obligations under this Agreement or any of the other Loan Documents.
Section 11.16    [Reserved].
Section 11.17    General Limitation of Liability. No claim may be made by any Credit Party, any Lender, the Administrative Agent or any other Person against the Administrative Agent or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower, each Lender and the Administrative Agent, to the fullest extent permitted under applicable law, waive, release and agree not to sue or counterclaim upon any such claim for any special, consequential, lost profit or punitive damages, whether or not accrued and whether or not known or suspected to exist in their favor.
Section 11.18    No Duty. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such Person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the

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Loan Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, to any of their Subsidiaries, or to any other Person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. The Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters.
Section 11.19    Lenders and Agent Not Fiduciary to the Borrower, etc. The relationship among the Parent Guarantor, the Borrower and their Subsidiaries, on the one hand, and the Administrative Agent and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent and the Lenders have no fiduciary or other special relationship with the Parent Guarantor, the Borrower and their Subsidiaries, and no term or provision of any Loan Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.
Section 11.20    Survival of Representations and Warranties. All representations and warranties herein shall survive the making of Loans hereunder, the execution and delivery of this Agreement, the Notes and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf.
Section 11.21    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 11.22    Directed Divestment. None of the provisions set forth in Article VI or VII or in Section 8.01(h) shall prohibit any Directed Divestment effected in accordance with applicable law so long as the Borrower complies with the mandatory prepayment provisions of Section 2.13(c)(viii).
Section 11.23    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together

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with interest thereon at the Base Rate to the date of repayment, shall have been received by such Lender.
Section 11.24    USA Patriot Act. Each Lender subject to the USA Patriot Act hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA Patriot Act.
Section 11.25    Advertising and Publicity. No Credit Party shall issue or disseminate to the public (by advertisement, including without limitation any “tombstone” advertisement, press release or otherwise), submit for publication or otherwise cause or seek to publish any information describing the credit or other financial accommodations made available by the Lenders pursuant to this Agreement and the other Loan Documents without the prior written consent of the Administrative Agent. Nothing in the foregoing shall be construed to prohibit any Credit Party from making any submission or filing which it is required to make by applicable law or pursuant to judicial process; provided, that (i) such filing or submission shall contain only such information as is necessary to comply with applicable law or judicial process and (ii) unless specifically prohibited by applicable law or court order, the Borrower shall promptly notify the Administrative Agent of the requirement to make such submission or filing and provide the Administrative Agent with a copy thereof.
Section 11.26    Release of Guarantees and Liens. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent’s security interest in any asset constituting Collateral and/or any guarantee by any Subsidiary Guarantor will be automatically released immediately, and the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations, upon the consummation of any transaction permitted by any Loan Document (including (x) any merger, consolidation, amalgamation, Asset Sale and/or liquidation, and/or (y) subject to the Infrastructure Reorganization Principles, any transaction related to, or in connection with, an Infrastructure Reorganization, in each case, in accordance with the terms of the Loan Documents) or that has been consented to in accordance with the terms hereof. All Liens created under the Loan Documents on the Interoute German Assets subject to a Directed Divestment shall be automatically released immediately prior to the consummation of such Directed Divestment. Upon the occurrence of any event set forth in the first sentence of this Section 11.26 and/or when this Agreement has been terminated and all of the Obligations have been fully and finally discharged (other than obligations in respect of contingent indemnity obligations) and the obligations of the Administrative Agent and the Lenders to provide additional credit under the Loan Documents have been terminated irrevocably, the Administrative Agent will, at the Borrower’s sole expense, execute and deliver any termination statements, lien releases, mortgage releases, re-assignments of intellectual property, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are necessary or advisable to release, as of record, the Administrative Agent’s Liens and all notices of security interests and liens previously filed by the Administrative Agent with respect to the Obligations.

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Section 11.27    Payments Set Aside. To the extent that any Secured Creditor receives a payment from or on behalf of the Borrower or any other Credit Party, from the proceeds of any Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.
Section 11.28    Swedish Security. Notwithstanding any other provision in this Agreement or any other Loan Document, the release of any security interest (that is perfected or purported to be perfected) in any Collateral subject to a Security Document governed by Swedish law will (unless, in relation to a release of security over such Collateral due to a disposal of such asset, the proceeds of the disposal of the asset secured or charged are paid directly to the Administrative Agent and are applied in prepayment of secured obligations) always be subject to the prior written consent of the Administrative Agent (such consent to be granted at the Administrative Agent’s sole discretion). Each Lender authorizes the Administrative Agent to release such security interest in any Collateral at its discretion without notification or further reference to the Lenders, provided, that the disposal is in accordance with the terms of this Agreement. This provision shall supersede any conflicting provision in this Agreement or the other Loan Documents.
Section 11.29    Spanish Security. The Security Documents governed by Spanish law will be granted in favor of each and every Lender to secure the secured obligations (expressly excluding any parallel debt structure) and shall not be held on trust unless expressly permitted by law. At this respect, each Lender (other than the Administrative Agent) hereby irrevocably authorizes and empowers the Administrative Agent (with full power to appoint and to substitute and to delegate) to act on its behalf and if required under applicable law, or if otherwise appropriate, in its name and on its behalf in connection with the acceptance, preparation, amendment, novation, extension, confirmation, release, execution, enforcement, or, where necessary, notarization of a Spanish public document and delivery of the Security Documents subject to Spanish law and the perfection (including, where mandatory, registration) and monitoring of the Collateral. Therefore, the Administrative Agent shall be entitled to accept the Collateral subject to Spanish law in the name and on behalf of the Lenders by virtue of the powers that herein are granted by each Lender. Nothing in this Section 11.29 shall limit or be deemed to modify the exculpatory provisions, or any other rights, immunities and protections, afforded to the Administrative Agent under this Agreement or any other Loan Document.
Section 11.30    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

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(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
Section 11.31    Dutch Legal Matters. Lenders are advised to seek Dutch legal advice (i) until the interpretation of the term “public” (as referred to in Article 4.1(1) of the CRR) has been published by the competent authority, if the participation of a Lender in any Loan or Commitment is less than EUR 100,000 (or the foreign currency equivalent thereof) and (ii) as soon as the interpretation of the term “public” has been published by the competent authority, if a Lender is or would be considered to be part of the public on the basis of such interpretation.
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